Exhibit 10.1

EXECUTION VERSION

THIS RESTRUCTURING SUPPORT AGREEMENT IS NOT AN OFFER WITH RESPECT TO ANY SECURITIES OR A SOLICITATION OF VOTES WITH RESPECT TO A CHAPTER 11 PLAN OF REORGANIZATION. ANY SUCH OFFER OR SOLICITATION WILL COMPLY WITH ALL APPLICABLE SECURITIES LAWS AND/OR, AS APPLICABLE, PROVISIONS OF THE BANKRUPTCY CODE.

RESTRUCTURING SUPPORT AGREEMENT

by and among

QUORUM HEALTH CORPORATION,

EACH OF ITS SUBSIDIARIES PARTY HERETO

and

EACH CONSENTING STAKEHOLDER PARTY HERETO

dated as of April 6, 2020

RESTRUCTURING SUPPORT AGREEMENT

PREAMBLE		1

RECITALS		1

1.	DEFINITIONS; INTERPRETATION	2

2.	EFFECTIVENESS; ENTIRE AGREEMENT.	10

3.	DEFINITIVE RESTRUCTURING DOCUMENTS.	11

4.	MATERIAL COVENANTS OF ALL PARTIES	11

5.	ADDITIONAL COVENANTS OF THE CONSENTING STAKEHOLDERS	13

6.	EQUITY COMMITMENT.	13

7.	MILESTONES.	14

8.	ADDITIONAL COVENANTS OF THE DEBTORS	14

9.	NO WAIVER OF PARTICIPATION AND PRESERVATION OF RIGHTS	17

10.	MUTUAL REPRESENTATIONS AND WARRANTIES OF ALL PARTIES	17

11.	ADDITIONAL REPRESENTATIONS AND WARRANTIES BY THE CONSENTING STAKEHOLDERS	18

12.	ADDITIONAL REPRESENTATIONS AND WARRANTIES BY THE DEBTORS	19

13.	TRANSFER RESTRICTIONS	20

14.	TERMINATION OF OBLIGATIONS	21

15.	SPECIFIC PERFORMANCE	26

16.	COUNTERPARTS	27

17.	NO SOLICITATION AND ACKNOWLEDGEMENTS	27

18.	TIME IS OF THE ESSENCE	27

19.	GOVERNING LAW; CONSENT TO JURISDICTION	27

20.	INDEPENDENT ANALYSIS	28

21.	THIRD-PARTY BENEFICIARIES	28

22.	NOTICES	28

23.	SEVERABILITY	29

24.	MUTUAL DRAFTING	29

25.	HEADINGS	30

26.	WAIVERS AND AMENDMENTS	30

27.	QHC LITIGATION TRUST AGREEMENT.	31

28.	SEVERAL, NOT JOINT, CLAIMS	31

29.	INDEPENDENT NATURE OF CONSENTING STAKEHOLDERS’ OBLIGATIONS AND RIGHTS.	31

30.	AUTOMATIC STAY	32

31.	SETTLEMENT DISCUSSIONS	32

32.	CONSIDERATION	32

33.	CONFIDENTIALITY AND PUBLICITY	32

34.	SURVIVAL	33

ii

PREAMBLE

This Restructuring Support Agreement (together with all annexes, exhibits and schedules attached hereto or thereto, in each case, as may be amended, modified or supplemented from time to time only in accordance with Section 26 hereof, this “Agreement”), dated as of April 6, 2020 (the “Execution Date”), is entered into by and among the following parties:1

(i)	Quorum Health Corporation, a Delaware corporation (“Quorum”);

(ii)	each of the undersigned subsidiaries of Quorum (together with Quorum, the “Debtors”);

(iii)

severally and not jointly, each Noteholder, or investment advisor or manager thereof, listed on Schedule 1 and party hereto (together with their respective successors and permitted assigns and any subsequent Noteholder that becomes party to this Agreement in accordance with the terms hereof, collectively, the “Consenting Noteholders” and each, a “Consenting Noteholder”); and

(iv)

severally and not jointly, each First Lien Lender, or investment advisor or manager thereof, listed on Schedule 1 and party hereto (together with their respective successors and permitted assigns and any subsequent First Lien Lender that becomes party to this Agreement in accordance with the terms hereof, collectively, the “Consenting First Lien Lenders” and each, a “Consenting First Lien Lender”; the Consenting First Lien Lenders, together with the Consenting Noteholders, collectively, the “Consenting Stakeholders” and each, a “Consenting Stakeholder”).

Each Debtor and each Consenting Stakeholder is referred to herein individually as a “Party”, and collectively as the “Parties”.

RECITALS

WHEREAS, Quorum and its subsidiaries are in the business of providing hospital and outpatient healthcare services in markets across the United States;

WHEREAS, the Parties have negotiated in good faith and at arms’ length a transaction that will effectuate a financial restructuring (the “Restructuring”) of the Debtors’ capital structure and financial obligations, on the terms and conditions set forth in the Definitive Restructuring Documents;

[1]	Capitalized terms used but not defined in the preamble and recitals to this Agreement have the meaning ascribed to them in Section 1 of this Agreement.

WHEREAS, to effectuate the Restructuring, the Debtors propose to commence voluntary cases (collectively, the “Chapter 11 Cases”) under Chapter 11 of the United States Bankruptcy Code, 11 U.S.C. §§ 101 et seq. (the “Bankruptcy Code”), in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”), on a consensual basis pursuant to a joint prepackaged Chapter 11 plan of reorganization and related plan supplement, the terms and conditions of which are reflected in the Definitive Restructuring Documents, and, if not specified therein, in a manner reasonably satisfactory to the Debtors and the Required Consenting Stakeholders (as defined below); and

WHEREAS, the Parties desire to express to each other their mutual support and commitment in respect of the Restructuring, including with respect to the consummation of the Plan on the terms and conditions contained in the Definitive Restructuring Documents.

AGREEMENT

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Party, intending to be legally bound hereby, agrees as follows:

1.	Definitions; Interpretation.

The general terms and conditions of the Restructuring are set forth in this Agreement. In the event the terms and conditions set forth in any Definitive Restructuring Document are inconsistent with this Agreement, the terms and conditions set forth in such other Definitive Restructuring Document shall govern. Each of the schedules and exhibits attached hereto is expressly incorporated herein and made a part of this Agreement.

In this Agreement, unless the context otherwise requires:

(a)	words importing the singular also include the plural, and references to one gender include all genders;

(b)	the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement;

(c)	the words “include,” “includes,” and “including” shall be deemed to be followed by the phrase “without limitation;” the word “or” is not exclusive; and

(d)	the phrase “counsel to the Consenting Stakeholders” refers to each counsel listed in Section 22 hereof other than counsel to the Debtors.

The following terms shall have the following meanings:

“Agreement” has the meaning set forth in the preamble hereto.

“Agreement Effective Date” has the meaning set forth in Section 2 hereof.

“Alternative Transaction” means (i) any alternative refinancing, recapitalization, share exchange, rights offering, equity investment or other transaction other than the Restructuring or any purchase, sale, or other disposition of all or a portion of the Debtors’ business or assets (including interests in any Debtor or its subsidiaries), except for the sale of assets in the ordinary course of business or in connection with a Specified Asset Sale, (ii) any merger, acquisition, consolidation, or similar business combination transaction involving a Debtor (excluding any intercompany transactions and any Specified Asset Sale) or (iii) any other reorganization, restructuring or other transaction the purpose or effect of which would be reasonably expected to, or which would, prevent or render impractical, or otherwise frustrate or impede in any material respect, the Restructuring, or is otherwise inconsistent with the Definitive Restructuring Documents.

“Antitrust Laws” means the Sherman Act, as amended, the Clayton Act, as amended, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the Federal Trade Commission Act, as amended and all other laws (statutory or common), statutes, regulations, rules, codes or ordinances enacted, adopted, issued or promulgated by any U.S. or non-U.S. federal, state, municipal, local, judicial, administrative, legislative or regulatory agency, department, commission, court, or tribunal of competent jurisdiction (including any branch, department or official thereof), that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

“Bankruptcy Code” has the meaning set forth in the recitals hereto.

“Bankruptcy Court” has the meaning set forth in the recitals hereto.

“Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure, promulgated under 28 U.S.C. § 2075, the Local Rules of Bankruptcy Practice and Procedure of the United States Bankruptcy Court for the District of Delaware, the Local Rules of Civil Practice and Procedure of the United States District Court for the District of Delaware, and general orders and chambers procedures of the Bankruptcy Court, each as applicable to the Chapter 11 Cases and as amended from time to time.

“Board” means the Board of Directors of Quorum.

“Business Day” means any day, other than a Saturday, Sunday or “legal holiday” (as defined in Bankruptcy Rule 9006(a)).

“Cash Collateral” has the meaning set forth in Section 363(a) of the Bankruptcy Code.

“Chapter 11 Cases” has the meaning set forth in the recitals hereto.

“Claim” means any claim (as defined in section 101(5) of the Bankruptcy Code) against any Debtor.

“Confirmation Order” means the order confirming the Plan, as entered by the Bankruptcy Court, which shall be in form and substance reasonably satisfactory to the Debtors and the Required Consenting Stakeholders

“Consenting First Lien Lender” has the meaning set forth in the preamble hereto.

“Consenting Noteholder” has the meaning set forth in the preamble hereto.

“Consenting Stakeholder” has the meaning set forth in the preamble hereto.

“Corporate Governance Term Sheet” means the corporate governance term sheet with respect to Reorganized Quorum, as may be amended, modified or supplemented from time to time only in accordance with Section 26 of this Agreement.

“Covered Claims” means, individually or in the aggregate, the First Lien Loan Claims and the Senior Notes Claims.

“Debtors” has the meaning set forth in the preamble hereto.

“Definitive Restructuring Documents” means the documents described in Section 3(a) hereof.

“DIP Credit Agreement” means a debtor-in-possession credit agreement (as amended, restated, supplemented or otherwise modified in accordance with its terms), by and among Quorum, as borrower, each of the guarantors named therein and the lenders from time to time party thereto, consistent in all respects with the terms set forth in DIP Facility Term Sheet and otherwise reasonably acceptable to the Debtors and the DIP Lenders.

“DIP Documents” means, collectively, the DIP Credit Agreement and any and all other agreements, documents, and instruments delivered or entered into in connection therewith, including any guarantee agreements, pledge and collateral agreements, intercreditor agreements, and other security documents.

“DIP Facility” means the debtor-in-possession facility to be provided to Quorum in accordance with the terms, and subject in all respects to the conditions, set forth in the DIP Credit Agreement and the DIP Orders.

“DIP Facility Term Sheet” means the term sheet attached hereto as Exhibit C, as such term sheet may be amended, modified or supplemented only in accordance with Section 26 hereof.

“DIP Lenders” means, collectively, the Equity Commitment Parties as of the Execution Date.

“DIP Motion” means the motion to be filed by the Debtors in the Chapter 11 Cases seeking entry of the DIP Orders.

“DIP Orders” means collectively, the Interim DIP Order and the Final DIP Order.

“Disclosure Statement” means a disclosure statement containing “adequate information” (as that term is defined in section 1125(a)(1) of the Bankruptcy Code) with respect to the Plan and the transactions contemplated thereby, and which otherwise is in form and substance reasonably satisfactory to the Debtors and the Required Consenting Stakeholders.

“Entity” has the meaning set forth in Section 101(15) of the Bankruptcy Code.

“Equity Commitment” has the meaning set forth in the Equity Investment Commitment Agreement.

“Equity Commitment Amount” has the meaning set forth in the Equity Investment Commitment Agreement.

“Equity Commitment Parties” has the meaning set forth in the Equity Investment Commitment Agreement.

“Equity Commitment Premium” has the meaning set forth in the Equity Investment Commitment Agreement.

“Equity Investment Commitment Agreement” means the duly executed and delivered equity commitment agreement, dated as of the Execution Date, by and among the Equity Commitment Parties and Quorum, including all annexes, exhibits and schedules attached thereto, as such agreement may be amended, modified or supplemented from time to time only in accordance with Section 26 of this Agreement.

“Execution Date” has the meaning set forth in the preamble hereto.

“Exit ABL Credit Agreement” means a credit agreement for a senior secured asset-based revolving credit facility, by and among Reorganized Quorum, the guarantors named therein, and the lenders and agents party thereto, which agreement shall (i) become effective on the Plan Effective Date and (ii) be on reasonable, customary and market terms and conditions that are reasonably satisfactory to (a) the Debtors, (b) the Required Equity Commitment Parties in consultation with the Required Consenting Noteholders, and (c) the Required Consenting First Lien Lenders solely with respect to any term or provision of the Exit ABL Credit Agreement that materially and adversely affects the rights of the First Lien Lenders.

“Exit Facility” means the credit facility provided for under the Exit Facility Credit Agreement.

“Exit Facility Credit Agreement” means a credit agreement for the Exit Facility, by and among Reorganized Quorum, the guarantors named therein, and the lenders and agents party thereto, which agreement shall (i) become effective on the Plan Effective Date and (ii) (x) be consistent with the terms and conditions set forth in the Exit Facility Term Sheet and (y) otherwise be in form and substance reasonably satisfactory to the Debtors, the Required Consenting First Lien Lenders, and the Required Equity Commitment Parties in consultation with the Required Consenting Noteholders.

“Exit Facility Term Sheet” means the term sheet attached hereto as Exhibit D, as such term sheet may be amended, modified or supplemented only in accordance with Section 26 hereof.

“Final” means an order or judgment of the Bankruptcy Court, or other court of competent jurisdiction with respect to the subject matter, which has not been reversed, stayed, modified or amended, and as to which (i) the time to appeal, petition for certiorari, or move for reargument or rehearing (other than a request for rehearing under Federal Rule of Civil Procedure 60(b), which shall not be considered for purposes of this definition) has expired and no appeal or petition for certiorari has been timely taken, or (ii) any timely appeal that has been taken or any petition for certiorari that has been or may be timely filed has been resolved by the highest court to which the order or judgment was appealed or from which certiorari was sought or has otherwise been dismissed with prejudice.

“Final DIP Order” means a final order entered by the Bankruptcy Court approving entrance into the DIP Facility and the use of Cash Collateral, and incorporating the terms and conditions set forth in the DIP Credit Agreement and otherwise in form and substance reasonably acceptable to the Debtors, the DIP Lenders, and the Required Consenting Stakeholders.

“First Day Pleadings” means the “first day” motions or pleadings that the Debtors determine are necessary or desirable to file in the Chapter 11 Cases, each in form and substance reasonably satisfactory to the Debtors and the Required Consenting Stakeholders.

“First Lien Lender” means any Holder of a Revolver Claim or a Term Loan Claim.

“First Lien Lender Group Advisors” means, collectively, Milbank LLP and Houlihan Lokey, Inc.

“First Lien Agent” means Credit Suisse AG, as administrative agent for the lenders under the Senior Secured Credit Agreement, or any successor agent appointed in accordance with the terms of the Senior Secured Credit Agreement.

“First Lien Loan Claims” means, collectively, the Term Loan Claims and the Revolver Claims.

“First Lien Loans” means, collectively, the Revolving Loans and the Term Loans.

“Governing Body” means the board of directors, board of managers, manager, general partner, investment committee, special committee, or such similar governing body of an Entity (including the Board).

“Holder” means any Entity that is the legal and/or beneficial owner of a Claim.

“Interim DIP Order” means an interim order entered by the Bankruptcy Court approving entrance into the DIP Facility and the use of Cash Collateral, and incorporating the terms and conditions set forth in the DIP Credit Agreement and otherwise in form and substance reasonably acceptable to the Debtors, the DIP Lenders, and the Required Consenting Stakeholders.

“Interest” means any equity security (as defined in Section 101(16) of the Bankruptcy Code) in any Debtor.

“Milestones” means, collectively, (i) the actions and events set forth in Section 7 hereof and (ii) the corresponding deadlines for the performance or occurrence of such actions or events, as set forth in Section 7 hereof.

“New Common Equity Raise” means Reorganized Quorum’s issuance of New Common Stock in a direct capital raise pursuant to and in accordance with the Equity Investment Commitment Agreement and the Plan.

“New Common Stock” means the common stock, limited liability company membership units, or functional equivalent thereof of Reorganized Quorum.

“New Quorum Constituent Documents” means the certificate of incorporation and the bylaws of Reorganized Quorum, each of which shall be consistent with the Corporate Governance Term Sheet and otherwise in form and substance reasonably satisfactory to the Debtors and satisfactory to (a) the Required Equity Commitment Parties in consultation with the Required Consenting Noteholders and (b) the Required Consenting First Lien Lenders solely with respect to any term or provision of the New Quorum Constituent Documents that materially and adversely affects the rights of the First Lien Lenders.

“New Shareholders Agreement” means the shareholders agreement, including all annexes, exhibits, and schedules thereto, that will govern certain matters related to the governance of Reorganized Quorum and the New Common Stock, which agreement shall (i) become effective on the Plan Effective Date, (ii) be consistent with the terms and conditions set forth in the Corporate Governance Term Sheet, and (iii) otherwise be in form and substance reasonably satisfactory to the Debtors and satisfactory to the Required Equity Commitment Parties in consultation with the Required Consenting Noteholders.

“Noteholder” means any Holder of Senior Notes Claims.

“Noteholder Group” means the group or committee of Noteholders represented by Kirkland & Ellis LLP.

“Noteholder Group Advisors” means, collectively, Kirkland & Ellis LLP, Latham & Watkins LLP (with respect to certain regulatory matters), and Jefferies LLC.

“Party” or “Parties” has the meaning set forth in the preamble hereto.

“Permitted Transfer” has the meaning set forth in Section 13 hereof.

“Permitted Transferee” has the meaning set forth in Section 13 hereof.

“Petition Date” means the date on which the Debtors file voluntary petitions commencing the Chapter 11 Cases.

“Plan” means a joint prepackaged Chapter 11 plan of reorganization for the Debtors, including all annexes, exhibits, schedules and supplements thereto, (i) consistent with Exhibit A hereto and (ii) otherwise reasonably acceptable to the Debtors and the Required Consenting Stakeholders, in each case as may be amended, modified or supplemented from time to time only in accordance with Section 26 of this Agreement.

“Plan Effective Date” means the date on which the Plan becomes effective in accordance with its terms.

“QHC Litigation Trust” means a trust for the ratable benefit of Holders of Senior Notes Claims, the terms and conditions of which shall be (i) consistent with customary terms and conditions for litigation trusts in bankruptcy cases similar to the Chapter 11 Cases; (ii) reasonably acceptable to the Debtors; and (iii) acceptable to the Required Consenting Noteholders.

“QHC Litigation Trust Agreement” means a trust agreement providing for the QHC Litigation Trust, which agreement shall be (i) consistent with the QHC Litigation Trust Term Sheet; and (ii) entered into and filed with the Bankruptcy Court prior to the confirmation hearing on the Plan, and approved by the Bankruptcy Court as part of the Confirmation Order; provided, that the Debtors and Reorganized Quorum shall not be responsible for any costs of the QHC Litigation Trust.

“QHC Litigation Trust Term Sheet” means the term sheet attached as Exhibit E hereto, as may be amended, modified or supplemented from time to time only in accordance with Section 26 of this Agreement.

“Qualified Marketmaker” means an entity that (i) holds itself out to the public or the applicable private markets as standing ready in the ordinary course of business to purchase from customers and sell to customers claims of the Debtors (or enter with customers into long and short positions in claims against the Debtors), in its capacity as a dealer or marketmaker in claims against the Debtors, and (ii) is, in fact, regularly in the business of making a market in claims against issuers or borrowers (including debt securities or other debt).

“Quorum Common Stock” means “equity securities” as such term is defined in Section 101(16) of the Bankruptcy Code, including any issued or unissued shares of common stock, preferred stock, or other instruments, including restricted stock units, evidencing an ownership interest in Quorum, whether or not transferable, and any options, warrants or rights, contractual or otherwise, to acquire any such interests in Quorum.

“Reorganized Debtors” has the meaning ascribed to such term in Exhibit A hereto, as may be amended, modified or supplemented from time to time only in accordance with Section 26 of this Agreement.

“Reorganized Quorum” means, collectively, Quorum as reorganized pursuant to the Restructuring, including any new holding company created prior to the Plan Effective Date that may be the ultimate parent of Reorganized Quorum, and any successor(s) thereto.

“Required Consenting First Lien Lenders” means, as of any date of determination, Consenting First Lien Lenders who collectively hold at least 50.01% of the aggregate outstanding principal amount of the First Lien Loans held by all Consenting First Lien Lenders at such time; provided that for purposes of this definition, the term “Consenting First Lien Lenders” excludes any First Lien Lender that, on the relevant date of determination, is in breach of any of its material obligations hereunder.

“Required Consenting Noteholders” means, as of any date of determination, Consenting Noteholders who collectively hold at least 50.01% of the aggregate outstanding principal amount of the Senior Notes held by all Consenting Noteholders at such time; provided that for purposes of this definition, the term “Consenting Noteholders” excludes any Noteholder that, on the relevant date of determination, is in breach of any of its material obligations hereunder.

“Required Consenting Stakeholders” means, collectively, the Required Consenting First Lien Lenders and the Required Consenting Noteholders.

“Required Equity Commitment Parties” has the meaning set forth in the Equity Investment Commitment Agreement.

“Required Regulatory Approvals” means the approvals and filings set forth on Schedule 4.07 of the Company Disclosure Schedule to the Equity Investment Commitment Agreement.

“Restructuring” has the meaning set forth in the recitals hereto.

“Revolver Claim” means any Claim derived from or based on a Revolving Loan.

“Revolving Loans” means the revolving loans outstanding under the Senior Secured Credit Agreement.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Act Rules” means Rule 501(a)(1), (2), (3), and (7) of the Securities Act.

“Senior Notes” means the $400,000,000 aggregate outstanding principal amount of 11.625% Senior Notes due 2023 issued by Quorum pursuant to the Senior Notes Indenture.

“Senior Notes Claim” means any claim derived from or based on a Senior Note.

“Senior Notes Indenture” means that certain indenture, dated as of April 22, 2016, by and among Quorum, the guarantors named therein and Wilmington Savings Fund Society, FSB (as successor to Regions Bank), as trustee, as amended, restated, supplemented or otherwise modified from time to time.

“Senior Secured Credit Agreement” means that certain credit agreement, dated as of April 29, 2016, by and among Quorum, as borrower, each of the guarantors named therein, the lenders from time to time party thereto and the First Lien Agent, as amended, restated, supplemented or otherwise modified from time to time.

“Solicitation” means the solicitation of votes on the Plan.

“Solicitation Commencement Date” means the date that the Debtors commence solicitation of votes to accept or reject the Plan.

“Solicitation Materials” means the Disclosure Statement, the Plan, the letters of transmittal and the ballots and other documents required to solicit votes to accept or reject the Plan from Holders of First Lien Loan Claims and Holders of Senior Notes Claims, each in form and substance reasonably satisfactory to the Debtors and the Required Consenting Stakeholders.

“Specified Asset Sales” means those sales of certain assets and/or subsidiaries disclosed to counsel to the Consenting Stakeholders, with respect to which the Debtors may execute definitive transaction documents with respect thereto only after receipt by Quorum of written consent from the Required Consenting Stakeholders.

“Specified Defaults” means, with respect to the Senior Secured Credit Agreement, (a) the failure of Quorum to (i) deliver the audited financial statements for the fiscal year ending December 31, 2019 required to be delivered pursuant to Section 5.04(a) of the Senior Secured Credit Agreement, (ii) deliver any other information, certificate or report required to be delivered under the Loan Documents (as defined in the Senior Secured Credit Agreement) concurrently with or following the delivery thereof and (iii) comply with the maximum permitted Secured Net Leverage Ratio (as defined in the Senior Secured Credit Agreement) as of December 31, 2019 and (b) any Default or Event of Default (each as defined in the Senior Secured Credit Agreement) arising as a result of any default or event of default existing on the Agreement Execution Date under that certain ABL Credit Agreement dated as of April 29, 2016 by and among Quorum, the lenders party thereto, and UBS AG, Stamford Branch, as the administrative agent and collateral agent.

“Superior Alternative Transaction” has the meaning set forth in Section 8 hereof.

“Term Loans” means the term loans outstanding under the Senior Secured Credit Agreement.

“Term Loan Claim” means any Claim derived from or based on a Term Loan.

“Transfer” has the meaning set forth in Section 13 hereof.

“Transfer Agreement” has the meaning set forth in Section 13 hereof.

2.	Effectiveness; Entire Agreement.

(a) This Agreement shall become effective and binding upon each of the Parties on the first date upon which (i) this Agreement has been executed and delivered by (x) Quorum, (y) Consenting Noteholders who collectively constitute more than 50% in number of the Noteholders and hold at least 66 2/3% of the aggregate outstanding principal amount of the Senior Notes; and (z) Consenting First Lien Lenders who collectively constitute more than 50% in number of the First Lien Lenders and hold at least 66 2/3% of the aggregate outstanding principal amount of the First Lien Loans; and (ii) the Equity Investment Commitment Agreement has been executed and delivered by the parties thereto (such date, the “Agreement Effective Date”).

(b) With the exception of non-disclosure and confidentiality agreements among the Parties, this Agreement and the other Definitive Restructuring Documents executed and delivered on the Execution Date or hereafter collectively constitute the entire agreement of the Parties as of the Execution Date with respect to the subject matter hereof and thereof and supersedes all prior negotiations and documents reflecting such prior negotiations between and among the Parties (and their respective advisors) with respect to the Restructuring.

3.	Definitive Restructuring Documents.

(a) The Definitive Restructuring Documents governing the Restructuring shall include the following: (i) the Plan; (ii) the Confirmation Order; (iii) the Disclosure Statement; (iv) the order of the Bankruptcy Court approving the Disclosure Statement and the other Solicitation Materials; (v) the First Day Pleadings and all orders sought pursuant thereto; (vi) the DIP Orders, the DIP Credit Agreement, and the other DIP Documents, and related documentation; (vii) the Equity Investment Commitment Agreement; (viii) the Exit ABL Credit Agreement; (ix) the Exit Facility Credit Agreement; (x) the New Quorum Constituent Documents; (x) the QHC Litigation Trust Agreement; and (xi) the New Shareholders Agreement.

(b) The Definitive Restructuring Documents not executed or in a form attached to this Agreement as of the Execution Date remain subject to negotiation and completion. Upon completion, the Definitive Restructuring Documents and every other document, deed, agreement, filing, notification, letter, or instrument related to the Restructuring shall contain terms, conditions, representations, warranties, and covenants (i) consistent with the terms of this Agreement, as they may be modified, amended, or supplemented in accordance with Section 26 hereof and (ii) satisfactory to the applicable Parties to the standard set forth in Section 1 of this Agreement, as applicable.

4.	Material Covenants of All Parties.

For so long as this Agreement has not been validly terminated, each Party severally and not jointly agrees (in the case of any Consenting Stakeholder, solely on behalf of itself, and not on behalf of any other Consenting Stakeholder, and so long as it remains the legal owner or beneficial owner of, or investment advisor or manager with respect to, any Covered Claims, provided that any Transfer of Covered Claims is made in accordance with Section 13 herein), that it shall:

(a) support and cooperate with each other Party in good faith and coordinate its activity in connection with, and otherwise use its commercially reasonable efforts to consummate, the Restructuring as soon as reasonably practicable;

(b) use its commercially reasonable efforts and work in good faith to (i) negotiate and complete the Definitive Restructuring Documents that remain subject to negotiation and completion, and (ii) duly execute and deliver (to the extent it is a party thereto) the Definitive Restructuring Documents and otherwise support and seek to effect the actions and transactions contemplated thereby, in each case as soon as reasonably practicable;

(c) use its commercially reasonable efforts and work in good faith to negotiate and complete such other related documents as may be required to implement the Restructuring and obtain entry of the Confirmation Order, in each case as soon as reasonably practicable;

(d) support and use its commercially reasonable efforts to (i) consummate the Restructuring and all transactions contemplated by the Definitive Restructuring Documents to which it is a party as soon as reasonably practicable, (ii) take any and all reasonably necessary actions in furtherance of the Restructuring and the transactions contemplated by the Definitive Restructuring Documents, and (iii) if applicable, submit all required notifications, applications, and filings for and obtain (in each case, solely as it relates to such Party) any and all required regulatory and/or third-party approvals necessary to consummate the Restructuring, including the Required Regulatory Approvals and any approvals required under Antitrust Laws;

(e) not take any action that is inconsistent in any material respect with, or is intended to frustrate, delay or impede in any material respect the timely approval and entry of the Confirmation Order and consummation of the transactions contemplated by the Definitive Restructuring Documents;

(f) (i) work in good faith to prepare agreed-upon forms of the DIP Orders, (ii) obtain entry of, and support and not object to such entry of, the DIP Orders, and (iii) not propose, seek approval for, or support any use of debtor-in-possession financing that is not consistent with the DIP Credit Agreement and each of the DIP Orders; and

(g) not challenge the validity, enforceability or priority of the Term Loans, the Revolving Loans, or the Senior Notes or any Term Loan Claim, Revolver Claim, or Senior Notes Claim in any way.

For so long as this Agreement has not been validly terminated, each Party severally and not jointly agrees (in the case of any Consenting Stakeholder, solely on behalf of itself, and not on behalf of any other Consenting Stakeholder, and so long as it remains the legal owner or beneficial owner of, or investment advisor or manager with respect to, any Covered Claims, provided that any Transfer of Covered Claims is made in accordance with Section 13 herein), that (a) no Equity Commitment Party may increase its Equity Commitment Amount other than in accordance with section 2.06 of the Equity Investment Commitment Agreement if such increase would cause the aggregate Equity Commitment Amount of all Equity Commitment Parties (excluding any Defaulting Equity Commitment Party (as defined in the Equity Investment Commitment Agreement)) to exceed $200 million; and (b) no other consent or approval right shall exist with respect to any such increase; provided, however, that (x) nothing in this paragraph shall displace, limit, or otherwise affect the terms and conditions set forth in section 10.07(a) of the Equity Investment Commitment Agreement; and (y) notwithstanding anything to the contrary in this Agreement, no Equity Commitment Party’s Equity Commitment Amount may be increased without such Equity Commitment Party’s prior written consent.

5.	Additional Covenants of the Consenting Stakeholders.

For so long as this Agreement has not been validly terminated, each Consenting Stakeholder (solely on behalf of itself, and not on behalf of any other Consenting Stakeholder) shall, so long as it remains the legal owner or beneficial owner of, or investment advisor or manager with respect to, any Covered Claims (provided that any Transfer of Covered Claims is made in accordance with Section 13 herein) or any Quorum Common Stock:

(a) not, directly or indirectly, (i) object to, delay, impede, or take any other action to interfere with the acceptance, implementation, confirmation or consummation of the Restructuring and the Plan, (ii) seek, solicit, support, encourage, or vote any Claims for, or consent to, any restructuring or reorganization for any Debtor that is inconsistent with the Definitive Restructuring Documents in any respect, (iii) commence or support any action to appoint a trustee, conservator, receiver, or examiner for the Debtors, or to dismiss the Chapter 11 Cases, or to convert the Chapter 11 Cases to cases under Chapter 7 of the Bankruptcy Code, (iv) commence or support any action or proceeding to shorten or terminate the period during which only the Debtors may propose and/or seek confirmation of any plan of reorganization, or (v) otherwise support any plan, sale process or other transaction that is inconsistent with the Definitive Restructuring Documents;

(b) (i) not object to or oppose the approval by the Bankruptcy Court of any Definitive Restructuring Documents, (ii) neither join in nor support any objection by any Entity to approval by the Bankruptcy Court of any Definitive Restructuring Document, and (iii) not otherwise commence, join or support any proceeding to oppose or alter any of the terms of the Definitive Restructuring Documents or any other document filed by Debtors (that is consistent with the Definitive Restructuring Documents and otherwise in form and substance reasonably satisfactory to the Debtors and the Required Consenting Stakeholders), or any of the transactions contemplated thereby, in connection with the confirmation and consummation of the Plan;

(c) vote each of its Covered Claims to accept the Plan by delivering its duly executed and completed ballot(s) accepting the Plan on a timely basis following the commencement of the Solicitation and its actual receipt of the Disclosure Statement and other related Solicitation Materials;

(d) if a Consenting Noteholder, assign its Contributed Claims (as defined in Exhibit A hereto) to the QHC Litigation Trust;

(e) not change, amend, revoke or withdraw (or cause to be changed, amended, revoked or withdrawn) such vote; provided, however, that the votes of the Consenting Stakeholders in respect of the Plan shall be immediately and automatically without further action of any Consenting Stakeholder be revoked and deemed null and void ab initio upon termination of this Agreement prior to the Plan Effective Date in accordance with the terms hereof.

6.	Equity Commitment.

Upon the terms and subject to the conditions of this Agreement and the Equity Investment Commitment Agreement, including the entry of the Confirmation Order and order approving the Disclosure Statement (a) Quorum shall conduct the New Common Equity Raise, (b) each Equity Commitment Party shall provide its respective Equity Commitment, and (c) Quorum shall pay each Equity Commitment Party its respective portion of the Equity Commitment Premium.

Notwithstanding anything to the contrary herein, if there exists any inconsistency between this Section 6 and the Equity Investment Commitment Agreement, the terms of the Equity Investment Commitment Agreement shall supersede the terms of this Section 6.

7.	Milestones.

The following Milestones shall apply to this Agreement unless extended or waived in writing by the Debtors and the Required Consenting Stakeholders.

(a) no later than April 6, 2020, the Solicitation Commencement Date shall have occurred;

(b) no later than April 7, 2020, the Debtors shall commence the Chapter 11 Cases;

(c) on the Petition Date, the Debtors shall file with the Bankruptcy Court (i) the Plan; (ii) the Disclosure Statement; and (iii) the DIP Motion;

(d) no later than 3 Business Days after the Petition Date, the Bankruptcy Court shall have entered the Interim DIP Order;

(e) no later than 35 calendar days after the Petition Date, the Bankruptcy Court shall have entered the Final DIP Order;

(f) no later than 60 calendar days after the Petition Date, the Bankruptcy Court shall have approved the Disclosure Statement and entered the Confirmation Order; and

(g) no later than 75 calendar days after the Petition Date, the Plan Effective Date shall have occurred; provided, that if any Required Regulatory Approval has not been obtained or if the condition set forth in Section 7.01(f) of the Equity Investment Commitment Agreement has not been satisfied (or waived in accordance with its terms) on or prior to such 75th calendar date but all other conditions to the Plan Effective Date have been satisfied (other than those that by their nature are to be satisfied on the Plan Effective Date), such Milestone shall be extended automatically to 95 calendar days after the Petition Date.

The date of each Milestone shall be calculated in accordance with Rule 9006 of the Federal Rules of Bankruptcy Procedure.

8.	Additional Covenants of the Debtors.

(a) For so long as this Agreement has not been validly terminated, each Debtor (solely on behalf of itself and not on behalf of any other Debtor) shall:

(i) use its commercially reasonable efforts and work in good faith to (A) negotiate the remaining Definitive Restructuring Documents and (B) obtain (1) approval by the Bankruptcy Court of the Solicitation Materials and (2) entry of the Confirmation Order by the Bankruptcy Court in accordance with the Bankruptcy Code and the Bankruptcy Rules and the Milestones;

(ii) (A) provide counsel for the Consenting Stakeholders a reasonable opportunity (which shall be no less than two Business Days) to review draft copies of all pleadings, motions, declarations, supporting exhibits, and proposed orders (including, without limitation, all First Day Pleadings and “second day” pleadings) and any other documents that the Debtors intend to file in the Chapter 11 Cases, and (B) consult in good faith with counsel to the Consenting Stakeholders regarding the form and substance of any document referred to in the immediately preceding clause (A) before filing such document in the Chapter 11 Cases, in each case (other than with respect to First Day Pleadings and “second day” pleadings), except in the case of exigent circumstances where doing so is not practicable;

(iii) not take any action that is contrary to or inconsistent with any Definitive Restructuring Document, or that would be reasonably expected to materially delay consummation of the Restructuring or the transactions contemplated by the Definitive Restructuring Documents;

(iv) not, directly or indirectly (including through its representatives and advisors), seek, solicit, encourage or, other than as expressly permitted in Section 8(b) or 8(c) hereof, negotiate or engage in, any discussions or other communications relating to, or enter into any agreements or arrangements relating to, any alternative plan or transaction to the Plan;

(v) (A) pay in cash all reasonable and documented fees and expenses of the Noteholder Group Advisors promptly following receipt of an invoice therefor, (i) on the Business Day immediately preceding the Petition Date and (ii) subject to any required approvals of the Bankruptcy Court, from time to time thereafter and (B) pay in cash all reasonable and documented fees and expenses of Simpson Thacher & Bartlett LLP and Stroock & Stroock & Levan LLP (in their capacity as legal counsel to certain Noteholder Group members) on the Plan Effective Date (or, if this Agreement is terminated, promptly following such termination), in each case of the foregoing clauses (A) and (B) regardless of whether the Restructuring is or has been consummated;

(vi) pay in cash all reasonable and documented fees and expenses of the First Lien Lender Group Advisors promptly following receipt of an invoice therefor, (i) on the Business Day immediately preceding the Petition Date and (ii) subject to any required approvals of the Bankruptcy Court, from time to time thereafter, regardless of whether the Restructuring is or has been consummated;

(vii) if the Debtors know of a breach by any Debtor of any of the obligations, representations, warranties, or covenants of the Debtors set forth in this Agreement, the Equity Investment Commitment Agreement, or the Plan, furnish prompt written notice (and in any event within three (3) Business Days of obtaining actual knowledge) to counsel to the Consenting Stakeholders and use commercially reasonable efforts to take all remedial action reasonably necessary as soon as reasonably practicable to cure such breach by any such Debtor;

(viii) operate their businesses in the ordinary course in a manner consistent with past practice in all material respects (other than any changes in operations (A) resulting from or relating to the Plan or the proposed or actual filing of the Chapter 11 Cases, (B) imposed by the Bankruptcy Court or (C) related to the Specified Asset Sales);

(ix) to the extent any legal or structural impediments arise that would prevent, hinder, or delay the consummation of the transactions contemplated by the Definitive Restructuring Documents, negotiate in good faith appropriate additional or alternative provisions to address any such impediments; provided that such alternative does not alter, in any material respect, the substance and economics of the Restructuring or the transactions contemplated by the Definitive Restructuring Documents;

(x) not redeem, purchase, or acquire or offer to acquire any equity interests of Quorum, or pay any dividend or make any distribution on account thereof; and

(xi) not acquire or divest (by merger, exchange, consolidation, acquisition of stock or assets, or otherwise), or file any motion or application seeking authority to acquire or divest, (A) any corporation, partnership, limited liability company, joint venture, or other business organization or division or (B) the Debtors’ assets, other than (1) related to the Specified Asset Sales, or (2) in the ordinary course of business, as contemplated by the Definitive Restructuring Documents or with the advance written consent of the Required Consenting Stakeholders.

(b) Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement shall require a Debtor or the Governing Body of a Debtor to take any action or to refrain from taking any action with respect to the Restructuring to the extent such Debtor or Governing Body determines, after consultation with counsel, that taking or failing to take such action would violate applicable law or breach its or their fiduciary obligations under applicable law. The Debtors shall give prompt written notice to the Consenting Stakeholders of any determination made in accordance with this Section 8(b). This Section 8(b) shall not impede any Party’s right to terminate this Agreement pursuant to Section 14 hereof.

(c) Notwithstanding anything to the contrary in this Agreement, but subject to the terms of Section 8(b), the Debtors may (i) receive, respond to, and consider—but not solicit—proposals, offers, indications of interest or inquiries for one or more Alternative Transactions from other parties and, (ii) to the extent the Board determines that such Alternative Transaction could reasonably be expected to provide a higher or better recovery to Holders of Claims or Interests in the Debtors as compared to the recovery such Holders would receive pursuant to the transactions contemplated herein (such Alternative Transaction, a “Superior Alternative Transaction”), negotiate, pursue, provide due diligence in connection with, discuss, and/or analyze such unsolicited Superior Alternative Transaction without breaching or terminating this Agreement; provided that the Debtors shall promptly and, in any event, within two Business Days (i) notify counsel to the Consenting Stakeholders upon (x) receipt of any offer or proposal (written or oral) for a Superior Alternative Transaction which the Debtors are considering and (y) electing to enter into a Superior Alternative Transaction, (ii) provide counsel to the Consenting Stakeholders with all offers or proposals received from third parties in connection with a Superior Alternative

Transaction, and (iii) respond promptly to reasonable information requests and questions from counsel to the Consenting Stakeholders relating to any such offer or proposal. If any Debtor notifies counsel to the Consenting Stakeholders, or announces publicly, that any Debtor has entered, or intends to enter, into definitive documentation with respect to a Superior Alternative Transaction, then all obligations of each Consenting Stakeholder under this Agreement shall immediately terminate.

(d) As of the Petition Date, Mr. Paul Rundell shall be appointed Chief Restructuring Officer of Quorum, with requisite authority to monitor the operations and finances of the Debtors in compliance with the provisions of the DIP Credit Agreement, including the budget and cash flow forecast thereunder.

9.	No Waiver of Participation and Preservation of Rights.

For the avoidance of doubt, nothing in this Agreement shall limit any rights of any Party, subject to applicable law and the agreements contained in any Definitive Restructuring Document, to (a) initiate, prosecute, appear, or participate as a party in interest in any contested matter or adversary proceeding to be adjudicated in the Chapter 11 Cases so long as such initiation, prosecution, appearance or participation and the positions advocated in connection therewith are not inconsistent with the Definitive Restructuring Documents, (b) object to any motion to approve or confirm, as applicable, any other plan of reorganization, sale transaction, or any motions related thereto filed in the Chapter 11 Cases, to the extent that the terms of any such motions, plans or transactions are inconsistent with any Definitive Restructuring Document, (c) appear as a party in interest in the Chapter 11 Cases for the purpose of contesting whether any matter or fact is or results in a breach of, or is inconsistent in any material respect with, any Definitive Restructuring Document, and (d) file a proof of claim, if required.

Except as provided in any Definitive Restructuring Document, nothing herein or therein is intended to, does or shall be deemed in any manner to, waive, limit, impair or restrict the ability of any Party to protect and preserve its rights, remedies and interests, including Claims against any of the Debtors, or liens or security interests it may have in any assets of any of the Debtors. Without limiting the foregoing in any way, if this Agreement is terminated in accordance with its terms for any reason, each Party fully reserves any and all of its respective rights, remedies and interests.

10.	Mutual Representations and Warranties of All Parties.

Each Party (in the case of a Consenting Stakeholder, solely on behalf of itself, and not on behalf of any other Consenting Stakeholder) represents and warrants to each of the other Parties that, as of the date hereof:

(a) it has all requisite power and authority to enter into this Agreement and to carry out the transactions contemplated hereby, and perform its obligations hereunder;

(b) the execution and delivery of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary action on its part; and

(c) this Agreement constitutes the legally valid and binding obligation of such Party, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

11.	Additional Representations and Warranties by the Consenting Stakeholders.

Each Consenting Stakeholder (solely on its own behalf and not on behalf of any other Consenting Stakeholder) represents and warrants to the Debtors, as of the date hereof, that:

(a) Holdings by the Consenting Stakeholders. Such Consenting Stakeholder (i) either (A) is the sole beneficial owner of the full amount of Covered Claims listed on Schedule 1 hereto opposite the name of such Consenting Stakeholder or (B) has sole investment or voting discretion with respect to the full amount of such Covered Claims and has the power and authority to bind the beneficial owners of such Covered Claims to the terms of this Agreement, (ii) has full power and authority to act on behalf of, vote, and consent to matters concerning such Covered Claims and to dispose of, exchange, assign, and transfer such Covered Claims, including the power and authority to execute and deliver this Agreement and to perform its obligations hereunder and (iii) does not directly or indirectly own any Covered Claims other than as set forth on Schedule 1 hereto;

(b) No Transfers. Such Consenting Stakeholder has made no Transfer of the Covered Claims held by such Consenting Stakeholder set forth on Schedule 1 hereto;

(c) Sufficiency of Information Received. Such Consenting Stakeholder has reviewed, or has had the opportunity to review, with the assistance of professional and legal advisors of its choosing, all information it deems necessary and appropriate for such Consenting Stakeholder to evaluate the financial and other risks inherent in the Restructuring and accept the terms of the Plan as set forth in Exhibit A hereto;

(d) Knowledge and Experience. Such Consenting Stakeholder has such knowledge and experience in financial and business matters of this type that it is capable of evaluating the merits and risks of entering into this Agreement and of making an informed investment decision, and has conducted an independent review and analysis of the business and affairs of the Debtors that it considers sufficient and reasonable for purposes of entering into this Agreement;

(e) No Conflicts (Contracts). The execution, delivery and performance by such Consenting Stakeholder of this Agreement and the transactions contemplated by the Definitive Restructuring Documents does not and shall not conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under, any contractual obligation to which such Consenting Stakeholder is a party, except as would not have a material adverse effect on or materially delay consummation of the Restructuring;

(f) Governmental Approvals. The execution, delivery and performance by such Consenting Stakeholder of this Agreement does not and shall not require any registration or filing with, consent or approval of, or notice to, or other action to, with or by, any federal, state or governmental authority or regulatory body, except as may be required for approval of the transactions contemplated by the Definitive Restructuring Documents pursuant to the Required Regulatory Approvals and applicable Antitrust Laws, and except as would not otherwise have a material adverse effect on the Restructuring;

(g) No Conflicts (Laws and Organizational Documents). The execution, delivery, and performance of this Agreement does not (i) violate any provision of any law, rule, or regulation applicable to such Consenting Stakeholder or (ii) violate such Consenting Stakeholder’s certificate of incorporation, limited liability company agreement, bylaws, or other organizational documents; and

(h) Certain Securities Act Matters. (i) Such Consenting Stakeholder is either (A) a qualified institutional buyer as defined in Rule 144A of the Securities Act, (B) not a U.S. person (as defined in Regulation S of the Securities Act), or (C) an institutional accredited investor (as defined in the Securities Act Rules); and (ii) any securities acquired by the Consenting Stakeholder in connection with the Restructuring will have been acquired for investment and not with a view to distribution or resale in violation of the Securities Act.

12.	Additional Representations and Warranties by the Debtors.

Each Debtor (solely on its own behalf and not on behalf of any other Debtor) represents and warrants to the Consenting Stakeholders party hereto on the date hereof to its knowledge, as of the date hereof, that:

(a) No Conflicts (Contracts). The execution, delivery and performance by such Debtor of this Agreement and the transactions contemplated by the Definitive Restructuring Documents, including the contemplated New Quorum Constituent Documents, does not and shall not conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under, any contractual obligation to which such Debtor is a party, except (i) as a direct result of the filing of the Chapter 11 Cases, (ii) to the extent the applicable Debtor has obtained a waiver or forbearance of any such default which such waiver remains in effect, and/or (iii) to the extent any such breach or default would not be expected to have a material adverse effect on the Debtors’ business or materially delay consummation of the Restructuring;

(b) Governmental Approvals. Subject to the accuracy of Section 11(f), the execution, delivery and performance by such Debtor of this Agreement does not and shall not require any registration or filing with, consent or approval of, or notice to, or other action to, with or by, any federal, state or governmental authority or regulatory body, except as may be necessary or required for (i) approval by the Bankruptcy Court of such Debtor’s authority to implement this Agreement and the Restructuring, (ii) filings pursuant to the Securities Exchange Act of 1934, as amended, (iii) filings pursuant to applicable state securities or “blue sky” laws, and (iv) approval of the transactions contemplated by the Definitive Restructuring Documents pursuant to the Required Regulatory Approvals and applicable Antitrust Laws, and except as would not otherwise have a material adverse effect on the consummation of the Restructuring;

(c) No Conflicts (Laws and Organizational Documents). The execution, delivery, and performance of this Agreement does not (i) violate any provision of any law, rule, or regulation applicable to such Debtor or (ii) violate such Debtor’s certificate of incorporation, limited liability company agreement, bylaws, or other organizational documents; and

(d) No Defaults. No Default or Event of Default (as such terms are defined in each of the Senior Secured Credit Agreement or the Senior Notes Indenture, as applicable) has occurred and is continuing under the Senior Notes Indenture or the Senior Secured Credit Agreement, other than the Specified Defaults.

13.	Transfer Restrictions.

(a) So long as this Agreement has not been terminated in accordance with its terms, no Consenting Stakeholder shall (i) sell, use, pledge, assign, transfer, permit the participation in, or otherwise dispose of any ownership (including any beneficial ownership2) in its Covered Claims, in whole or in part (other than pledges, transfers or security interests that such Consenting Stakeholder may have created (A) in favor of a prime broker under and in accordance with its prime brokerage agreement with such prime broker or (B) in favor of a financing counterparty in accordance with any ordinary course financing arrangements, in each case which will be released in connection with the consummation of the transactions contemplated by the Definitive Restructuring Documents) or (ii) grant any proxies or deposit any of such Consenting Stakeholder’s Covered Claims into a voting trust, or enter into a voting agreement with respect to any such Covered Claim (collectively, the actions described in clauses (i) and (ii), a “Transfer”), unless such Transfer satisfies the following requirement (a transfer that satisfies such requirement, a “Permitted Transfer” and the transferee of a Permitted Transfer, a “Permitted Transferee”): the intended transferee is a Consenting Stakeholder or, if not a Consenting Stakeholder, executes and delivers to Quorum and counsel to the Consenting Stakeholders an executed transfer agreement in the form attached hereto as Exhibit B (a “Transfer Agreement”) before such Transfer is effective (it being understood that no such Transfer shall be effective, including without limitation for purposes of calculating Required Consenting Stakeholders, until notification of such Transfer and a copy of the executed Transfer Agreement is received by Quorum and counsel to Consenting Stakeholders).

(b) Any Consenting Stakeholder may Transfer, and execution of a Transfer Agreement shall not be required for Transfer of, Covered Claims to any other Consenting Stakeholder. A Qualified Marketmaker that acquires any Covered Claims solely for the purpose of acting as a Qualified Marketmaker for such Covered Claims shall not be required to execute and deliver a Transfer Agreement or otherwise agree to be bound by the terms and conditions set forth in this Agreement if such Qualified Marketmaker promptly, and in any event within one Business Day, transfers such Claims (by purchase, sale, assignment, participation, or otherwise) to a Consenting Stakeholder or Permitted Transferee pursuant to a Permitted Transfer.

(c) This Agreement shall in no way be construed to preclude a Consenting Stakeholder from acquiring additional Covered Claims or any other Claim against or equity Interest in Quorum; provided that (i) if any Consenting Stakeholder acquires additional Covered Claims after the date hereof, such Consenting Stakeholder shall make commercially reasonable efforts to notify Quorum and counsel to the Consenting Stakeholders, in each case on a confidential basis, within a reasonable period of time following such acquisition, which notice shall be deemed

[2]

As used herein, the term “beneficial ownership” means the direct or indirect economic ownership of, and/or the power, whether by contract or otherwise, to direct the exercise of the voting rights and the disposition of, the Covered Claims or the right to acquire such claims.

to be provided upon the filing of any statement with the Bankruptcy Court required by Rule 2019 of the Federal Rules of Bankruptcy Procedure including revised holdings information for such Consenting Stakeholder of such acquisition, including the amount of such acquisition and (ii) such Consenting Stakeholder hereby acknowledges and agrees that such Covered Claim shall automatically and immediately upon acquisition by a Consenting Stakeholder be subject to the terms of this Agreement (regardless of when or whether notice of such acquisition is given in accordance herewith).

(d) Any Transfer made in violation of this provision shall be void ab initio. Any Consenting Stakeholder that effectuates a Permitted Transfer to a Permitted Transferee shall have no liability under this Agreement arising from or related to the failure of the Permitted Transferee to comply with the terms of this Agreement.

14.	Termination of Obligations.

(a) This Agreement shall terminate and all of the obligations of the Parties shall be of no further force or effect upon the occurrence of any of the following events: (i) the Plan Effective Date, (ii) the Confirmation Order is reversed or vacated, (iii) any court of competent jurisdiction has entered a Final order declaring this Agreement to be unenforceable, (iv) the Debtors and the Required Consenting Stakeholders mutually agree to such termination in writing, or (v) this Agreement is terminated pursuant to paragraph (b), (c), or (e) of this Section 14.

(b) Quorum may, in its discretion, terminate this Agreement by written notice to the other Parties, upon the occurrence of any of the following events:

(i) within three (3) Business Days after the giving of written notice by Quorum to the Consenting Stakeholders of a determination by the Board, in good faith and after consulting with counsel, that proceeding with the Restructuring and pursuit of confirmation and consummation of the Plan would breach the Board’s fiduciary obligations;

(ii) a breach by one or more Consenting Noteholders, holding Senior Notes in an aggregate amount such that non-breaching Consenting Noteholders collectively constitute 50% or fewer in number of the Noteholders or hold less than 66 2/3% of the aggregate outstanding principal amount of the Senior Notes, of its or their material obligations, representations or warranties hereunder, which breach is not cured within ten (10) days after the giving of written notice by Quorum of such breach to such Consenting Noteholder(s) and counsel to the Consenting Noteholders;

(iii) a breach by one or more Consenting First Lien Lenders, holding First Lien Loans in an aggregate amount such that non-breaching Consenting First Lien Lenders collectively constitute 50% or fewer in number of the First Lien Lenders or hold less than 66 2/3% of the aggregate outstanding principal amount of the First Lien Loans, of its or their material obligations, representations or warranties hereunder, which breach is not cured within ten (10) days after the giving of written notice by Quorum of such breach to such Consenting First Lien Lender(s) or counsel to the Consenting First Lien Lenders;

(iv) the Equity Investment Commitment Agreement has been validly terminated, or purported to be terminated by any party thereto other than Quorum; or

(v) the (i) Consenting Noteholders no longer collectively constitute more than 50% in number of the Noteholders or no longer hold at least 66 2/3% of the aggregate outstanding principal amount of the Senior Notes or (ii) Consenting First Lien Lenders no longer collectively constitute more than 50% in number of the First Lien Lenders or no longer hold at least 66 2/3% of the aggregate outstanding principal amount of the First Lien Loans;

provided that, upon a termination of this Agreement by Quorum pursuant to this Section 14(b), (x) all obligations of the Consenting Stakeholders hereunder shall immediately terminate without further action or notice by such Consenting Stakeholders, and (y) Quorum (and its directors, officers, employees, advisors, subsidiaries, and representatives) shall not have or incur any liability under this Agreement or otherwise on account of such termination.

(c) This Agreement may be terminated by the Required Consenting Noteholders upon the occurrence of any of the following events (it being understood that the following termination events are intended solely for the benefit of the Consenting Noteholders):

(i) any Debtor files any plan of reorganization (or disclosure statement related thereto) in the Chapter 11 Cases other than the Plan without the prior written consent of the Required Consenting Noteholders;

(ii) after filing of the Plan with the Bankruptcy Court, (A) any amendment or modification to any Definitive Restructuring Document is made by the Debtors or (B) any pleading that seeks Bankruptcy Court approval to amend or modify any Definitive Restructuring Document is filed by the Debtors, and such amendment, modification or filing is (1) inconsistent in any material respect with any Definitive Restructuring Document and (2) not in form and substance satisfactory to the Required Consenting Noteholders;

(iii) the Bankruptcy Court grants relief that is inconsistent in any material respect with any Definitive Restructuring Document in a manner that directly and adversely impacts the treatment of the Senior Notes Claims or the transactions contemplated by the Definitive Restructuring Documents without the consent of the Required Consenting Noteholders;

(iv) a breach by any Debtor of (A) its obligations hereunder in any material respect or (B) any of its representations or warranties hereunder that would have a material adverse impact on the Debtors or their ability to consummate the Plan or the transactions contemplated by the Definitive Restructuring Documents, which breach, in the case of each of clause (A) and clause (B), is not cured within five (5) Business Days after the giving of written notice by counsel for the Consenting Noteholders to the Debtors and counsel to the Consenting First Lien Lenders;

(v) a breach by one or more Consenting First Lien Lenders holding First Lien Loans in an aggregate amount such that non-breaching Consenting First Lien Lenders constitute 50% or fewer in number of the First Lien Lenders or hold less than 66 2/3% of the aggregate outstanding principal amount of the First Lien Loans, of (A) its or their obligations hereunder in any material respect or (B) any of its or their representations or warranties hereunder, in each case that would be reasonably likely to have a material adverse impact on the Debtors or their ability to consummate the Plan or the transactions contemplated by the Definitive Restructuring Documents, which breach is not cured within five (5) Business Days after the giving of written notice by counsel for the Consenting Noteholders to the Debtors and counsel to such breaching Consenting First Lien Lender;

(vi) any Milestone set forth in Section 7 hereof has not been satisfied, unless extended in accordance with the terms of this Agreement;

(vii) the Equity Investment Commitment Agreement is validly terminated;

(viii) if any Debtor’s use of the DIP Facility is terminated and remains terminated for five (5) Business Days;

(ix) (A) a trustee, receiver, or examiner with expanded powers beyond those set forth in Sections 1106(a)(3) and (4) of the Bankruptcy Code is appointed in one or more of the Chapter 11 Cases, (B) the filing by any Debtor of a motion or other request for relief seeking to dismiss any of the Chapter 11 Cases or convert any of the Chapter 11 Cases to a case under Chapter 7 of the Bankruptcy Code, or (C) entry of an order by the Bankruptcy Court dismissing any of the Chapter 11 Cases or converting any of the Chapter 11 Cases to a case under Chapter 7 of the Bankruptcy Code;

(x) any Debtor challenges the principal amount, priority, and/or validity of the Senior Notes Claims;

(xi) the Bankruptcy Court enters an order in the Chapter 11 Cases terminating any of the Debtors’ exclusive right to file a plan or plans of reorganization pursuant to Section 1121 of the Bankruptcy Code;

(xii) any Debtor sells, or files any motion or application seeking authority to sell, a material portion of the Debtors’ assets as a whole, without the prior written consent of the Required Consenting Noteholders;

(xiii) the Required Consenting First Lien Lenders terminate this Agreement pursuant to Section 14(d) hereof;

(xiv) Quorum (A) files a motion or pleading with the Bankruptcy Court seeking authority to terminate this Agreement or (B) provides notice to counsel to the Consenting Stakeholders of its intent to enter into or otherwise publicly announces its entry into or intent to pursue an Alternative Transaction;

(xv) the Debtors fail to make a payment required under Section 8(a)(v) hereof, including, for the avoidance of doubt, on the Plan Effective Date; or

(xvi) there occurs any uncured Event of Default (as defined in the Senior Notes Indenture) prior to the Petition Date.

(d) This Agreement may be terminated by the Required Consenting First Lien Lenders, solely as to each Consenting First Lien Lender supporting such termination, upon the occurrence of any of the following events (it being understood that the following termination events are intended solely for the benefit of the Consenting First Lien Lenders):

(i) any Debtor files any plan of reorganization (or disclosure statement related thereto) in the Chapter 11 Cases other than the Plan without the prior written consent of the Required Consenting First Lien Lenders;

(ii) the Bankruptcy Court grants relief that is inconsistent in any material respect with any Definitive Restructuring Document in a manner that directly and adversely impacts the treatment of the First Lien Loan Claims without the prior written consent of the Required Consenting First Lien Lenders;

(iii) a breach by any Debtor of its obligations hereunder in any material respect, which breach is not cured within five (5) Business Days after the giving of written notice by counsel for the Consenting First Lien Lenders to the Debtors and counsel to the Consenting Noteholders;

(iv) a breach by one or more Consenting Noteholders holding Senior Notes in an aggregate amount such that non-breaching Consenting Noteholders constitute 50% or fewer in number of the Noteholders or hold less than 66 2/3% of the aggregate outstanding principal amount of the Senior Notes, of (A) its or their obligations hereunder in any material respect or (B) any of its or their representations or warranties hereunder, in each case that would be reasonably likely to have a material adverse impact on the Debtors or their ability to consummate the Plan or the transactions contemplated by the Definitive Restructuring Documents, which breach is not cured within five (5) Business Days after the giving of written notice by counsel for the Consenting First Lien Lenders to the Debtors and counsel to such breaching Consenting Noteholders;

(v) any Milestone set forth in Section 7 hereof has not been satisfied, unless extended in accordance with the terms of this Agreement;

(vi) the Equity Investment Commitment Agreement is validly terminated;

(vii) the Equity Commitment Parties fail to fully execute the Equity Investment Commitment Agreement;

(viii) the Equity Commitment Aggregate Amount (as defined in the Equity Investment Commitment Agreement) is less than $200 million;

(ix) the First Lien Term Claims Paydown Amount (as defined in Exhibit A hereto) is less than $50 million;

(x) if any Debtor’s use of the DIP Facility is terminated and remains terminated for five (5) Business Days;

(xi) if the DIP Lenders fail to fully execute (or provide notice that they will fail to fully execute) the DIP Credit Agreement in a manner consistent in all material respects with the terms set forth in the DIP Facility Term Sheet;

(xii) (A) a trustee, receiver, or examiner with expanded powers beyond those set forth in Sections 1106(a)(3) and (4) of the Bankruptcy Code is appointed in one or more of the Chapter 11 Cases, (B) the filing by any Debtor of a motion or other request for relief seeking to dismiss any of the Chapter 11 Cases or convert any of the Chapter 11 Cases to a case under Chapter 7 of the Bankruptcy Code, or (C) entry of an order by the Bankruptcy Court dismissing any of the Chapter 11 Cases or converting any of the Chapter 11 Cases to a case under Chapter 7 of the Bankruptcy Code;

(xiii) any Debtor challenges the principal amount, priority, and/or validity of the First Lien Loan Claims and/or the liens in respect thereof;

(xiv) any Debtor grants a lien on the Collateral (as defined in the Senior Secured Credit Agreement) that is senior to the valid and perfected liens on such Collateral securing the First Lien Loan Claims under the Senior Secured Credit Agreement, except (i) in respect of adequate protection to the extent contemplated by the DIP Orders, (ii) the Carve Out (as defined in the Interim DIP Order) and (iii) to the extent such Debtor may grant such lien under section 6.02 of the Senior Secured Credit Agreement;

(xv) the Required Consenting Noteholders terminate this Agreement pursuant to Section 14(c) hereof;

(xvi) the Bankruptcy Court enters an order in the Chapter 11 Cases terminating any of the Debtors’ exclusive right to file a plan or plans of reorganization pursuant to Section 1121 of the Bankruptcy Code;

(xvii) any Debtor sells or files any motion or application seeking authority to sell a material portion of the Debtors’ assets as a whole, without the prior written consent of the Required Consenting First Lien Lenders (other than the Specified Asset Sales);

(xviii) Quorum (A) files a motion or pleading with the Bankruptcy Court seeking authority to terminate this Agreement or (B) provides notice to counsel to the Consenting Stakeholders of its entry into or otherwise publicly announces its entry into or intent to pursue an Alternative Transaction;

(xix) there occurs any uncured Event of Default (as defined in the Senior Secured Credit Agreement) prior to the Petition Date; or

(xx) the Consenting First Lien Lenders under the Senior Secured Credit Agreement do not receive payment on April 30, 2020 of all accrued but unpaid interest (at the non-default contract rate) as of such date.

(e) The Debtors or the Required Consenting Stakeholders (by written notice executed by counsel for the Consenting Noteholders and counsel for the Consenting First Lien Lenders at the direction of the Required Consenting Stakeholders) may terminate this Agreement by written notice to the Parties in the event that the Bankruptcy Court or other governmental authority shall have issued any order, injunction or other decree or take any other action, which restrains, enjoins or otherwise prohibits the implementation of the Restructuring or the Definitive Restructuring Documents substantially on the terms and conditions set forth in this Agreement; provided, however, that the Debtors shall have ten (10) days after notice to the Debtors of such ruling or order to obtain relief that would allow consummation of the Restructuring and the Definitive Restructuring Documents, as applicable, in a manner that (i) does not prevent or diminish in a material way compliance with the terms of the Definitive Restructuring Documents and (ii) is acceptable to the Required Consenting First Lien Lenders in their reasonable discretion and the Required Consenting Noteholders in their sole discretion.

(f) This Agreement shall terminate solely as to any Consenting Stakeholder on the date on which such Consenting Stakeholder has transferred all (but not less than all) of its Covered Claims in accordance with and subject to Section 13 of this Agreement.

(g) No Party may seek to terminate or terminate this Agreement based upon any default, failure of a condition, or right of termination in this Agreement arising (directly or indirectly) out of its own actions or omissions.

(h) If this Agreement is terminated as to any Party pursuant to this Section 14, this Agreement shall forthwith become void and of no further force or effect with respect to such Party, such Party shall be released from its commitments, undertakings and agreements under or related to this Agreement, and there shall be no liability or obligation on the part of such Party; provided that (i) such Party shall have all rights and remedies available to it under applicable law (for all matters unrelated to this Agreement); (ii) any and all consents and ballots tendered by such Party prior to such termination shall be deemed, for all purposes, automatically to be null and void ab initio, shall not be considered or otherwise used in any manner by the Parties in connection with the Plan and this Agreement or otherwise and such consents or ballots may be changed or resubmitted regardless of whether the applicable voting deadline has passed (without the need to seek a court order or consent from the Debtors allowing such change or resubmission); (iii) in no event shall any such termination relieve such Party from liability for its breach or non-performance of its obligations hereunder prior to the date of such termination (including any reimbursement obligations incurred prior to the date of such termination); and (iv) in no event shall any such termination relieve such Party from its obligations under this Agreement which expressly survive any such termination pursuant to Section 34 hereof.

15.	Specific Performance.

The Parties agree that money damages would be an insufficient remedy for any breach of this Agreement by any Party and each non-breaching Party shall be entitled to specific performance and injunctive or other equitable relief, including attorneys’ fees and costs, as a remedy of any such breach, including an order of the Bankruptcy Court or other court of competent jurisdiction requiring any Party to comply promptly with any of its obligations hereunder, and each

Party agrees to waive any requirement for the securing or posting of a bond in connection with such remedy, as the sole remedy to which such non-breaching Party will be entitled, at law or in equity. The Parties agree that such relief will be their only remedy against the applicable other Party with respect to any such breach, and that in no event will any Party be liable for monetary damages (including consequential, special, indirect or punitive damages or damages for lost profits) other than attorneys’ fees and costs.

16.	Counterparts.

This Agreement and any amendments, waivers, consents, or supplements hereto or in connection herewith may be executed in multiple counterparts and delivered by electronic mail (in “.pdf” or “.tif” format), facsimile or otherwise, each of which shall be deemed to be an original for the purposes of this Agreement and all of which taken together shall constitute one and the same Agreement.

17.	No Solicitation and Acknowledgements.

Notwithstanding anything to the contrary in this Agreement, each Party acknowledges that (a) no securities of Quorum are being offered or sold hereby and this Agreement neither constitutes an offer to sell nor a solicitation of an offer to buy any securities of Quorum and (b) this Agreement is not, and shall not be deemed to be, a solicitation of a vote for the acceptance of the Plan pursuant to Section 1125 of the Bankruptcy Code. The acceptance of votes from holders of Claims and Interests, as applicable, will not be solicited until such holders have received the Disclosure Statement and related Solicitation Materials that meet the requirements of the Bankruptcy Code, including Bankruptcy Code Sections 1125 and 1126.

18.	Time is of the Essence.

The Parties acknowledge and agree that time is of the essence, and that they must each use commercially reasonable efforts to effectuate and consummate the Restructuring as soon as reasonably practicable.

19.	Governing Law; Consent to Jurisdiction.

(a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY CONFLICTS OF LAW PROVISION WHICH WOULD REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION.

(b) By its execution and delivery of this Agreement, each Party hereby irrevocably and unconditionally agrees for itself that any legal action, suit or proceeding against it with respect to any matter under or arising out of or in connection with this Agreement or for recognition or enforcement of any judgment rendered in any such action, suit or proceeding, may be brought solely in either a state or federal court of competent jurisdiction in the County of New York in the State of New York. By execution and delivery of this Agreement, each of the parties hereto hereby irrevocably accepts and submits itself to the nonexclusive jurisdiction of each such court, generally and unconditionally, with respect to any such action, suit or proceeding.

Notwithstanding the foregoing, upon the commencement of the Chapter 11 Cases, each Party hereto hereby agrees that, if the petitions have been filed and the Chapter 11 Cases are pending, the Bankruptcy Court shall have exclusive jurisdiction of all matters arising out of or in connection with this Agreement. The Parties to this Agreement expressly consent to entry of final orders by the Bankruptcy Court arising out of or relating to this Agreement, including but not limited to orders interpreting and enforcing this Agreement.

20.	Independent Analysis.

Each Party hereby confirms that it has made its own decision to execute this Agreement based upon its own independent assessment of documents and information available to it, as it has deemed appropriate. Each Party has had the ability to, and has, consulted with counsel in connection with its consideration of this Agreement. Each Party agrees that it has not entered into this Agreement based upon any representations or warranties that are not included herein.

21.	Third-Party Beneficiaries.

Unless expressly stated herein, this Agreement shall be solely for the benefit of the Parties hereto and no other Entity shall be a third-party beneficiary hereof.

22.	Notices.

Any notice, request, instruction or other document to be given hereunder by any Party to the others shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, by email or overnight courier.

(a) If to a Consenting Noteholder, to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

Attention:    Nicole Greenblatt, P.C.

                      nicole.greenblatt@kirkland.com

                    Steven N. Serajeddini, P.C.

                     steven.serajeddini@kirkland.com

(b) If to a Consenting First Lien Lender, to:

Milbank LLP

55 Hudson Yards

New York, NY 10001

Attention:    Dennis F. Dunne

                    ddunne@milbank.com

                    Tyson Lomazow

                      tlomazow@milbank.com

(c) If to Debtors, to:

Hal McCard

Senior Vice President, General Counsel, and Secretary

Quorum Health Corporation

1573 Mallory Lane Suite 100

Brentwood, TN 37027

hal_mccard@quorumhealth.com

With a courtesy copy (that does not constitute notice) to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, NY 10019

Attention:    Josh Feltman

                    jafeltman@wlrk.com

and to:

McDermott Will & Emery LLP

444 West Lake Street, Suite 4000

Chicago, IL 60606

Attention:    Felicia Gerber Perlman

                    fperlman@mwe.com

                    Bradley Thomas Giordano

                    bgiordano@mwe.com

23.	Severability.

Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. In the event that any part of this Agreement is declared by any court or other judicial or administrative body to be null, void or unenforceable, said provision survives to the extent it is not so declared, and all of the other provisions of this Agreement remain in full force and effect only if, after excluding the portion deemed to be unenforceable, the remaining terms provide for the consummation of the transactions contemplated hereby in substantially the same manner as originally set forth at the later of the date this Agreement was executed or last amended.

24.	Mutual Drafting.

This Agreement is the result of the Parties’ joint efforts, and each of them and their respective counsel have reviewed this Agreement and each provision hereof has been subject to the mutual consultation, negotiation, and agreement of the Parties, and the language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and therefore there shall be no construction against any Party based on any presumption of that Party’s involvement in the drafting thereof.

25.	Headings.

The headings used in this Agreement are for convenience of reference only and do not constitute a part of this Agreement and shall not be deemed to limit, characterize, or in any way affect any provision of this Agreement, and all provisions of this Agreement shall be enforced and construed as if no headings had been used in this Agreement.

26.	Waivers and Amendments.

Notwithstanding anything to the contrary contained herein, this Agreement may not be changed, modified, amended, or supplemented in any manner, nor shall any provision or requirement hereof be waived, except in accordance with this Section 26.

(a) This Agreement may be modified, amended, or supplemented, or a condition or requirement of this Agreement may be waived, with the prior written consent of (i) each Debtor; and (ii) except as provided in Section 26(b) hereof, the Required Consenting Stakeholders.

(b) Any modification, amendment, supplement, waiver, or change described in this Section 26(b) requires the written consent specified in this Section 26(b).

(i) Any modification, amendment, supplement, waiver, or change with respect to the following provisions of this Agreement requires the prior written consent of each Consenting Noteholder and each Consenting First Lien Lender: (A) the definition of “Required Consenting Stakeholders” herein; and (B) this Section 26.

(ii) Any modification, amendment, supplement, waiver, or change with respect to any of the following requires the prior written consent of each Consenting Noteholder: (A) the definition of “Consenting Noteholders” or “Required Consenting Noteholders” herein; (B) the definition of “Noteholder Group” or “Noteholder Group Advisors” herein; (C) the definition of “QHC Litigation Trust Agreement” herein; (D) with respect to each capitalized term in Section 3(a) of this Agreement, the definitions of each such term set forth herein; (E) the DIP Facility Term Sheet; and (F) the QHC Litigation Trust Term Sheet.

(iii) Any modification, amendment, supplement, waiver, or change with respect to the following provisions of this Agreement requires the prior written consent of each Consenting First Lien Lender: (A) the definition of “Consenting First Lien Lenders” herein and (B) the definition of “Required Consenting First Lien Lenders” herein.

(iv) Any modification, amendment, supplement, or waiver that has a material, disproportionate, and adverse effect on any Claim or Interest held by a particular Consenting Stakeholder requires the written consent of each such affected Consenting Stakeholder.

(c) Any proposed modification, amendment, supplement, or waiver that does not comply with this Section 26 shall be ineffective and void ab initio.

(d) The waiver by any Party of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any Party to exercise, and no delay in exercising, any right, power, or remedy under this Agreement shall operate as a waiver of any such right, power, or remedy or any provision of this Agreement, nor shall any single or partial exercise of such right, power, or remedy by such Party preclude any other or further exercise of such right, power, or remedy or the exercise of any other right, power, or remedy. All remedies under this Agreement are cumulative and are not exclusive of any other remedies.

(e) A Party shall be deemed to have given the written consent required by this Section 26 if counsel to such Party conveys such consent in writing (including by electronic mail) to counsel to the Party receiving such consent.

27.	[Reserved].

28.	Several, Not Joint, Claims.

The agreements, representations, warranties, and obligations of the Parties under this Agreement are, in all respects, several and not joint.

29.	Independent Nature of Consenting Stakeholders’ Obligations and Rights.

The obligations of each Consenting Stakeholder under this Agreement, the Equity Investment Commitment Agreement and the transactions contemplated herein and therein are several and not joint with the obligations of any other Consenting Stakeholder, and no Consenting Stakeholder shall be responsible in any way for the performance of the obligations of any other Consenting Stakeholder under this Agreement, the Equity Investment Commitment Agreement, or the transactions contemplated herein or therein. Nothing contained herein or in any other agreement referred to in this Agreement, and no action taken by any Consenting Stakeholder pursuant hereto or thereto, shall be deemed to constitute the Consenting Stakeholders as, and the Debtors acknowledges that the Consenting Stakeholders do not so constitute, a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Consenting Stakeholders are in any way acting in concert or as a group, including, without limitation, with respect to any agreement, arrangement, or understanding with respect to acting together for the purpose of acquiring, holding, voting, or disposing of any equity securities of Quorum or with respect to acting as a “group” within the meaning of Rule 13d-5 under the Securities Exchange Act of 1934, as amended, and the Debtors will not assert any such claim with respect to such obligations or the transactions contemplated by this Agreement or the Equity Investment Commitment Agreement, and the Debtors acknowledge that the Consenting Stakeholders are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or the Equity Investment Commitment Agreement. The Debtors acknowledge and each Consenting Stakeholder confirms that it has independently participated in the negotiation of the transactions contemplated herein and by the Equity Investment Commitment Agreement. Each Consenting

Stakeholder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement and the Equity Investment Commitment Agreement and it shall not be necessary for any other Consenting Stakeholder to be joined as an additional party in any proceeding for such purpose. The use of a single agreement to effectuate the transactions contemplated herein was solely in the control of the Debtors, not the action or decision of any Consenting Stakeholder, and was done solely for the convenience of the Debtors and not because it was required or requested to do so by any Consenting Stakeholder.

30.	Automatic Stay.

The Parties hereby acknowledge and agree and shall not dispute that after the commencement of the Chapter 11 Cases, any Party is authorized to terminate, and to take any action necessary to effectuate the termination of, this Agreement pursuant to terms hereof, notwithstanding Section 362 of the Bankruptcy Code or any other applicable law; provided, that nothing herein shall prejudice any Party’s rights to argue that the giving of notice of termination was not otherwise proper under the terms of this Agreement. No cure period contained in this Agreement shall be extended pursuant to Sections 108 or 365 of the Bankruptcy Code or any other applicable law without the prior written consent of each of the Consenting Stakeholders, and the Debtors hereby waive, to the greatest extent possible, the applicability of the automatic stay to such steps necessary to effectuate the termination of this Agreement. The Parties expressly stipulate and consent hereunder to the prospective modification of the automatic stay provisions of the Bankruptcy Code for purposes of exercising termination rights under this Agreement, to the extent the Bankruptcy Court determines in a Final order such relief is applicable.

31.	Settlement Discussions.

This Agreement is part of a proposed settlement of matters that could otherwise be the subject of litigation among the Parties. Nothing herein shall be deemed an admission of any kind. Pursuant to Federal Rule of Evidence 408 and any applicable state rules of evidence, this Agreement and all negotiations relating thereto shall not be admissible into evidence in any proceeding other than a proceeding related to the terms of this Agreement.

32.	Consideration.

The Parties hereby acknowledge that no consideration, other than that specifically described herein or in the other Definitive Restructuring Documents, shall be due or paid to any Party for its agreement to vote to accept the Plan in accordance with the terms and conditions of this Agreement, other than the Debtors’ representations, warranties and agreement to use its commercially reasonable efforts to seek to confirm and consummate the Plan.

33.	Confidentiality and Publicity.

(a) Other than as may be required by applicable law and regulation or by any governmental or regulatory authority, no Party shall issue any press release, make any filing with the SEC (other than required under applicable securities law and regulation as reasonably determined in good faith by outside counsel to the Debtors) or make any other public announcement regarding this Agreement without the consent of the Debtors and the Required Consenting Stakeholders, which consent shall not be unreasonably delayed, conditioned, or withheld, and each Party shall coordinate with the other Parties regarding any public statements made, including any communications with the press, public filings or filings with the SEC, with respect to this Agreement; for the avoidance of doubt, each Party shall have the right, without any obligation to any other Party, to decline to comment to the press with respect to this Agreement.

(b) Under no circumstances may any Party make any public disclosure of any kind that would disclose the particular holdings of Covered Claims of any Consenting Stakeholder without the prior written consent of such Consenting Stakeholder; provided that (x) the Debtors may disclose the aggregate holdings of the Consenting Noteholders and the Consenting First Lien Lenders, but not individual holdings of any individual Consenting Stakeholder (which shall be treated as “advisors’ eyes only”), in any filing with the SEC in respect of this Agreement and (y) the Debtors may disclose such amounts without consent to the extent that, upon the advice of counsel, it is required to do so by any governmental or regulatory authority or court of competent jurisdiction (including the Bankruptcy Court), or by applicable law, in which case the Debtors, prior to making such disclosure, shall allow the Consenting Stakeholders to whom such disclosure relates reasonable time at its own cost to seek a protective order with respect to such disclosures. The Debtors shall not use the name of any Consenting Stakeholder in any press release without such Party’s prior written consent.

(c) The Debtors will submit to counsel to the Consenting Noteholders all press releases and material public filings relating to this Agreement or the Restructuring and provide counsel to the Consenting Noteholders a reasonable opportunity to review and comment on such press releases and public filings; provided that Quorum shall be under no obligation to consult with, or obtain the prior approval of, any other Party as it relates to communications with vendors, customers, and other third parties regarding the general nature of the Restructuring.

34.	Survival.

(a) Notwithstanding a Permitted Transfer of Covered Claims in accordance with Section 13, the agreements and obligations of the Parties in this Section 34 and Sections 2(b), 8(a)(v), 8(a)(vi), 9, 10, 11, 12, 14(h), 15, 16, 17, 19, 20, 21, 22, 23, 24, 25, 26, 27, 28, 31 and 33(b) hereof shall survive such Permitted Transfer and shall continue in full force and effect for the benefit of the Parties in accordance with the terms hereof.

(b) Notwithstanding the termination of this Agreement in accordance with its terms, the agreements and obligations of the Parties in this Section 34 and Sections 2(b), 8(a)(v), 8(a)(vi), 9, 10, 11, 12, 14(h), 15, 16, 17, 19, 20, 21, 22, 23, 24, 25, 26, 27, 28, 31 and 33(b) hereof shall survive such termination and shall continue in full force and effect for the benefit of the Parties in accordance with the terms hereof.

[Signature Pages Follow]

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first above written.

QUORUM HEALTH CORPORATION

By:	/s/ Alfred Lumsdaine
Name:	Alfred Lumsdaine
Title:	Executive Vice President and Chief Financial Officer

[Signature Page – Restructuring Support Agreement]

By:	/s/ Martin D. Smith
Name:	Martin D. Smith
Title:	Executive Vice President
Acting on behalf of each of the subsidiaries set forth below

Ambulance Services of Forrest City, LLC

Ambulance Services of McKenzie, Inc.

Ambulance Services of Tooele, LLC

Anna Clinic Corp.

Anna Hospital Corporation

Augusta Hospital, LLC

Augusta Physician Services, LLC

Barrow Health Ventures, Inc.

Barstow Healthcare Management, Inc.

Big Bend Hospital Corporation

Big Spring Hospital Corporation

Blue Island Clinic Company, LLC

Blue Island HBP Medical Group, LLC

Blue Island Hospital Company, LLC

Blue Island Illinois Holdings, LLC

Blue Ridge Georgia Holdings, LLC

Blue Ridge Georgia Hospital Company, LLC

Central Alabama Physician Services, Inc.

CHS Utah Holdings, LLC

Clinton Hospital Corporation

Crossroads Physician Corp.

CSRA Holdings, LLC

Deming Clinic Corporation

Deming Hospital Corporation

Deming Nursing Home Company, LLC

DHSC, LLC

Doctors Hospital Physician Services, LLC

Edwardsville Ambulatory Surgery Center, L.L.C.

Evanston Clinic Corp

Evanston Hospital Corporation

Fannin Regional Orthopaedic Center, Inc.

Forrest City Arkansas Hospital Company, LLC

Forrest City Clinic Company, LLC

Forrest City Holdings, LLC

Fort Payne Clinic Corp.

Fort Payne HBP, LLC

Fort Payne Hospital Corporation

Fort Payne RHC Corp.

Galesburg Hospital Corporation

Galesburg Professional Services, LLC

Georgia HMA Physician Management, LLC

Granite City ASC Investment Company, LLC

Granite City Clinic Corp.

Granite City HBP Corp.

Granite City Hospital Corporation

[Signature Page – Restructuring Support Agreement]

Granite City Illinois Hospital Company, LLC

Granite City Orthopedic Physicians Company, LLC

Granite City Physicians Corp.

Greenville Clinic Corp.

Greenville Hospital Corporation

Hamlet H.M.A., LLC

Hamlet HMA Physician Management, LLC

Hamlet HMA PPM, LLC

Haven Clinton Medical Associates, LLC

Heartland Rural Healthcare, LLC

Hidden Valley Medical Center, Inc.

Hospital of Barstow, Inc.

Hospital of Louisa, Inc.

In-Home Medical Equipment Supplies and Services, Inc.

Jackson Hospital Corporation

Jackson Physician Corp.

Kentucky River HBP, LLC

Kentucky River Physician Corporation

King City Physician Company, LLC

Knox Clinic Corp.

Lindenhurst Illinois Hospital Company, LLC

Lindenhurst Surgery Center, LLC

Lock Haven Clinic Company, LLC

Marion Hospital Corporation

Massillon Community Health System LLC

Massillon Health System LLC

Massillon Holdings, LLC

Massillon Physician Services, LLC

McKenzie Clinic Corp.

McKenzie Physician Services, LLC

McKenzie Tennessee Hospital Company, LLC

McKenzie-Willamette Regional Medical Center Associates, LLC

Memorial Management, Inc.

Mesquite Clinic Management Company, LLC

MMC of Nevada, LLC

Monroe County Surgical Center, LLC

Monroe Diagnostic Testing Centers, LLC

Monroe HMA Physician Management, LLC

Monroe HMA, LLC

MWMC Holdings, LLC

National Healthcare of Mt. Vernon, Inc.

National Imaging Of Carterville, LLC

National Imaging Of Mount Vernon, LLC

OHANI, LLC

Our Healthy Circle

Paintsville HMA Physician Management, LLC

Paintsville Hospital Company, LLC

Phillips Clinic Company, LLC

Phillips Hospital Company, LLC

QHC ARM Shared Services, LLC

QHC Blue Island Urgent Care Holdings, LLC

[Signature Page – Restructuring Support Agreement]

QHC California Holdings, LLC

QHC HIM Shared Services, LLC

QHCCS, LLC

QHG of Massillon, INC.

QHR Development, LLC

QHR Healthcare Affiliates, LLC

QHR Intensive Resources, LLC

QHR International, LLC

Quorum Health Corporation

Quorum Health Corporation Political Action Committee

Quorum Health Foundation, Inc.

Quorum Health Investment Company, LLC

Quorum Health Resources, LLC

Quorum Purchasing Advantage, LLC

Quorum Solutions, LLC

Red Bud Clinic Corp.

Red Bud Hospital Corporation

Red Bud Illinois Hospital Company, LLC

Red Bud Physician Group, LLC

Red Bud Regional Clinic Company, LLC

River To River Heart Group, LLC

San Miguel Clinic Corp.

San Miguel Hospital Corporation

Southern Illinois Medical Care Associates, LLC

Springfield Oregon Holdings, LLC

Summit Emergency Medicine, LLC

Sunbury Clinic Company, LLC

Sunbury Hospital Company, LLC

Three Rivers Medical Clinics, Inc.

Tooele Clinic Corp.

Tooele Hospital Corporation

Triad Of Oregon, LLC

Waukegan Clinic Corp.

Waukegan Hospital Corporation

Waukegan Illinois Hospital Company, LLC

Williamston Clinic Corp.

Williamston HBP Services, LLC

Williamston Hospital Corporation

Winder HMA, LLC

[Signature Page – Restructuring Support Agreement]

GOLDENTREE ASSET MANAGEMENT LP, on behalf of certain funds and accounts for which it serves as investment advisor

By:	/s/ Sasha Linney
Name:	Sasha Linney
Title:	Associate General Counsel

[Signature Page – Restructuring Support Agreement]

KKR - NYC CREDIT B L.P.

By:	/s/ Jeffrey M. Smith
Name:	Jeffrey M. Smith
Title:	Authorized Signatory

KKR-JESSELTON HIF CREDIT PARTNERS SUB L.P.

By:	/s/ Jeffrey M. Smith
Name:	Jeffrey M. Smith
Title:	Authorized Signatory

KKR-MILTON II INDIA INVESTORS LTD.

By:	/s/ Jeffrey M. Smith
Name:	Jeffrey M. Smith
Title:	Authorized Signatory

PRESIDIO INVESTORS LIMITED

By:	/s/ Jeffrey M. Smith
Name:	Jeffrey M. Smith
Title:	Authorized Signatory

SPRUCE INVESTORS II LIMITED PARTNERSHIP

By:	/s/ Jeffrey M. Smith
Name:	Jeffrey M. Smith
Title:	Authorized Signatory

[Signature Page – Restructuring Support Agreement]

OHA BCSS SSD II, L.P.

By:	OHA BCSS SSD GenPar II, LLC, its general partner

By:	OHA Global PE GenPar, LLC, its managing partner

By:	OHA Global PE MGP, LLC, its managing member

By:	/s/ Gregory S. Rubin
Name:	Gregory S. Rubin
Title:	Authorized Signatory
OHA MPS SSD II, L.P.

By:	OHA MPS SD GenPar II, LLC, its general partner

By:	OHA Global PE GenPar, LLC, its managing partner

By:	OHA Global PE MGP, LLC, its managing member

By:	/s/ Gregory S. Rubin
Name:	Gregory S. Rubin
Title:	Authorized Signatory

THE COCA-COLA COMPANY MASTER RETIREMENT TRUST

By:	Oak Hill Advisors, L.P., as Investment Manager

By:	Oak Hill Advisors GenPar, L.P., its general partner

By:	Oak Hill Advisors MGP, Inc., its managing general partner

By:	/s/ Gregory S. Rubin
Name:	Gregory S. Rubin
Title:	Authorized Signatory

[Signature Page – Restructuring Support Agreement]

OHA DIVERSIFIED CREDIT STRATEGIES FUND MASTER, L.P.

By:	OHA Diversified Credit Strategies GenPar, LLC, its general partner

By:	OHA Global GenPar, LLC, its managing member

By:	OHA Global MGP, LLC, its managing member

By:	/s/ Gregory S. Rubin
Name:	Gregory S. Rubin
Title:	Authorized Signatory

OHA DIVERSIFIED CREDIT STRATEGIES FUND (PARALLEL), L.P.

By:	OHA Diversified Credit Strategies GenPar, LLC, its general partner

By:	OHA Global GenPar, LLC, its managing member

By:	OHA Global MGP, LLC, its managing member

By:	/s/ Gregory S. Rubin
Name:	Gregory S. Rubin
Title:	Authorized Signatory

OHA ENHANCED CREDIT STRATEGIES MASTER FUND, L.P.

By:	OHA Enhanced Credit Strategies GenPar, LLC, its general partner

By:	OHA Global GenPar, LLC, its managing member

By:	OHA Global MGP, LLC, its managing member

By:	/s/ Gregory S. Rubin
Name:	Gregory S. Rubin
Title:	Authorized Signatory

[Signature Page – Restructuring Support Agreement]

FUTURE FUND BOARD OF GUARDIANS

By:	Oak Hill Advisors, L.P., as Investment Manager

By:	Oak Hill Advisors GenPar, L.P., its general partner

By:	Oak Hill Advisors MGP, Inc., its managing general partner

By:	/s/ Gregory S. Rubin
Name:	Gregory S. Rubin
Title:	Authorized Signatory

INDIANA PUBLIC RETIREMENT SYSTEM

By:	Oak Hill Advisors, L.P., as Investment Manager

By:	Oak Hill Advisors GenPar, L.P., its general partner

By:	Oak Hill Advisors MGP, Inc., its managing general partner

By:	/s/ Gregory S. Rubin
Name:	Gregory S. Rubin
Title:	Authorized Signatory

LERNER ENTERPRISES, LLC

By:	Oak Hill Advisors, L.P., as Investment Manager

By:	Oak Hill Advisors GenPar, L.P., its general partner

By:	Oak Hill Advisors MGP, Inc., its managing general partner

By:	/s/ Gregory S. Rubin
Name:	Gregory S. Rubin
Title:	Authorized Signatory

[Signature Page – Restructuring Support Agreement]

NORTHWELL HEALTH, INC.

By:	Oak Hill Advisors, L.P., as Investment Manager

By:	Oak Hill Advisors GenPar, L.P., its general partner

By:	Oak Hill Advisors MGP, Inc., its managing general partner

By:	/s/ Gregory S. Rubin
Name:	Gregory S. Rubin
Title:	Authorized Signatory

OCA OHA CREDIT FUND LLC, an individual series of OCA Investment Partners LLC

By:	Oak Hill Advisors, L.P., as Investment Manager

By:	Oak Hill Advisors GenPar, L.P., its general partner

By:	Oak Hill Advisors MGP, Inc., its managing general partner

By:	/s/ Gregory S. Rubin
Name:	Gregory S. Rubin
Title:	Authorized Signatory

OHA CENTRE STREET PARTNERSHIP, L.P.

By:	OHA Centre Street GenPar, LLC, its general partner

By:	OHA Centre Street MGP, LLC, its managing member

By:	/s/ Gregory S. Rubin
Name:	Gregory S. Rubin
Title:	Authorized Signatory

[Signature Page – Restructuring Support Agreement]

OHA MD OPPORTUNISTIC CREDIT MASTER FUND, L.P.

By:	OHA MD Opportunistic Credit GenPar, LLC, its general partner

By:	OHA Global GenPar, LLC, its managing member

By:	OHA Global MGP, LLC, its managing member

By:	/s/ Gregory S. Rubin
Name:	Gregory S. Rubin
Title:	Authorized Signatory

OHAT CREDIT FUND, L.P.

By:	OHAT Credit GenPar, LLC, its general partner

By:	OHA Global GenPar, LLC, its managing member

By:	OHA Global MGP, LLC, its managing member

By:	/s/ Gregory S. Rubin
Name:	Gregory S. Rubin
Title:	Authorized Signatory

OHA DELAWARE CUSTOMIZED CREDIT FUND HOLDINGS, L.P.

By:	OHA Delaware Customized Credit Fund GenPar, LLC, its general partner

By:	OHA Global GenPar, LLC, its managing member

By:	OHA Global MGP, LLC, its managing member

By:	/s/ Gregory S. Rubin
Name:	Gregory S. Rubin
Title:	Authorized Signatory

[Signature Page – Restructuring Support Agreement]

ILLINOIS STATE BOARD OF INVESTMENT

By:	Oak Hill Advisors, L.P., as Investment Manager

By:	Oak Hill Advisors GenPar, L.P., its general partner

By:	Oak Hill Advisors MGP, Inc., its managing general partner

By:	/s/ Gregory S. Rubin
Name:	Gregory S. Rubin
Title:	Authorized Signatory

OHA STRATEGIC CREDIT MASTER FUND II, L.P.

By:	OHA Strategic Credit II GenPar, LLC, its general partner

By:	OHA Global PE GenPar, LLC, its managing member

By:	OHA Global PE MGP, LLC, its managing member

By:	/s/ Gregory S. Rubin
Name:	Gregory S. Rubin
Title:	Authorized Signatory

OHA STRUCTURED PRODUCTS MASTER FUND D, L.P.

By:	OHA Structured Products D GenPar, LLC, its general partner

By:	OHA Global PE GenPar, LLC, its managing member

By:	OHA Global PE MGP, LLC, its managing member

By:	/s/ Gregory S. Rubin
Name:	Gregory S. Rubin
Title:	Authorized Signatory

[Signature Page – Restructuring Support Agreement]

MASTER SIF SICAV-SIF

By:	OHA (UK) LLP, as Investment Manager

By:	/s/ Colin J. Blackmore
Name:	Colin J. Blackmore
Title:	Authorized Signatory

OHA CREDIT FUNDING 1, LTD.

By:	Oak Hill Advisors, L.P., as portfolio manager

By:	/s/ Gregory S. Rubin
Name:	Gregory S. Rubin
Title:	Authorized Signatory

OHA CREDIT FUNDING 2, LTD.

By:	Oak Hill Advisors, L.P., as portfolio manager

By:	/s/ Gregory S. Rubin
Name:	Gregory S. Rubin
Title:	Authorized Signatory

OHA CREDIT PARTNERS IX, LTD.

By:	Oak Hill Advisors, L.P., as portfolio manager

By:	/s/ Gregory S. Rubin
Name:	Gregory S. Rubin
Title:	Authorized Signatory

OHA CREDIT PARTNERS VII, LTD.

By:	Oak Hill Advisors, L.P., as portfolio manager

By:	/s/ Gregory S. Rubin
Name:	Gregory S. Rubin
Title:	Authorized Signatory

[Signature Page – Restructuring Support Agreement]

OHA CREDIT PARTNERS XI, LTD.

By:	Oak Hill Advisors, L.P., as portfolio manager

By:	/s/ Gregory S. Rubin
Name:	Gregory S. Rubin
Title:	Authorized Signatory

OHA CREDIT PARTNERS XII, LTD.

By:	Oak Hill Advisors, L.P., as portfolio manager

By:	/s/ Gregory S. Rubin
Name:	Gregory S. Rubin
Title:	Authorized Signatory

OHA CREDIT PARTNERS XIII, LTD.

By:	Oak Hill Advisors, L.P., as portfolio manager

By:	/s/ Gregory S. Rubin
Name:	Gregory S. Rubin
Title:	Authorized Signatory

OHA CREDIT PARTNERS XIV, LTD.

By:	Oak Hill Advisors, L.P., as portfolio manager

By:	/s/ Gregory S. Rubin
Name:	Gregory S. Rubin
Title:	Authorized Signatory

OHA CREDIT PARTNERS X-R, LTD.

By:	Oak Hill Advisors, L.P., as portfolio manager

By:	/s/ Gregory S. Rubin
Name:	Gregory S. Rubin
Title:	Authorized Signatory

[Signature Page – Restructuring Support Agreement]

OHA CREDIT PARTNERS XV, LTD.

By:	Oak Hill Advisors, L.P., as portfolio manager

By:	/s/ Gregory S. Rubin
Name:	Gregory S. Rubin
Title:	Authorized Signatory

OHA FINLANDIA CREDIT FUND, L.P.

By:	OHA Finlandia Credit Fund GenPar, LLC, its general partner

By:	OHA Global GenPar, LLC, its managing member

By:	OHA Global MGP, LLC, its managing member

By:	/s/ Gregory S. Rubin
Name:	Gregory S. Rubin
Title:	Authorized Signatory

OHA LOAN FUNDING 2013-1, LTD.

By:	Oak Hill Advisors, L.P., as portfolio manager

By:	/s/ Gregory S. Rubin
Name:	Gregory S. Rubin
Title:	Authorized Signatory

OHA LOAN FUNDING 2013-2, LTD.

By:	Oak Hill Advisors, L.P., as portfolio manager

By:	/s/ Gregory S. Rubin
Name:	Gregory S. Rubin
Title:	Authorized Signatory

[Signature Page – Restructuring Support Agreement]

OHA LOAN FUNDING 2015-1, LTD.

By:	Oak Hill Advisors, L.P., as portfolio manager

By:	/s/ Gregory S. Rubin
Name:	Gregory S. Rubin
Title:	Authorized Signatory

OHA LOAN FUNDING 2016-1, LTD.

By:	Oak Hill Advisors, L.P., as portfolio manager

By:	/s/ Gregory S. Rubin
Name:	Gregory S. Rubin
Title:	Authorized Signatory

[Signature Page – Restructuring Support Agreement]

YORK CAPITAL MANAGEMENT GLOBAL ADVISORS, LLC, on behalf of certain funds and/or accounts managed or advised by it or its affiliates

By:	/s/ Richard P. Swanson
Name:	Richard P. Swanson
Title:	Chief Legal Officer

[Signature Page – Restructuring Support Agreement]

MIDTOWN ACQUISITIONS L.P.

By:	Midtown Acquisitions GP LLC, its General Partner

By:	/s/ Gabriel T. Schwartz
Name:	Gabriel T. Schwartz
Title:	Manager

M.H. DAVIDSON & CO.

By:	Davidson Kempner Capital Management LP, its Investment Advisor

By:	/s/ Gabriel T. Schwartz
Name:	Gabriel T. Schwartz
Title:	Co-Deputy Executive Managing Member

DAVIDSON KEMPNER PARTNERS

By:	Davidson Kempner Capital Management LP, its Investment Advisor

By:	/s/ Gabriel T. Schwartz
Name:	Gabriel T. Schwartz
Title:	Co-Deputy Executive Managing Member

DAVIDSON KEMPNER INSTITUTIONAL PARTNERS, L.P.

By:	Davidson Kempner Capital Management LP, its Investment Advisor

By:	/s/ Gabriel T. Schwartz
Name:	Gabriel T. Schwartz
Title:	Co-Deputy Executive Managing Member

[Signature Page – Restructuring Support Agreement]

DAVIDSON KEMPNER INTERNATIONAL, LTD.

By:	Davidson Kempner Capital Management LP, its Investment Advisor

By:	/s/ Gabriel T. Schwartz
Name:	Gabriel T. Schwartz
Title:	Co-Deputy Executive Managing Member

DAVIDSON KEMPNER DISTRESSED OPPORTUNITIES FUND LP

By:	Davidson Kempner Capital Management LP, its Subadvisor

By:	/s/ Gabriel T. Schwartz
Name:	Gabriel T. Schwartz
Title:	Co-Deputy Executive Managing Member

DAVIDSON KEMPNER DISTRESSED OPPORTUNITIES INTERNATIONAL LTD.

By:	Davidson Kempner Capital Management LP, its Subadvisor

By:	/s/ Gabriel T. Schwartz
Name:	Gabriel T. Schwartz
Title:	Co-Deputy Executive Managing Member

DKLDO IV TRADING SUBSIDIARY LP

By:	Davidson Kempner Capital Management LP, its Subadvisor

By:	/s/ Gabriel T. Schwartz
Name:	Gabriel T. Schwartz
Title:	Co-Deputy Executive Managing Member

[Signature Page – Restructuring Support Agreement]

SPECIAL SITUATIONS INVESTING GROUP, INC.

By:	/s/ C. Cleaver Sower
Name:	C. Cleaver Sower
Title:	Authorized Signatory

GOLDMAN SACHS & CO. LLC

By:	/s/ C. Cleaver Sower
Name:	C. Cleaver Sower
Title:	Authorized Signatory

[Signature Page – Restructuring Support Agreement]

SCHEDULE 1

HOLDINGS OF CONSENTING STAKEHOLDERS

[Confidential – redacted]

Consenting Stakeholder	Principal Amount of Term Loans	Principal Amount of Revolving Loans	Principal Amount of Senior Notes

EXHIBIT A

Joint Plan of Reorganization

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

In re: QUORUM HEALTH CORPORATION, et al.,[1] Debtors.	) ) ) ) ) ) ) )	Chapter 11 Case No. 20-[_______] (___) (Joint Administration Requested)

DEBTORS’ JOINT PREPACKAGED CHAPTER 11 PLAN OF REORGANIZATION

THIS CHAPTER 11 PLAN IS BEING SOLICITED FOR ACCEPTANCE OR REJECTION IN ACCORDANCE WITH BANKRUPTCY CODE SECTION 1125 AND WITHIN THE MEANING OF BANKRUPTCY CODE SECTION 1126. THIS CHAPTER 11 PLAN WILL BE SUBMITTED TO THE BANKRUPTCY COURT FOR APPROVAL FOLLOWING SOLICITATION AND THE DEBTORS’ FILING FOR CHAPTER 11 BANKRUPTCY.

Felicia Gerber Perlman (pro hac vice admission pending)		David R. Hurst (I.D. No. 3743)
Bradley Thomas Giordano (pro hac vice admission pending)		MCDERMOTT WILL & EMERY LLP
Megan M. Preusker (pro hac vice admission pending)		The Nemours Building
MCDERMOTT WILL & EMERY LLP		1007 North Orange Street, 4th Floor
444 West Lake Street		Wilmington, Delaware 19801
Chicago, Illinois 60606-0029		Telephone: (302) 485-3900
Telephone:	(312) 372-2000	Facsimile: (302) 351-8711
Facsimile:	(312) 984-7700

Proposed Counsel to the Debtors and Debtors in Possession

Dated: April 6, 2020

[1]

The last four digits of Quorum Health Corporation’s tax identification number are 5208. Due to the large number of Debtors in these chapter 11 cases, for which the Debtors have requested joint administration, a complete list of the Debtors and the last four digits of their federal tax identification numbers is not provided herein. A complete list of such information may be obtained on the website of the Debtors’ proposed claims and noticing agent at https://dm.epiq11.com/Quorum. The location of Quorum Health Corporation’s corporate headquarters and the Debtors’ service address is 1573 Mallory Lane, Brentwood, Tennessee 37027.

J.	Cancellation of Facilities, Notes, Instruments, Certificates, and Other Documents	33
K.	Effectuating Documents; Further Transactions	35
L.	Exemptions from Certain Taxes and Fees	35
M.	New Quorum Constituent Documents	35
N.	Directors and Officers	36
O.	MIP	36
P.	Galesburg	36
Q.	Preservation of Causes of Action	37

ARTICLE V. TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES		37

A.	Assumption of Executory Contracts and Unexpired Leases	37
B.	Claims Based on Rejection of Executory Contracts or Unexpired Leases	38
C.	Cure of Defaults and Objections to Cure and Assumption	39
D.	Insurance Policies	39
E.	Indemnification Provisions	40
F.	Director, Officer, Manager, and Employee Liability Insurance	40
G.	Employee and Retiree Benefits	41
H.	Modifications, Amendments, Supplements, Restatements, or Other Agreements	41
I.	Reservation of Rights	41
J.	Nonoccurrence of Effective Date	42
K.	Contracts and Leases Entered Into After the Petition Date	42

ARTICLE VI. PROVISIONS GOVERNING DISTRIBUTIONS		42

A.	Timing and Calculation of Amounts to Be Distributed	42
B.	Distributions on Account of Obligations of Multiple Debtors	42
C.	Distribution Agent	43
D.	Rights and Powers of Distribution Agent	43
E.	Delivery of Distributions	43
F.	Manner of Payment	44
G.	Compliance Matters	44
H.	No Postpetition or Default Interest on Claims	45
I.	Allocation Between Principal and Accrued Interest	45
J.	Setoffs and Recoupment	45
K.	Claims Paid or Payable by Third Parties	46

ARTICLE VII. PROCEDURES FOR RESOLVING DISPUTED CLAIMS AND INTERESTS		46

A.	Disputed Claims Process	46
B.	Claims Administration Responsibilities.	47
C.	Estimation of Claims and Interests	47
D.	Adjustment to Claims Without Objection	48
E.	No Distributions Pending Allowance	48

F.	Distributions After Allowance	48
G.	No Interest	48

ii

ARTICLE VIII. SETTLEMENT, RELEASE, INJUNCTION, AND RELATED PROVISIONS		48

A.	Compromise and Settlement of Claims, Interests, and Controversies	48
B.	Discharge of Claims	49
C.	Release of Liens	49
D.	Debtor Release	50
E.	Third-Party Release	50
F.	Exculpation	51
G.	Injunction	52
H.	Protection Against Discriminatory Treatment	53
I.	Recoupment	53
J.	Reimbursement or Contribution	53
K.	Term of Injunctions or Stays	53
L.	Document Retention	53

ARTICLE IX. CONDITIONS TO CONFIRMATION OF THE PLAN AND THE EFFECTIVE DATE		54

A.	Conditions Precedent to Confirmation	54
B.	Conditions Precedent to the Effective Date	54
C.	Waiver of Conditions to Confirmation or the Effective Date	55
D.	Substantial Consummation	55
E.	Effect of Non-Occurrence of Conditions to Consummation	55

ARTICLE X. MODIFICATION, REVOCATION, OR WITHDRAWAL OF THE PLAN		55

A.	Modification of Plan	55
B.	Effect of Confirmation on Modifications	55
C.	Revocation or Withdrawal of Plan	56

ARTICLE XI. RETENTION OF JURISDICTION		56

ARTICLE XII. MISCELLANEOUS PROVISIONS		59

A.	Immediate Binding Effect	59
B.	Additional Documents	59
C.	Statutory Fees	59
D.	Payment of Certain Fees and Expenses	59
E.	Reservation of Rights	60
F.	Successors and Assigns	60
G.	Service of Documents	60
H.	Entire Agreement	61
I.	Plan Supplement Exhibits	61
J.	Non-Severability	62
K.	Votes Solicited in Good Faith	62
L.	Waiver or Estoppel	62
M.	Closing of Chapter 11 Cases	62

iii

INTRODUCTION

Quorum Health Corporation (“Quorum”) and its debtor affiliates, as debtors and debtors-in-possession in the above-captioned cases (collectively, the “Debtors”) propose this joint plan of reorganization (the “Plan”) for the resolution of the outstanding Claims against and Interests in the Debtors pursuant to chapter 11 of the Bankruptcy Code. Capitalized terms used in the Plan and not otherwise defined shall have the meanings set forth in Article I.A of the Plan. Although proposed jointly for administrative purposes, the Plan constitutes a separate Plan for each Debtor for the resolution of outstanding Claims and Interests pursuant to the Bankruptcy Code. Each Debtor is a proponent of the Plan within the meaning of section 1129 of the Bankruptcy Code. The classifications of Claims and Interests set forth in Article III of the Plan shall be deemed to apply separately with respect to each Plan proposed by each Debtor, as applicable. The Plan does not contemplate substantive consolidation of any of the Debtors. Reference is made to the Disclosure Statement for a discussion of the Debtors’ history, business, properties and operations, projections, risk factors, a summary and analysis of this Plan, and certain related matters.

ALL HOLDERS OF CLAIMS AND INTERESTS ARE ENCOURAGED TO READ THE PLAN AND THE DISCLOSURE STATEMENT IN THEIR ENTIRETY, PARTICULARLY HOLDERS OF CLAIMS AND INTERESTS ENTITLED TO VOTE TO ACCEPT OR TO REJECT THE PLAN.

ARTICLE I.

DEFINED TERMS, RULES OF INTERPRETATION,

COMPUTATION OF TIME, GOVERNING LAW, AND OTHER REFERENCES

A.	Defined Terms

1. “ABL Claim” means all Claims against any Debtor arising under, derived from, or based upon the ABL Credit Facility.

2. “ABL Credit Agreement” means that certain ABL Credit Agreement dated as of April 29, 2016 (as may be modified, amended, or supplemented) among Quorum, the guarantors and other parties thereto, the ABL Lenders and UBS AG, Stamford Branch, as administrative agent and collateral agent.

3. “ABL Credit Facility” means that certain $125 million senior secured asset-based revolving credit facility provided under the ABL Credit Agreement between certain of the Debtors as obligors or guarantors and the ABL Lenders.

4. “ABL Facility Agent” means UBS AG, Stamford Branch acting through such of its affiliates or branches as it may designate, in its capacity as administrative agent, collateral agent, and swingline lender under the ABL Credit Agreement, or any successor administrative agent as permitted by the terms set forth in the ABL Credit Agreement.

5. “ABL Lenders” means, collectively, the banks, financial institutions, and other lenders party to the ABL Credit Facility from time to time, in their respective capacities thereunder, including as swingline lender, and issuing banks, as applicable.

6. “ABL Representatives” means Winston & Strawn LLP, FTI Consulting, Inc., and any local counsel to the ABL Facility Agent.

7. “Administrative Claim” means a Claim for costs and expenses of administration of the Chapter 11 Cases pursuant to sections 503(b), 507(a)(2), 507(b), or 1114(e)(2) of the Bankruptcy Code, including: (a) the actual and necessary costs and expenses incurred on or after the Petition Date until and including the Effective Date of preserving the Estates and operating the Debtors’ businesses; and (b) Allowed Professional Fee Claims.

8. “Affiliate” has the meaning set forth in section 101(2) of the Bankruptcy Code as if such Entity were a debtor in a case under the Bankruptcy Code.

9. “Agreement Effective Date” means the date on which the conditions set forth in Section 2 of the Restructuring Support Agreement have been satisfied or waived by the appropriate party or parties in accordance with the Restructuring Support Agreement.

10. “Allowed” means with respect to any Claim or Interest, except as otherwise provided in the Plan: (a) a Claim that either (i) is not Disputed or (ii) has been allowed by a Final Order; (b) a Claim that is allowed, compromised, settled, or otherwise resolved (i) pursuant to the terms of the Plan, (ii) in any stipulation that is approved by the Bankruptcy Court by a Final Order, or (iii) pursuant to any contract, instrument, indenture, or other agreement entered into or assumed in connection herewith; (c) a Claim relating to a rejected Executory Contract or Unexpired Lease that either (i) is not a Disputed Claim or (ii) has been allowed by a Final Order; or (d) a Claim or Interest as to which a Proof of Claim or Proof of Interest, as applicable, has been timely filed and as to which no objection has been filed.

11. “Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101–1532, as now in effect or hereafter amended, and the rules and regulations promulgated thereunder.

12. “Bankruptcy Court” means the United States Bankruptcy Court for the District of Delaware or such other court having jurisdiction over the Chapter 11 Cases, including, to the extent of the withdrawal of the reference under 28 U.S.C. § 157, the United States District Court for the District of Delaware.

13. “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under section 2075 of title 28 of the United States Code, 28 U.S.C. § 2075, as applicable to the Chapter 11 Cases and the general, local, and chambers rules of the Bankruptcy Court, as now in effect or hereafter amended.

14. “Business Day” means any day, other than a Saturday, Sunday, or a legal holiday, as defined in Bankruptcy Rule 9006(a).

15. “Cash” or “$” means the legal tender of the United States of America or the equivalent thereof, including bank deposits, checks, and cash equivalents, as applicable.

16. “Causes of Action” means any claims, interests, damages, remedies, causes of action, demands, rights, actions, suits, obligations, liabilities, accounts, defenses, offsets, powers, privileges, licenses, Liens, indemnities, guaranties, and franchises of any kind or character whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, contingent or non-contingent, liquidated or unliquidated, secured or unsecured, assertable, directly or derivatively, matured or unmatured, suspected or unsuspected, in contract, tort, law, equity, or otherwise. Causes of Action also include: (a) all rights of setoff, counterclaim, or recoupment and claims under contracts or for breaches of duties imposed by law; (b) the right to object to or otherwise contest Claims or Interests; (c) claims pursuant to sections 362, 510, 542, 543, 544 through 550, or 553 of the Bankruptcy Code; (d) such claims and defenses as fraud, mistake, duress, and usury, and any other defenses set forth in section 558 of the Bankruptcy Code; and (e) any state or foreign law fraudulent transfer or similar claim.

17. “Chapter 11 Cases” means the procedurally consolidated cases filed or to be filed (as applicable) by the Debtors in the Bankruptcy Court under chapter 11 of the Bankruptcy Code.

18. “Claim” means any claim, as defined in section 101(5) of the Bankruptcy Code, against any of the Debtors, whether or not assessed or Allowed.

19. “Claims Register” means the official register of Claims against and Interests in the Debtors maintained by the Solicitation Agent.

20. “Class” means a category of Holders of Claims or Interests under section 1122(a) of the Bankruptcy Code.

21. “Confirmation” means entry of the Confirmation Order by the Bankruptcy Court on the docket of the Chapter 11 Cases.

22. “Confirmation Date” means the date on which the Bankruptcy Court enters the Confirmation Order on the docket of the Chapter 11 Cases within the meaning of Bankruptcy Rules 5003 and 9021.

23. “Confirmation Hearing” means the hearing held by the Bankruptcy Court pursuant to Bankruptcy Rule 3020(b)(2) and section 1128 of the Bankruptcy Code, including any adjournments thereof, at which the Bankruptcy Court will consider confirmation of the Plan and approval of the Disclosure Statement.

24. “Confirmation Objection Deadline” means the deadline by which objections to confirmation of the Plan must be received by the Debtors.

25. “Confirmation Order” means the order of the Bankruptcy Court confirming the Plan under section 1129 of the Bankruptcy Code and approving the Disclosure Statement.

26. “Consenting First Lien Lenders” has the meaning ascribed to such term in the Restructuring Support Agreement.

27. “Consenting Noteholders” has the meaning ascribed to such term in the Restructuring Support Agreement.

28. “Consenting Stakeholders” has the meaning ascribed to such term in the Restructuring Support Agreement.

29. “Consummation” means the occurrence of the Effective Date.

30. “Contributed Claims” means any prepetition Cause of Action relating to the Senior Notes held by any of the Contributing Claimants arising under or based on state, federal, or common law, including but not limited to fraudulent transfer, fraudulent conveyance, voidable transaction law, any statute limiting or prohibiting transfers to shareholders, and alter ego.

31. “Contributing Claimants” means Senior Noteholders that elect to assign Contributed Claims to the QHC Litigation Trust.

32. “Corporate Governance Term Sheet” means the corporate governance term sheet with respect to Reorganized Quorum, as may be amended, modified or supplemented only in accordance with section 26 of the Restructuring Support Agreement.

33. “Cure Claim” means a Claim (unless waived or modified by the applicable counterparty) based upon a Debtor’s defaults under an Executory Contract or an Unexpired Lease assumed by such Debtor under section 365 of the Bankruptcy Code, other than a default that is not required to be cured pursuant to section 365(b)(2) of the Bankruptcy Code.

34. “D&O Liability Insurance Policies” means all insurance policies (including any “tail policy”) maintained by the Debtors as of the Petition Date for liabilities against any of the Debtors’ current or former directors, managers, and officers, and all agreements, documents, or instruments relating thereto.

35. “Debtor Intercompany Claim” means any Claim held by a Debtor against another Debtor.

36. “Debtor Release” means the release given on behalf of the Debtors and their Estates to the Released Parties as set forth in Article VIII.D of the Plan.

37. “Definitive Restructuring Documents” means (a) the Plan and the Plan Supplement (and all exhibits, ballots, solicitation procedures, and other documents and instruments related thereto), including any “Definitive Restructuring Documentation” as defined therein and not explicitly so defined herein; (b) the Confirmation Order; (c) the Disclosure Statement; (d) the order of the Bankruptcy Court approving the Disclosure Statement and the other Solicitation Materials; (e) the first day pleadings and all orders sought pursuant thereto; (f) the DIP Orders, the DIP Credit Agreement, and the other DIP Documents, and related documentation; (g) the Equity Investment Commitment Agreement; (h) the Exit ABL Credit Agreement; (i) Exit Facility Credit Agreement; (j) the New Quorum Constituent Documents; (k) the New Shareholders Agreement; and (l) the QHC Litigation Trust Agreement.

38. “DIP Agent” means an Entity in its capacity as administrative agent and collateral agent under the DIP Facility or its successor thereunder.

39. “DIP Commitment Fee” has the meaning ascribed to such term in the DIP Facility Term Sheet.

40. “DIP Commitment Fee Claims” means any Claim derived from or based upon the DIP Commitment Fee arising under the DIP Credit Agreement.

41. “DIP Credit Agreement” means that certain debtor-in-possession credit agreement (as amended, restated, supplemented or otherwise modified in accordance with its terms), by and among Quorum, as borrower, each of the guarantors named therein and the lenders from time to time party thereto, consistent in all respects with the terms set forth in DIP Facility Term Sheet and otherwise reasonably acceptable to the Debtors and the DIP Lenders.

42. “DIP Claim” means any Claim arising under, derived from or based upon the DIP Facility or DIP Orders, including the DIP Commitment Fee Claims, and the guarantees in respect thereof under the DIP Documents, including Claims for all principal amounts outstanding, interest, fees, expenses, costs, and other charges arising under or related to the DIP Facility.

43. “DIP Facility” means that certain $100 million debtor-in-possession facility to be provided to Quorum by the DIP Lenders on the terms of, and subject to the conditions set forth in, the DIP Credit Agreement and the DIP Facility Term Sheet.

44. “DIP Documents” means, collectively, the DIP Credit Agreement and any and all other agreements, documents, and instruments delivered or entered into in connection therewith, including any guarantee agreements, pledge and collateral agreements, intercreditor agreements, and other security documents (including any amendments, restatements, supplements, or modifications of any of the foregoing) related to or executed in connection with the DIP Credit Agreement.

45. “DIP Facility Term Sheet” has the meaning ascribed to such term in the Restructuring Support Agreement.

46. “DIP Lenders” means, collectively, the banks, financial institutions, and other lenders party to the DIP Credit Agreement from time to time, each solely in their capacity as such.

47. “DIP Orders” means, collectively, the Interim DIP Order and Final DIP Order entered by the Bankruptcy Court authorizing the Debtors to enter into the DIP Credit Agreement and access the DIP Facility.

48. “Disclosure Statement” means the disclosure statement containing “adequate information” (as that term is defined in section 1125(a)(1) of the Bankruptcy Code) with respect to the Plan and the transactions contemplated thereby, and which otherwise is in form and substance reasonably satisfactory to the Debtors and the Required Consenting Stakeholders.

49. “Disputed” means, with respect to any Claim or Interest, any Claim or Interest, or any portion thereof, (a) to the extent neither Allowed nor disallowed under the Plan or a Final Order nor deemed Allowed under sections 502, 503, or 1111 of the Bankruptcy Code, or (b) for which a Proof of Claim or Proof of Interest or a motion for payment has been timely filed with the Bankruptcy Court, to the extent the Debtors or any other party in interest has interposed a timely objection or request for estimation in accordance with the Plan, the Bankruptcy Code, or the Bankruptcy Rules, which objection or request for estimation has not been withdrawn or determined by a Final Order; provided, however, that in no event shall a Claim that is deemed Allowed pursuant to this Plan be a Disputed Claim.

50. “Distribution Agent” means, as applicable, the Reorganized Debtors or any Entity the Reorganized Debtors select to make or to facilitate distributions in accordance with the Plan.

51. “Distribution Record Date” means the date for determining which Holders of Allowed Claims and Allowed Interests, other than with respect to the Senior Notes, are eligible to receive distributions pursuant to the Plan, which date shall be the Confirmation Date or such other date indicated in the Confirmation Order.

52. “DTC” means The Depository Trust Company.

53. “Effective Date” means the date that is the first Business Day after the Confirmation Date on which all conditions precedent to the occurrence of the Effective Date set forth in Article IX.A of the Plan have been satisfied or waived in accordance with Article IX.C of the Plan.

54. “Entity” has the meaning set forth in section 101(15) of the Bankruptcy Code.

55. “Equity Commitment Party” means each party to the Equity Investment Commitment Agreement other than Quorum, solely in their capacities as such.

56. “Equity Commitment” means the commitment of each Equity Commitment Party set forth in section 2.01 of the Equity Investment Commitment Agreement.

57. “Equity Commitment Aggregate Amount” has the meaning ascribed to such term in the Equity Investment Commitment Agreement.

58. “Equity Investment Commitment Agreement” means the duly executed and delivered equity commitment agreement, of even date with the Restructuring Support Agreement, by and among the Equity Commitment Parties and Quorum, including all annexes, exhibits and schedules attached thereto, as such agreement may be amended, modified or supplemented from time to time in accordance with the Restructuring Support Agreement.

59. “Equity Commitment Amount” has the meaning ascribed to such term in the Equity Investment Commitment Agreement.

60. “Equity Investment Commitment Premium” means a commitment premium equal to 7.5% of the Equity Commitment Aggregate Amount, payable in New Common Stock or in Cash if the New Common Equity Raise is not consummated, which commitment premium shall be paid ratably to each Equity Commitment Party, or its affiliate designee, as applicable, based upon its respective Equity Commitment.

61. “Equity Investment Premium Price Per Share” means $10.00.

62. “Equity Investment Price Per Share” means $7.50.

63. “Estate” means the estate of any Debtor created under sections 301 and 541 of the Bankruptcy Code upon the commencement of the applicable Debtor’s Chapter 11 Case.

64. “Exculpated Party” means, collectively, and in each case in its capacity as such: (a) each of the Debtors; (b) each of the Reorganized Debtors; (c) any statutory committees appointed in the Chapter 11 Cases and each of their respective members; (d) each current and former Affiliate of each Entity in clause (a) through the following clause (e); and (e) each Related Party of each Entity in clause (a) through this clause (e).

65. “Executory Contract” means a contract or lease to which one or more of the Debtors is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

66. “Exit ABL Credit Agreement” means a credit agreement for a senior secured asset-based revolving credit facility, by and among Reorganized Quorum, the guarantors named therein, and the lenders and agents party thereto, which agreement shall (a) become effective on the Effective Date and (b) be on reasonable, customary and market terms and conditions that are reasonably satisfactory to (i) the Debtors, (ii) the Required Equity Commitment Parties in consultation with the Required Consenting Noteholders, and (iii) the Required Consenting First Lien Lenders solely with respect to any term or provision of the Exit ABL Credit Agreement that materially and adversely affects the rights of the First Lien Lenders

67. “Exit ABL Facility” means the credit facility provided for under the Exit ABL Credit Agreement.

68. “Exit Facility” means the credit facility provided for under the Exit Facility Credit Agreement.

69. “Exit Facility Credit Agreement” means a credit agreement for the Exit Facility, by and among Reorganized Quorum, the guarantors named therein, and the lenders and agents party thereto, which agreement shall (i) become effective on the Effective Date and (ii) (x) be consistent with the terms and conditions set forth in the Exit Facility Term Sheet and (y) otherwise be in form and substance reasonably satisfactory to (A) the Debtors, (B) the Required Consenting First Lien Lenders, and (C) the Required Equity Commitment Parties in consultation with the Required Consenting Noteholders.

70. “Exit Facility Term Sheet” means the term sheet attached to the Restructuring Support Agreement as Exhibit D thereto, as such term sheet may be amended, modified or supplemented only in accordance with Section 26 thereof.

71. “File,” “Filed,” or “Filing” means file, filed, or filing in the Chapter 11 Cases with the Bankruptcy Court or, with respect to the filing of a Proof of Claim, the Solicitation Agent.

72. “Final DIP Order” means a final order entered by the Bankruptcy Court approving entrance into the DIP Facility and the use of cash collateral, and incorporating the terms and conditions set forth in the DIP Credit Agreement and otherwise in form and substance reasonably acceptable to the Debtors, the DIP Lenders, and the Required Consenting Stakeholders.

73. “Final Decree” means the decree contemplated under Bankruptcy Rule 3022.

74. “Final Order” means, as applicable, an order or judgment of the Bankruptcy Court or other court of competent jurisdiction with respect to the relevant subject matter that has not been reversed, modified, or amended, is not subject to any pending stay and as to which the time to appeal, move for reargument, reconsideration, or rehearing, or seek certiorari has expired and no appeal, motion for reargument, reconsideration, or rehearing or petition for certiorari has been timely taken or filed, or as to which any appeal that has been taken, motion for reargument, reconsideration, or rehearing that has been granted or any petition for certiorari that has been or may be filed has been resolved by the highest court to which the order or judgment could be appealed or from which certiorari could be sought or the new trial, reargument, reconsideration, or rehearing shall have been denied, resulted in no modification of such order, or has otherwise been dismissed with prejudice; provided, however, that the possibility that a motion under rule 60 of the Federal Rules of Civil Procedure or any comparable Bankruptcy Rule may be filed relating to such order or judgment shall not cause such order or judgment to not be a Final Order.

75. “First Lien Agent” means Credit Suisse AG, acting through such of its affiliates or branches as it may designate, in its capacity as administrative agent and collateral agent under the First Lien Credit Agreement, or any successor administrative agent or collateral agent as permitted by the terms set forth in the First Lien Credit Agreement.

76. “First Lien Agent Representatives” means Cravath, Swain & Moore LLP and any local counsel to the First Lien Agent.

77. “First Lien Credit Agreement” means that certain Credit Agreement dated as of April 29, 2016 among Quorum, the First Lien Lenders, Credit Suisse AG, Cayman Islands Branch, as administrative agent and collateral agent for the First Lien Lenders (as was and may be modified, amended, or supplemented).

78. “First Lien Credit Facilities” means the Revolving Credit Facility and the Term Loan Facility.

79. “First Lien Lenders” means, collectively, the banks, financial institutions, and other lenders party to the First Lien Credit Agreement from time to time, each solely in their capacity as such.

80. “First Lien Lender Representatives” means Milbank LLP, Houlihan Lokey, Inc., and any local counsel to the First Lien Lenders.

81. “First Lien Loan Claims” means any Claim against a Debtor arising under, derived from, secured by, based on, or related to the First Lien Credit Agreement or any other agreement, instrument or document executed at any time in connection therewith.

82. “First Lien Loan Claims Paydown Amount” means the sum of (i) the First Lien Term Claims Paydown Amount; and (ii) the First Lien Revolver Claims Paydown Amount.

83. “First Lien Obligations” means all of the Debtors’ obligations under the First Lien Credit Agreement, in each case to the extent relating to certain letters of credit, including, without limitation, all reimbursement obligations for drawn and undrawn letters of credit issued under the First Lien Credit Facilities, and all interest, fees, and expenses related thereto.

84. “First Lien Revolver Claim” means any Claim against a Debtor arising under, derived from, secured by, based on, or related to the Revolving Credit Facility or any other agreement, instrument or document executed at any time in connection therewith.

85. “First Lien Revolver Claims Paydown Amount” means cash proceeds from the New Common Equity Raise equal to (A) the aggregate principal amount of First Lien Revolver Claims outstanding on the Petition Date, multiplied by (B) a ratio equal to (x) the First Lien Term Claims Paydown Amount divided by (y) the aggregate principal amount of First Lien Term Claims outstanding on the Petition Date.

86. “First Lien Term Claim” means any Claim against a Debtor arising under, derived from, secured by, based on, or related to the Term Loan Facility or any other agreement, instrument or document executed at any time in connection therewith.

87. “First Lien Term Claims Paydown Amount” means cash proceeds from the New Common Equity Raise equal to (i) $50 million; or (ii) such greater amount as determined by the Required Equity Commitment Parties in their sole discretion before Confirmation.

88. “Galesburg” means, collectively, (a) Knox Clinic Corp., an Illinois corporation; (b) Galesburg Professional Services, LLC, a Delaware limited liability company; (c) Galesburg Hospital Corporation, an Illinois corporation; (d) In-Home Medical Equipment Supplies and Services, Inc., an Illinois corporation; (e) Cottage Rehabilitation and Sports Medicine, LLC, an Illinois limited liability company; (f) any and all assets of each Entity in clause (a) through clause (f); and (g) any and all equity interests in such in each Entity in clause (a) through clause (f).

89. “General Unsecured Claim” means any Claim that is not secured, an Administrative Claim (including, for the avoidance of doubt, a Professional Fee Claim), a DIP Claim, an Other Secured Claim, a Priority Tax Claim, an Other Priority Claim, an ABL Claim, a First Lien Loan Claim, a Senior Notes Claim, a Debtor Intercompany Claim, a Non-Debtor Intercompany Claim, or a Section 510(b) Claim.

90. “Governing Body” means the board of directors, board of managers, manager, general partner, investment committee, special committee, or such similar governing body of an Entity.

91. “Governmental Unit” has the meaning set forth in section 101(27) of the Bankruptcy Code.

92. “Guarantee and Collateral Agreement” means that certain guarantee and collateral agreement, dated as of April 29, 2016, among Quorum, the subsidiaries of Quorum from time to time party thereto and Credit Suisse AG, Cayman Islands Branch, as collateral agent for the First Lien Lenders (as may be modified, amended, or supplemented)

93. “Holder” means an Entity holding a Claim or an Interest, or, if applicable, or the New Common Stock, as applicable.

94. “Impaired” means, with respect to any Class of Claims or Interests, a Claim or an Interest that is not Unimpaired.

95. “Indemnification Provisions” means each of the Debtors’ indemnification provisions in place immediately prior to the Effective Date whether in the Debtors’ bylaws, certificates of incorporation, other formation documents, board resolutions, or contracts for the current and former directors, officers, managers, employees, equityholders, attorneys, other professionals, and agents and such current and former directors, officers, and managers’ respective Affiliates.

96. “Indenture Trustee” means Wilmington Savings Fund Society, FSB, and any successor thereto, as trustee under the Senior Notes.

97. “Intercompany Interest” means an Interest held by a Debtor or an Affiliate of a Debtor.

98. “Interest” means any common stock, limited liability company interest, equity security (as defined in section 101(16) of the Bankruptcy Code), equity, ownership, profit interests, unit, or share in a Debtor, including all issued, unissued, authorized, or outstanding shares of capital stock of the Debtors and any other rights, options, warrants, stock appreciation rights, phantom stock rights, restricted stock units, redemption rights, repurchase rights, convertible, exercisable or exchangeable securities or other agreements, arrangements or commitments of any character relating to, or whose value is related to, any such interest or other ownership interest in any Debtor.

99. “Interim DIP Order” means the interim order entered by the Bankruptcy Court approving entrance into the DIP Facility and the use of cash collateral, and incorporating the terms and conditions set forth in the DIP Credit Agreement and otherwise in form and substance reasonably acceptable to the Debtors, the DIP Lenders, and the Required Consenting Stakeholders.

100. “Judicial Code” means title 28 of the United States Code, 28 U.S.C. §§ 1–4001, as now in effect or hereafter amended, and the rules and regulations promulgated thereunder.

101. “Lien” has the meaning set forth in section 101(37) of the Bankruptcy Code.

102. “MIP” means the post-Effective Date management incentive plan that shall be implemented with respect to Reorganized Quorum (and/or its subsidiaries) on or after the Effective Date, pursuant to which an amount of New Common Stock (and/or other equity securities) to be determined by Reorganized Quorum shall be reserved for grant to management, key employees, and directors of the Reorganized Debtors, and the terms and conditions of which shall be as determined by the Governing Body of the applicable Reorganized Debtor in such Governing Body’s sole discretion.

103. “New Common Equity Raise” means a direct capital raise of the Equity Commitment Aggregate Amount on the terms and conditions set forth in the Equity Investment Commitment Agreement.

104. “New Common Stock” means the common stock, limited liability company membership units, or functional equivalent thereof of Reorganized Quorum having the terms set forth in the New Quorum Constituent Documents to be issued on the Effective Date subject to the terms and conditions set forth herein and in the New Shareholders Agreement.

105. “New Quorum Constituent Documents” means the certificate of incorporation and the bylaws of Reorganized Quorum, each of which shall be consistent with the Corporate Governance Term Sheet and otherwise in form and substance reasonably satisfactory to the Debtors and satisfactory to (a) the Required Equity Commitment Parties in consultation with the Required Consenting Noteholders and (b) the Required Consenting First Lien Lenders solely with respect to any term or provision of the New Quorum Constituent Documents that materially and adversely affects the rights of the First Lien Lenders.

106. “New Shareholders Agreement” means the shareholders agreement, including all annexes, exhibits, and schedules thereto, that will govern certain matters related to the governance of Reorganized Quorum and the New Common Stock, which agreement shall (a) become effective on the Effective Date, (b) be consistent with the terms and conditions set forth in the Corporate Governance Term Sheet, and (c) otherwise be in form and substance reasonably satisfactory to the Debtors and satisfactory to (i) the Required Equity Commitment Parties in consultation with the Required Consenting Noteholders.

107. “Non-Debtor Intercompany Claim” means any Claim held by a non-Debtor Affiliate of the Debtors against a Debtor.

108. “Other Priority Claim” means any Claim other than an Administrative Claim or a Priority Tax Claim entitled to priority in right of payment under section 507(a) of the Bankruptcy Code.

109. “Other Secured Claim” means any Secured Claim, other than an ABL Claim, a DIP Claim, or a First Lien Loan Claim.

110. “Person” has the meaning set forth in section 101(41) of the Bankruptcy Code.

111. “Petition Date” means the date on which each of the Debtors commence the Chapter 11 Cases.

112. “Plan Supplement” means the compilation of documents and forms of documents, agreements, schedules, and exhibits to the Plan to be filed by the Debtors (as may be amended, supplemented, altered, or modified from time to time on the terms set forth herein), and which includes: (a) the New Shareholders Agreement; (b) the New Quorum Constituent Documents; (c) the Restructuring Steps Memorandum; (d) the identity of the members of the Reorganized Quorum Board and the officers of Reorganized Quorum; (e) the Rejected Executory Contract and Unexpired Lease List, if any; (f) the Equity Investment Commitment Agreement; (g) the MIP; (h) the Exit Facility Credit Agreement; (i) the Exit ABL Credit Agreement; and (j) any other necessary documentation related to the Restructuring Transactions.

113. “Priority Tax Claim” means any Claim of a Governmental Unit of the kind specified in section 507(a)(8) of the Bankruptcy Code.

114. “Professional” means an Entity retained in the Chapter 11 Cases pursuant to a Final Order in accordance with sections 327, 363, and 1103 of the Bankruptcy Code and to be compensated for services rendered prior to or on the Effective Date pursuant to sections 327, 328, 329, 330, 331, or 363 of the Bankruptcy Code.

115. “Professional Fee Claims” means all Claims for accrued, contingent, and/or unpaid fees and expenses (including transaction and success fees) incurred by a Professional in the Chapter 11 Cases on or after the Petition Date and through and including the Confirmation Date that the Bankruptcy Court has not denied by Final Order. To the extent that the Bankruptcy Court or any higher court of competent jurisdiction denies or reduces by a Final Order any amount of a Professional’s fees or expenses, then those reduced or denied amounts shall no longer constitute Professional Fee Claims.

116. “Professional Fee Escrow Account” means an interest-bearing account funded by the Debtors with Cash on or before the Effective Date in an amount equal to the Professional Fee Escrow Amount, provided, however, that the Cash funds in the Professional Fee Escrow Account shall be increased from Cash on hand at the Reorganized Debtors to the extent applications are filed after the Effective Date in excess of the amount of Cash funded into the escrow as of the Effective Date.

117. “Professional Fee Escrow Amount” means the aggregate amount of Professional Fee Claims and other unpaid fees and expenses Professionals estimate they have incurred or will incur in rendering services to the Debtors prior to and as of the Confirmation Date, which estimates Professionals shall deliver to the Debtors as set forth in Article II.C of the Plan.

118. “Proof of Claim” means a proof of Claim filed against any of the Debtors in the Chapter 11 Cases.

119. “Proof of Interest” means a proof of Interest filed again any of the Debtors in the Chapter 11 Cases.

120. “QHC Litigation Trust” means a trust for the ratable benefit of Holders of Senior Notes Claims, the terms and conditions of which shall be (a) consistent with customary terms and conditions for litigation trusts in bankruptcy cases similar to the Chapter 11 Cases; (b) reasonably acceptable to the Debtors; and (c) acceptable to the Required Consenting Noteholders.

121. “QHC Litigation Trust Assets” means (a) any Cause of Action arising under or based on sections 542, 543, 544 through 548, 550, or 553 of the Bankruptcy Code, any state law fraudulent transfer, fraudulent conveyance, or voidable transaction law, or any statute limiting or prohibiting transfers to shareholders, (b) any Cause of Action relating to fraudulent transfer, fraudulent conveyance, voidable transaction, illegal dividend, breach of fiduciary duty, aiding and abetting breach of fiduciary duty, alter ego, or unjust enrichment, and (c) the Contributed Claims; provided that QHC Litigation Trust Assets shall not include any Cause of Action (i) that was subject to a valid, non-avoidable prepetition security interest issued by the Debtors or (ii) that is against any of (a) the Debtors’ current directors or officers as of the Petition Date or (b) any prepetition lender to the Debtors, in each case pursuant to this clause (ii) solely in their capacity as such, it being understood that any such Cause of Action specified in this clause (ii) shall, as applicable, be subject to Article VIII.D and Article VIII.E of the Plan.

122. “QHC Litigation Trust Agreement” means a trust agreement providing for the QHC Litigation Trust, which agreement shall be (a) consistent with the term sheet attached to the Restructuring Support Agreement as Exhibit E thereto and (b) entered into by and filed with the Bankruptcy Court prior to the confirmation hearing on the Plan, and approved by the Bankruptcy Court as part of the Confirmation Order; provided, that the Debtors and Reorganized Quorum shall not be responsible for any costs of the QHC Litigation Trust.

123. “QHC Litigation Trust Beneficiary” means any Person that is the legal or beneficial owner of QHC Litigation Trust Interests.

124. “QHC Litigation Trust Cause of Action” means a Cause of Action that is a QHC Litigation Trust Asset.

125. “QHC Litigation Trust Interests” means all beneficial interests in the QHC Litigation Trust, as provided for in the QHC Litigation Trust Agreement.

126. “Quorum” means Quorum Health Corporation.

127. “Quorum Interests” means the Interests in Quorum.

128. “Reinstate,” “Reinstated,” or “Reinstatement” means with respect to Claims and Interests, that the Claim or Interest shall be rendered unimpaired in accordance with section 1124 of the Bankruptcy Code.

129. “Rejected Executory Contract and Unexpired Lease List” means the list, as determined by the Required Equity Commitment Parties in consultation with the Required Consenting Noteholders and reasonably acceptable to the Debtors, of Executory Contracts and Unexpired Leases that will be rejected by the Reorganized Debtors pursuant to the Plan, which list, as may be amended from time to time, shall be included in the Plan Supplement.

130. “Related Party” means, each of, and in each case in its capacity as such, current and former directors, managers, officers, investment committee members, special or other committee members, equity holders (regardless of whether such interests are held directly or indirectly), affiliated investment funds or investment vehicles, managed accounts or funds, predecessors, participants, successors, assigns, subsidiaries, Affiliates, partners, limited partners, general partners, principals, members, management companies, fund advisors or managers, employees, agents, trustees, advisory board members, financial advisors, attorneys (including any other attorneys or professionals retained by any current or former director or manager in his or her capacity as director or manager of an Entity), accountants, investment bankers, consultants, representatives, and other professionals and advisors and any such Person’s or Entity’s respective heirs, executors, estates, and nominees.

131. “Released Party” means collectively, and in each case in its capacity as such: (a) each of the Debtors; (b) the Reorganized Debtors; (c) each of the First Lien Lenders who vote in favor of the Plan; (d) each of the ABL Lenders; (e) the First Lien Agent; (f) the ABL Facility Agent and arrangers under the ABL Credit Facility; (g) the DIP Agent; (h) each of the DIP Lenders; (i) each of the Equity Commitment Parties; (j) each Holder of a Senior Notes Claim who votes in favor of the Plan; (k) the Indenture Trustee; (l) each Related Party of each Entity in clause (a) through this clause (k); provided, however, that in each case, an Entity shall not be a Released Party if it timely files with the Bankruptcy Court on the docket of the Chapter 11 Cases an objection to the releases contained in Article VIII.D of the Plan that is not resolved before Confirmation; provided, further, that any such Entity shall be identified by name as a non-Released Party in the Confirmation Order.

132. “Releasing Parties” means collectively and in each case in their capacity as such: (a) the Released Parties identified in subsection (a)–(l) and those Released Parties identified in subsection (m) of the definition of “Released Party” on behalf of whom the parties identified in subsections (a)–(l) of the definition of “Released Party” have the authority, including under any agreement or applicable non-bankruptcy law, to grant the Third-Party Release set forth in Article VIII.E (b) the Holders of all Claims and Interests who vote to accept the Plan; (c) the holders of all Claims or Interests that are Unimpaired under the Plan; (d) the holders of all Claims or Interests whose vote to accept or reject the Plan is solicited but who do not vote either to accept or to reject the Plan; (e) the holders of all Claims or Interests who vote to reject the Plan but do not opt out of granting the releases set forth herein; (f) the holders of all Claims or Interests who are deemed to reject the Plan and who do not file a timely objection to the releases provided for in Article VIII.E; (g) the holders of all Claims and Interests who were given notice of the opportunity to opt out of granting the releases set forth herein but did not opt out; and (h) each Related Party of each Entity in clause (b) through clause (g).

133. “Reorganized Quorum” means collectively, Quorum as reorganized pursuant to the Restructuring Transactions, including any new holding company created prior to the Effective Date that may be the ultimate parent of Reorganized Quorum, and any successor(s) thereto.

134. “Reorganized Quorum Board” means the board of directors (or other applicable governing body) of Reorganized Quorum determined in accordance with the Corporate Governance Term Sheet.

135. “Reorganized Debtor” means a Debtor, or any successor or assign thereto, by merger, consolidation, reorganization, or otherwise, in the form of a corporation, limited liability company, partnership, or other form, as the case may be, on and after the Effective Date, including Reorganized Quorum.

136. “Required Consenting First Lien Lenders” means, as of any date of determination, Consenting First Lien Lenders who collectively hold at least 50.01% of the aggregate outstanding principal amount of the First Lien Obligations held by all Consenting First Lien Lenders at such time; provided, however, that for purposes of this definition, the term “Consenting First Lien Lenders” excludes any First Lien Lender that, on the relevant date of determination, is in breach of any of its material obligations under the Restructuring Support Agreement.

137. “Required Consenting Noteholders” means, as of any date of determination, Consenting Noteholders who collectively hold at least 50.01% of the aggregate outstanding principal amount of the Senior Notes held by all Consenting Noteholders at such time; provided, however, that for purposes of this definition, the term “Consenting Noteholders” excludes any Senior Noteholder that, on the relevant date of determination, is in breach of any of its material obligations under the Restructuring Support Agreement.

138. “Required Consenting QHC Litigation Trust Beneficiaries” means, as of any date of determination, QHC Litigation Trust Beneficiaries who collectively hold at least 50.01% of the aggregate outstanding principal amount of the QHC Litigation Trust Interests.

139. “Required Consenting Stakeholders” means, collectively, the Required Consenting First Lien Lenders and the Required Consenting Noteholders.

140. “Required Equity Commitment Parties” has the meaning ascribed to such term in the Equity Investment Commitment Agreement.

141. “Restructuring Expenses” means the reasonable and documented fees and expenses accrued since the inception of their respective engagements related to the Restructuring Transactions and not previously paid by, or on behalf of, the Debtors, of (i) the ABL Representatives, (ii) the First Lien Agent Representatives, and (iii) the Senior Notes Representatives; in each case, in accordance with the engagement letters of such consultant or professional, including, without limitation, any success fees contemplated therein, and in each case, without further order of, or application to, the Bankruptcy Court by such consultant or professionals.

142. “Restructuring Steps Memorandum” means the summary of transaction steps to complete the restructuring contemplated by the Plan, which shall be included in the Plan Supplement.

143. “Restructuring Support Agreement” means that certain Restructuring Support Agreement, and all of the schedules, documents, and exhibits contained therein, entered into on April 6, 2020 by and among the Debtors, the Consenting Stakeholders, and any subsequent Entity that becomes a party thereto pursuant to the terms thereof, attached as Exhibit C to the Disclosure Statement.

144. “Restructuring Transactions” means the transactions described in Article IV.B of the Plan.

145. “Revolving Credit Facility” means that certain prepetition senior secured revolving credit facility provided for under the First Lien Credit Agreement in the original aggregate principal amount of $100 million.

146. “SEC” means the United States Securities and Exchange Commission.

147. “Secured Claim” means a Claim: (a) secured by a valid, perfected, and enforceable Lien on collateral to the extent of the value of such collateral, as determined in accordance with section 506(a) of the Bankruptcy Code or (b) subject to a valid right of setoff pursuant to section 553 of the Bankruptcy Code.

148. “Securities Act” means the Securities Act of 1933, 15 U.S.C. §§ 77a–77aa, or any similar federal, state, or local law, as now in effect or hereafter amended, and the rules and regulations promulgated thereunder.

149. “Security” has the meaning set forth in section 2(a)(1) of the Securities Act.

150. “Senior Noteholders” means, collectively, the Holders of the Senior Notes.

151. “Senior Notes” means the unsecured 11.625% Senior Notes due April 2023, issued in the original principal amount of $400 million, pursuant to the Senior Notes Indenture.

152. “Senior Notes Claim” means any Claim against the Debtors arising from or based upon the Senior Notes or the Senior Notes Indenture.

153. “Senior Notes Indenture” means that certain indenture, dated as of April 22, 2016, as amended, supplemented, or modified from time to time, for the Senior Notes, among Quorum and the Indenture Trustee.

154. “Senior Notes Representatives” means Kirkland & Ellis LLP, Latham & Watkins LLP, Simpson Thacher & Bartlett LLP, Stroock & Stroock & Lavan LLP, Jefferies LLC, and one local counsel.

155. “Solicitation Agent” means Epiq Corporate Restructuring, LLC, the notice, claims, and solicitation agent retained by the Debtors for the Chapter 11 Cases.

156. “Solicitation Materials” means all solicitation materials with respect to the Plan, including the Disclosure Statement and related ballots.

157. “Stakeholder Approval Rights” means, collectively, the approval, consent, and consultation rights set forth in the Restructuring Support Agreement, or, if applicable, in a Definitive Restructuring Document, excluding any approval, consent, or consultation right of any Debtor under the Restructuring Support Agreement or a Definitive Restructuring Document.

158. “Taxes” means any and all U.S. federal, state or local, or foreign, income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever (including any assessment, duty, fee or other charge in the nature of or in lieu of any such tax) and any interest, penalty, or addition thereto, whether disputed or not, imposed on the Debtors resulting from the Restructuring Transactions.

159. “Term Loan Facility” means that certain prepetition senior secured term loan facility provided for under the First Lien Credit Agreement in the original aggregate principal amount of $880 million between certain of the Debtors as obligors or guarantors and the lenders thereto.

160. “Third-Party Release” means the release given by each of the Releasing Parties to the Released Parties as set forth in Article VIII.E of the Plan.

161. “Unexpired Lease” means a lease of nonresidential real property to which one or more of the Debtors is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

162. “Unimpaired” means a Class of Claims or Interests that is unimpaired within the meaning of section 1124 of the Bankruptcy Code.

163. “U.S. Trustee” means the Office of the United States Trustee for the District of Delaware.

B.	Rules of Interpretation

For purposes of the Plan, except as otherwise provided in this Plan: (1) in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and the neuter gender; (2) unless otherwise specified, any reference in the Plan to an existing document, schedule, or exhibit, shall mean such document, schedule, or exhibit, as it may have been or may be amended, modified, or supplemented; (3) unless otherwise specified, all references in the Plan to “Articles” and “Sections” are references to Articles and Sections, respectively, hereof or hereto; (4) the words “herein,” “hereof,” and “hereto” refer to the Plan in its entirety rather than to any particular portion of the Plan; (5) any effectuating provisions may be interpreted by the Debtors or the Reorganized Debtors in such a manner that is consistent with the overall purpose and intent of the Plan all without further notice to or action, order, or approval of the Bankruptcy Court or any other Entity; (6) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan; (7) unless otherwise specified in the Plan, the rules of construction set forth in section 102 of the Bankruptcy Code shall apply; (8) any term used in capitalized form in the Plan that is not otherwise defined but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to such term in the Bankruptcy Code or the Bankruptcy Rules, as applicable; (9) references to docket numbers of documents filed in the Chapter 11 Cases are references to the docket numbers under the Bankruptcy Court’s CM/ECF system; (10) references to “Proofs of Claim,” “Holders of Claims,” “Disputed Claims,” and the like shall include “Proofs of Interest,” “Holders of Interests,” “Disputed Interests,” and the like as applicable; (11) references to “shareholders,” “directors,” and/or “officers” shall also include “members” and/or “managers,” as applicable, as such terms are defined under the applicable state limited liability company laws; (12) the terms “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, and shall be deemed to be followed by the words “without limitation”; and (13) except as otherwise provided in the Plan, any reference to the Effective Date shall mean the Effective Date or as soon as reasonably practicable thereafter; provided, however, that with respect to the Equity Commitment Parties that have surrendered their Notes in advance of the Effective Date, the New Common Stock distributed on account of such Notes shall be deemed to have been delivered on the Effective Date.

C.	Computation of Time

Unless otherwise specifically stated in the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply in computing any period of time prescribed or allowed in the Plan. If the date on which a transaction may occur pursuant to the Plan shall occur on a day that is not a Business Day, then such transaction shall instead occur on the next Business Day.

D.	Governing Law

Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules) or unless otherwise specifically stated, the laws of the State of New York, without giving effect to the principles of conflict of laws, shall govern the rights, obligations, construction, and implementation of the Plan, any agreements, documents, instruments, or contracts executed or entered into in connection with the Plan (except as otherwise set forth in those agreements, in which case the governing law of such agreement shall control); provided, however, that corporate governance matters relating to the Debtors or the Reorganized Debtors, as applicable, shall be governed by the laws of the state of incorporation or formation of the relevant Debtor or Reorganized Debtor, as applicable.

E.	Reference to Monetary Figures

All references in the Plan to monetary figures refer to currency of the United States of America, unless otherwise expressly provided herein.

F.	Reference to the Debtors or the Reorganized Debtors

Except as otherwise specifically provided in the Plan to the contrary, references in the Plan to the Debtors or to the Reorganized Debtors mean the Debtors and the Reorganized Debtors, as applicable, to the extent the context requires.

G.	Restructuring Support Agreement Party Consent Rights and Controlling Documents

Notwithstanding anything herein to the contrary, any and all consent rights of the parties to the Restructuring Support Agreement as set forth in the Restructuring Support Agreement with respect to the form and substance of this Plan, any Definitive Restructuring Document, all exhibits to the Plan, and the Plan Supplement, including any amendments, restatements, supplements, or other modifications to such agreements and documents, and any consents, waivers, or other deviations under or from any such documents, shall be incorporated herein by this reference (including to the applicable definitions in Article I.A hereof) and be fully enforceable as if stated in full herein.

In the event of an inconsistency between the Plan and the Disclosure Statement, the terms of the Plan shall control in all respects. In the event of an inconsistency between the Plan and the Plan Supplement, the Plan Supplement shall control. In the event of any inconsistency between the Plan or Plan Supplement, on the one hand, and the Confirmation Order on the other hand, the Confirmation Order shall control.

ARTICLE II.

ADMINISTRATIVE AND PRIORITY CLAIMS

In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims have not been classified and thus are excluded from the Classes of Claims set forth in Article III of the Plan.

A.	DIP Claims

All DIP Claims shall be deemed Allowed as of the Effective Date in an amount equal to (i) the principal amount outstanding under the DIP Facility on such date, (ii) all interest accrued and unpaid thereon to the date of payment, (iii) all accrued and unpaid fees, expenses, and non-contingent indemnification obligations payable under the DIP Credit Agreement and the DIP Orders, and (iv) all other DIP Obligations (as defined in the DIP Credit Agreement). Except to the extent that a Holder of an Allowed DIP Claim agrees to less favorable treatment, in full and final satisfaction, settlement, release, and discharge of, and in exchange for, each Allowed DIP Claim, each Holder of an Allowed DIP Claim shall receive payment in full, in Cash, of such Allowed DIP Claim on the Effective Date. All reasonable and documented unpaid fees and expenses of the DIP Agent, including reasonable and documented fees, expenses, and costs of its advisors, shall be paid in Cash on the Effective Date. Contemporaneously with the foregoing receipt of Cash, the DIP Facility, the DIP Credit Agreement, and all related loan documents shall be deemed cancelled, all Liens on property of the Debtors and the Reorganized Debtors arising out of or related to the DIP Facility shall automatically terminate, and all collateral subject to such Liens shall be automatically released, in each case without further action by the DIP Agent or the DIP Lenders and all guarantees of the Debtors and Reorganized Debtors arising out of or related to the DIP Claims shall be automatically discharged and released, in each case without further action by the DIP Agent or the DIP Lenders. The DIP Agent and the DIP Lenders shall take all actions to effectuate and confirm such termination, release, and discharge as reasonably requested by the Debtors or the Reorganized Debtors, as applicable.

B.	Administrative Claims

Pursuant to section 1129(a)(9) of the Bankruptcy Code, unless otherwise agreed to by the Holders of an Allowed Administrative Claim and the Debtors, or the Reorganized Debtors, or as otherwise set forth in an order of the Bankruptcy Court (including pursuant to the procedures specified therein), as applicable, each Holder of an Allowed Administrative Claim (other than Holders of Professional Fee Claims and Claims for fees and expenses pursuant to section 1930 of chapter 123 of title 28 of the United States Code) will receive in full and final satisfaction of its Administrative Claim an amount of Cash equal to the amount of such Allowed Administrative Claim in accordance with the following: (1) if an Administrative Claim is Allowed as of the Effective Date (or, if not then due, when such Allowed Administrative Claim is due or as soon as reasonably practicable thereafter); (2) if such Administrative Claim is not Allowed as of the Effective Date, no later than 60 days after the date on which an order Allowing such Administrative Claim becomes a Final Order, or as soon as reasonably practicable thereafter; (3) if such Allowed Administrative Claim is based on liabilities incurred by the Debtors in the ordinary course of their business after the Petition Date, in accordance with the terms and conditions of the particular transaction giving rise to such Allowed Administrative Claim without any further action by the Holders of such Allowed Administrative Claim; or (4) at such time and upon such terms as set forth in a Final Order of the Bankruptcy Court.

C.	Professional Fee Claims

1.	Professional Fee Escrow Account

As soon as reasonably practicable after the Confirmation Date, and no later than one Business Day prior to the Effective Date, the Debtors shall establish and fund the Professional Fee Escrow Account with Cash equal to the Professional Fee Escrow Amount. The Professional Fee Escrow Account shall be maintained in trust solely for the Professionals and for no other Entities until all Professional Fee Claims Allowed by the Bankruptcy Court have been irrevocably paid in full to the Professionals pursuant to one or more Final Orders of the Bankruptcy Court. No Liens, claims, or interests shall encumber the Professional Fee Escrow Account or Cash held in the Professional Fee Escrow Account in any way. Such funds shall not be considered property of the Estates, the Debtors, or the Reorganized Debtors.

The amount of Professional Fee Claims owing to the Professionals shall be paid in Cash to such Professionals from the funds held in the Professional Fee Escrow Account as soon as reasonably practicable after such Professional Fee Claims are Allowed by an order of the Bankruptcy Court; provided, however, that obligations with respect to Allowed Professional Fee Claims shall not be limited nor be deemed limited to funds held in the Professional Fee Escrow Account. When all Professional Fee Claims Allowed by the Bankruptcy Court have been irrevocably paid in full to the Professionals pursuant to one or more Final Orders of the Bankruptcy Court, any remaining funds held in the Professional Fee Escrow Account shall promptly be paid to the Reorganized Debtors without any further notice to or action, order, or approval of the Bankruptcy Court or any other Entity.

2.	Final Fee Applications and Payment of Professional Fee Claims

All final requests for payment of Professional Fee Claims for services rendered and reimbursement of expenses incurred prior to the Confirmation Date must be filed no later than 45 days after the Effective Date. The Bankruptcy Court shall determine the Allowed amounts of such Professional Fee Claims after notice and a hearing in accordance with the procedures established by the Bankruptcy Code, Bankruptcy Rules, and prior Bankruptcy Court orders. The amount of the Allowed Professional Fee Claims owing to the Professionals shall be paid in Cash to such Professionals, including from funds held in the Professional Fee Escrow Account when such Professional Fee Claims are Allowed by entry of an order of the Bankruptcy Court.

3.	Professional Fee Escrow Amount

The Professionals shall provide a reasonable and good-faith estimate of their fees and expenses incurred in rendering services to the Debtors before and as of the Effective Date projected to be outstanding as of the Effective Date, and shall deliver such estimate to the Debtors no later than five days before the anticipated Effective Date; provided, however, that such estimate shall not be considered an admission or limitation with respect to the fees and expenses of such Professional and such Professionals are not bound to any extent by the estimates. If a Professional does not provide an estimate, the Debtors may estimate a reasonable amount of unbilled fees and expenses of such Professional, taking into account any prior payments; provided, however, that such estimate shall not be binding or considered an admission with respect to the fees and expenses of such Professional. The total aggregate amount so estimated as of the Effective Date shall be utilized by the Debtors to determine the amount to be funded to the Professional Fee Escrow Account, provided that the Reorganized Debtors shall use Cash on hand to increase the amount of the Professional Fee Escrow Account to the extent fee applications are filed after the Effective Date in excess of the amount held in the Professional Fee Escrow Account based on such estimates.

4.	Post-Confirmation Date Fees and Expenses.

From and after the Confirmation Date, the Debtors or Reorganized Debtors, as applicable, shall, in the ordinary course of business and without any further notice to or action, order, or approval of the Bankruptcy Court, pay in Cash the reasonable and documented legal, professional, or other fees and expenses related to implementation of the Plan and Consummation incurred by the Debtors or the Reorganized Debtors, as applicable. Upon the Confirmation Date, any requirement that Professionals comply with sections 327 through 331 and 1103 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date shall terminate, and the Debtors may employ and pay any Professional in the ordinary course of business without any further notice to or action, order, or approval of the Bankruptcy Court.

The Debtors and Reorganized Debtors, as applicable, shall pay, within ten business days after submission of a detailed invoice to the Debtors or Reorganized Debtors, as applicable, such reasonable claims for compensation or reimbursement of expenses incurred by the retained Professionals of the Debtors or the Reorganized Debtors, as applicable. If the Debtors or Reorganized Debtors, as applicable, dispute the reasonableness of any such invoice, the Debtors or Reorganized Debtors, as applicable, or the affected professional may submit such dispute to the Bankruptcy Court for a determination of the reasonableness of any such invoice, and the disputed portion of such invoice shall not be paid until the dispute is resolved.

D.	Priority Tax Claims

Pursuant to section 1129(a)(9)(C) of the Bankruptcy Code, unless otherwise agreed by the Holder of an Allowed Priority Tax Claim and the applicable Debtor or Reorganized Debtor, each holder of an Allowed Priority Tax Claim will receive, at the option of the applicable Debtor or Reorganized Debtor, in full satisfaction of its Allowed Priority Tax Claim that is due and payable on or before the Effective Date, either (i) Cash equal to the amount of such Allowed Priority Tax Claim on the Effective Date or (ii) otherwise treated in accordance with the terms set forth in section 1129(a)(9)(C) of the Bankruptcy Code. For the avoidance of doubt, Holders of Allowed Priority Tax Claims will receive interest on such Allowed Priority Tax Claims after the Effective Date in accordance with sections 511 and 1129(a)(9)(C) of the Bankruptcy Code.

ARTICLE III.

CLASSIFICATION, TREATMENT, AND VOTING OF CLAIMS AND INTERESTS

A.	Classification of Claims and Interests

This Plan constitutes a separate Plan proposed by each Debtor. Except for the Claims addressed in Article II of the Plan, all Claims and Interests are classified in the Classes set forth below in accordance with section 1122 of the Bankruptcy Code. A Claim or an Interest is classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class and is classified in other Classes to the extent that any portion of the Claim or Interest qualifies within the description of such other Classes. A Claim or an Interest also is classified in a particular Class for the purpose of receiving distributions under the Plan only to the extent that such Claim or Interest is an Allowed Claim or Interest in that Class and has not been paid, released, or otherwise satisfied prior to the Effective Date.

The following chart represents the classification of Claims and Interests for each Debtor pursuant to the Plan:

Class	Claim or Interest	Status	Voting Rights
1	Other Secured Claims	Unimpaired	Not Entitled to Vote (Presumed to Accept)
2	Other Priority Claims	Unimpaired	Not Entitled to Vote (Presumed to Accept)
3	ABL Claims	Unimpaired	Not Entitled to Vote (Presumed to Accept)
4	First Lien Loan Claims	Impaired	Entitled to Vote
5	Senior Notes Claims	Impaired	Entitled to Vote
6	General Unsecured Claims	Unimpaired	Not Entitled to Vote (Presumed to Accept)
7	Debtor Intercompany Claims	Unimpaired / Impaired	Not Entitled to Vote (Presumed to Accept or Deemed to Reject)
8	Non-Debtor Intercompany Claims	Unimpaired / Impaired	Not Entitled to Vote (Presumed to Accept or Deemed to Reject)
9	Intercompany Interests	Unimpaired / Impaired	Not Entitled to Vote (Presumed to Accept or Deemed to Reject)
10	Quorum Interests	Impaired	Not Entitled to Vote (Deemed to Reject)

B.	Treatment of Classes of Claims and Interests

To the extent a Class contains Allowed Claims or Allowed Interests with respect to any Debtor, the classification of Allowed Claims and Allowed Interests is specified below.

1.	Class 1 — Other Secured Claims

(a)	Classification: Class 1 consists of any Other Secured Claims.

(b)

Treatment: Except to the extent that a Holder of an Allowed Other Secured Claim agrees to less favorable treatment of its Allowed Claim, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Other Secured Claim, each such Holder shall receive, at the option of the applicable Debtor(s), either:

(i)	payment in full in Cash;

(ii)	delivery of collateral securing any such Claim and payment of any interest required under section 506(b) of the Bankruptcy Code;

(iii)	Reinstatement of such Allowed Other Secured Claim; or

(iv)	such other treatment rendering its Allowed Other Secured Claim Unimpaired in accordance with section 1124 of the Bankruptcy Code.

(c)

Voting: Class 1 is Unimpaired under the Plan. Holders of Allowed Other Secured Claims are conclusively presumed to have accepted the Plan under section 1126(f) of the Bankruptcy Code. Holders of Allowed Other Secured Claims are not entitled to vote to accept or reject the Plan.

2.	Class 2 — Other Priority Claims

(a)	Classification: Class 2 consists of any Other Priority Claims.

(b)

Treatment: Except to the extent that a Holder of an Allowed Other Priority Claim agrees to less favorable treatment of its Allowed Claim, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Other Priority Claim, each such Holder shall receive, at the option of the applicable Debtor(s), either:

(i)	payment in full in Cash; or

(ii)	such other treatment rendering its Allowed Other Priority Claim Unimpaired in accordance with section 1124 of the Bankruptcy Code.

(c)

Voting: Class 2 is Unimpaired under the Plan. Holders of Allowed Other Priority Claims are conclusively presumed to have accepted the Plan under section 1126(f) of the Bankruptcy Code. Holders of Allowed Other Priority Claims are not entitled to vote to accept or reject the Plan.

3.	Class 3 — ABL Claims

(a)	Classification: Class 3 consists of any ABL Claims against any Debtor.

(b)

Treatment: Except to the extent that a Holder of an ABL Claim agrees to less favorable treatment of its Allowed Claim and in the Debtors’ sole discretion, in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for each ABL Claim, each Holder of an Allowed ABL Claim shall receive indefeasible payment in full in Cash of its Allowed ABL Claim.

(c)

Voting: Class 3 is Unimpaired under the Plan. Holders of ABL Claims are conclusively presumed to have accepted the Plan under section 1126(f) of the Bankruptcy Code. Holders of ABL Claims are not entitled to vote to accept or reject the Plan.

4.	Class 4 — First Lien Loan Claims

(a)	Classification: Class 4 consists of any First Lien Loan Claims against any Debtor.

(b)

Allowance: On the Effective Date, First Lien Loan Claims shall be Allowed in their entirety for all purposes of the Plan in the aggregate principal amount of no less than $785,000,000, plus any accrued but unpaid interest, fees, and other expenses arising under or in connection with the First Lien Credit Agreement, which shall not be subject to any avoidance, reductions, setoff, offset, recharacterization, subordination, counterclaims, cross-claims, defenses, disallowance, impairments or any other challenges under applicable law or regulation by any entity.

(c)

Treatment: Except to the extent that a Holder of an Allowed First Lien Loan Claim agrees to less favorable treatment, on the Effective Date, in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for each Allowed First Lien Loan Claim, each Holder of an Allowed First Lien Loan Claim shall receive such holder’s pro rata share of (i) the First Lien Loan Claims Paydown Amount; and (ii) the Exit Facility. In the event that a Holder of First Lien Term Claim declines to receive its pro rata share of the First Lien Term Claims Paydown Amount, such Holder’s portion will be re-allocated pro rata among accepting holders of First Lien Term Claims. In the event that a Holder of a First Lien Revolver Claim declines to receive its pro rata share of the First Lien Revolver Claims Paydown Amount, such Holder’s portion will be re-allocated pro rata among accepting holders of First Lien Revolver Claims.

(d)	Voting: Class 4 is Impaired under the Plan. Holders of Allowed First Lien Loan Claims are entitled to vote to accept or reject the Plan.

5.	Class 5 — Senior Notes Claims

(a)	Classification: Class 5 consists of any Senior Notes Claims against any Debtor.

(b)

Allowance: On the Effective Date, Senior Notes Claims shall be Allowed in their entirety for all purposes of the Plan in the aggregate principal amount of $400,000,000, plus any accrued but unpaid interest, fees, and other expenses arising under or in connection with the Senior Notes Indenture, which shall not be subject to any avoidance, reductions, setoff, offset, recharacterization, subordination, counterclaims, cross-claims, defenses, disallowance, impairments or any other challenges under applicable law or regulation by any entity.

(c)

Treatment: Except to the extent that a Holder of an Allowed Senior Notes Claim agrees to less favorable treatment of its Allowed Claim, on the Effective Date, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Senior Notes Claim, each Holder of an Allowed Senior Notes Claim shall receive its pro rata share of (i) 100% of the total New Common Stock, subject to dilution by shares of New Common Stock issued pursuant to (A) the New Common Equity Raise, (B) the Equity Investment Commitment Premium, and (C) the MIP; and (ii) the QHC Litigation Trust Interests.

(d)	Voting: Class 5 is Impaired under the Plan. Holders of Allowed Senior Notes Claims are entitled to vote to accept or reject the Plan.

6.	Class 6 — General Unsecured Claims

(a)	Classification: Class 6 consists of any General Unsecured Claims against any Debtor.

(b)

Treatment: Except to the extent that a Holder of an Allowed General Unsecured Claim agrees to less favorable treatment of its Allowed Claim, in full and final satisfaction, settlement, release, and discharge of, and in exchange for, each Allowed General Unsecured Claim, each Holder of an Allowed General Unsecured Claim shall be Reinstated and paid in the ordinary course of business in accordance with the terms and conditions of the particular transaction or agreement giving rise to such Allowed General Unsecured Claim.

(c)

Voting: Class 6 is Unimpaired and Holders of Allowed General Unsecured Claims are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, Holders of Allowed General Unsecured Claims are not entitled to vote to accept or reject the Plan.

7.	Class 7 — Debtor Intercompany Claims

(a)	Classification: Class 7 consists of any Debtor Intercompany Claims.

(b)

Treatment: Except to the extent otherwise provided in the Restructuring Steps Memorandum, each Allowed Debtor Intercompany Claim shall, at the option of the applicable Debtors, either on or after the Effective Date, be:

(i)	Reinstated; or

(ii)	extinguished, compromised, addressed, setoff, cancelled, or settled, potentially without any distribution on account of such Claims.

(c)

Voting: Holders of Allowed Debtor Intercompany Claims are conclusively presumed to have accepted the Plan pursuant to section 1126(f) or deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Holders of Allowed Debtor Intercompany Claims are not entitled to vote to accept or reject the Plan.

8.	Class 8 — Non-Debtor Intercompany Claims

(a)	Classification: Class 8 consists of any Non-Debtor Intercompany Claims.

(b)	Treatment: Except to the extent otherwise provided in the Restructuring Steps Memorandum, each Allowed Non-Debtor Intercompany Claim shall, at the option of the applicable Debtors, be:

(i)	Reinstated; or

(ii)	extinguished, compromised, addressed, cancelled, or settled, without any distribution on account of such Claims.

(c)

Voting: Holders of Allowed Non-Debtor Intercompany Claims are conclusively presumed to have accepted the Plan pursuant to section 1126(f) or deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Holders of Allowed Non-Debtor Intercompany Claims are not entitled to vote to accept or reject the Plan.

9.	Class 9 — Intercompany Interests

(a)	Classification: Class 9 consists of all Interests in the Debtors.

(b)	Treatment: Except to the extent otherwise provided in the Restructuring Steps Memorandum, on the Effective Date, Intercompany Interests shall be, at the option of the Debtors, either be:

(i)	Reinstated; or

(ii)	discharged, cancelled, released, and extinguished and of no further force or effect without any distribution on account of such Interests.

For the avoidance of doubt, any Interest in non-Debtor subsidiaries owned by a Debtor shall continue to be owned by the applicable Reorganized Debtor unless otherwise provided in the Restructuring Steps Memorandum.

(c)

Voting: Holders of Allowed Intercompany Interests are conclusively presumed to have accepted the Plan pursuant to section 1126(f) or deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Holders of Allowed Intercompany Interests are not entitled to vote to accept or reject the Plan.

10.	Class 10 — Quorum Interests

(a)	Classification: Class 10 consists of all Interests in Quorum.

(b)	Treatment: All Quorum Interests shall be discharged, cancelled, released, and extinguished and of no further force or effect without any distribution on account of such Interests.

(c)

Voting: Holders of Quorum Interests are conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Holders of Allowed Intercompany Interests are not entitled to vote to accept or reject the Plan.

C.	Special Provision Governing Unimpaired Claims

Except as otherwise provided in the Plan, nothing under the Plan shall affect the Debtors’ or the Reorganized Debtors’ rights regarding any Unimpaired Claim, including all rights regarding legal and equitable defenses to or setoffs or recoupments against any such Unimpaired Claim.

D.	Elimination of Vacant Classes

Any Class of Claims or Interests that does not have a Holder of an Allowed Claim or Allowed Interest or a Claim or Interest temporarily Allowed by the Bankruptcy Court as of the date of the Confirmation Hearing shall be deemed eliminated from the Plan for purposes of voting to accept or reject the Plan and for purposes of determining acceptance or rejection of the Plan by such Class pursuant to section 1129(a)(8) of the Bankruptcy Code.

E.	Voting Classes; Presumed Acceptance by Non-Voting Classes

If a Class contains Claims or Interests eligible to vote and no Holders of Claims or Interests eligible to vote in such Class vote to accept or reject the Plan, the Debtors shall request the Bankruptcy Court to deem the Plan accepted by the Holders of such Claims or Interests in such Class.

F.	Subordinated Claims

The allowance, classification, and treatment of all Allowed Claims and Allowed Interests and the respective distributions and treatments under the Plan take into account and conform to the relative priority and rights of the Claims and Interests in each Class in connection with any contractual, legal, and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination, section 510(b) of the Bankruptcy Code, or otherwise. Pursuant to section 510 of the Bankruptcy Code, the Reorganized Debtors reserve the right to re-classify any Allowed Claim or Allowed Interest in accordance with any contractual, legal, or equitable subordination relating thereto.

G.	Intercompany Interests

To the extent Reinstated under the Plan, distributions on account of Intercompany Interests are not being received by Holders of such Intercompany Interests on account of their Intercompany Interests, but for the purposes of administrative convenience and in exchange for the Debtors’ and Reorganized Debtors’ agreement under the Plan to provide management services to certain other Debtors and Reorganized Debtors and to use certain funds and assets as set forth in the Plan to make certain distributions and satisfy certain obligations of certain other Debtors and Reorganized Debtors to the Holders of certain Allowed Claims. For the avoidance of doubt, any Interest in non-Debtor subsidiaries owned by a Debtor shall continue to be owned by the applicable Reorganized Debtor.

H.	Controversy Concerning Impairment

If a controversy arises as to whether any Claims or Interests, or any Class of Claims or Interests, are Impaired, the Bankruptcy Court shall, after notice and a hearing, determine such controversy on or before the Confirmation Date.

I.	Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code

Section 1129(a)(10) of the Bankruptcy Code shall be satisfied for purposes of Confirmation by acceptance of the Plan by one or more of the Classes entitled to vote pursuant to Article III.B of the Plan. The Debtors shall seek Confirmation of the Plan pursuant to section 1129(b) of the Bankruptcy Code with respect to any rejecting Class of Claims or Interests. The Debtors reserve the right to alter, amend, or modify the Plan, or any document in the Plan Supplement in accordance with Article X hereof to the extent, if any, that Confirmation pursuant to section 1129(b) of the Bankruptcy Code requires modification, including by modifying the treatment applicable to a Class of Claims to render such Class of Claims Unimpaired to the extent permitted by the Bankruptcy Code and the Bankruptcy Rules or to withdraw the Plan as to such Debtor, with the consent of the Consenting Stakeholders in accordance with the Restructuring Support Agreement and in accordance with the provisions of the Plan.

ARTICLE IV.

MEANS FOR IMPLEMENTATION OF THE PLAN

A.	General Settlement of Claims and Interests

Unless otherwise set forth in the Plan, pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the classification, distributions, releases, and other benefits provided under the Plan, upon the Effective Date, the provisions of the Plan shall constitute a good-faith compromise and settlement of all Claims and Interests and controversies resolved pursuant to the Plan, including with respect to issues related to the value of the Debtors’ unencumbered property.

B.	Restructuring Transactions

On and after the Confirmation Date, the Debtors or Reorganized Debtors, as applicable, shall take all actions set forth in the Restructuring Steps Memorandum and may take all actions as may be necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate the Plan that are consistent with and pursuant to the terms and conditions of the Plan, which transactions may include, as applicable: (a) the execution and delivery of appropriate agreements or other documents of merger, amalgamation, consolidation, restructuring, reorganization, conversion, disposition, transfer, arrangement, continuance, dissolution, sale, purchase, or liquidation containing terms that are consistent with the terms of the Plan; (b) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, debt, or obligation on terms consistent with the terms of the Plan and having other terms to which the applicable parties agree; (c) the filing of appropriate certificates or articles of incorporation, reincorporation, formation, merger, consolidation, conversion, amalgamation, arrangement, continuance, or dissolution or other certificates or documentation for other transactions as described in clause (a), pursuant to applicable state law; (d) the consummation of the New Common Equity Raise, (e) the execution and delivery of the New Shareholders Agreement and the New Quorum Constituent Documents, and any certificates or articles of incorporation, bylaws, or such other applicable formation documents (if any) of each Reorganized Debtor (including all actions to be taken, undertakings to be made, and obligations to be incurred and fees and expenses to be paid by the Debtors and/or the Reorganized Debtors, as applicable); and the issuance, distribution, reservation, or dilution, as applicable, of the New Common Stock, as set forth herein; (f) the execution and delivery of the QHC Litigation Trust Agreement and the creation of the QHC Litigation Trust; (g) the adoption of the MIP and the issuance and reservation of the New Common Stock to the participants in the MIP on the terms and conditions set by the Reorganized Quorum Board after the Effective Date; (h) the sale or other disposition of Galesburg by Quorum or Reorganized Quorum, as applicable, including, without limitation, by abandonment of Galesburg pursuant to section 554 of the Bankruptcy Code; and (i) all other actions that the applicable Entities determine to be necessary or appropriate, including making filings or recordings that may be required by applicable law in connection with the Restructuring Transactions.

C.	Sources of Consideration for Plan Distributions

The Debtors shall fund distributions under the Plan, as applicable, with: (1) the New Common Stock; (2) the proceeds of the New Common Equity Raise; (3) any proceeds resulting from the QHC Litigation Trust’s litigation, arbitration, or settlement of any QHC Litigation Trust Assets; (4) the Exit ABL Facility; and (5) the Debtors’ Cash on hand. Each distribution and issuance referred to in Article VI of the Plan shall be governed by the terms and conditions set forth in the Plan applicable to such distribution or issuance and by the terms and conditions of the instruments or other documents evidencing or relating to such distribution or issuance, which terms and conditions shall bind each Entity receiving such distribution or issuance. The issuance, distribution, or authorization, as applicable, of certain securities in connection with the Plan, including the New Common Stock will be exempt from SEC registration, as described more fully in Article IV.E below.

1.	Issuance and Distribution of the New Common Stock

On the Effective Date, the New Common Stock shall be issued and distributed as provided for in the Restructuring Steps Memorandum to the Entities entitled to receive the New Common Stock pursuant to, and in accordance with, the Plan, the Equity Investment Commitment Agreement, and the Restructuring Support Agreement. On the Effective Date, the issuance of New Common Stock shall be authorized without the need for any further corporate action and without any action by the Holders of Claims or other parties in interest. All of the New Common Stock issued under the Plan shall be duly authorized, validly issued, fully paid, and non-assessable consistent with the terms of the New Shareholders Agreement.

Each distribution and issuance of the New Common Stock as of the Effective Date shall be governed by the terms and conditions set forth in the Plan applicable to such distribution, issuance, and/or dilution, as applicable, and by the terms and conditions of the instruments evidencing or relating to such distribution, issuance, and/or dilution, as applicable, including the New Quorum Constituent Documents and New Shareholders Agreement, the terms and conditions of which shall bind each Entity receiving such distribution of the New Common Stock. Any Entity’s acceptance of New Common Stock shall be deemed as its agreement to the New Quorum Constituent Documents and the New Shareholders Agreement, as the same may be amended or modified from time to time following the Effective Date in accordance with their terms. The New Common Stock will not be registered on any exchange as of the Effective Date and shall not meet the eligibility requirements of DTC. For the avoidance of doubt, distributions to Holders of Class 5-Senior Notes Claims shall be made on or as soon as practicable after the Effective Date, and the Distribution Record Date shall not apply to such distributions. Notwithstanding anything set forth herein, in the Disclosure Statement, or in the Confirmation Order, distributions of New Common Stock to the holders of Senior Notes shall be made to or at the direction of the Indenture Trustee.

2.	The New Common Equity Raise

On the Effective Date, the Debtors shall consummate the New Common Equity Raise, subject to the terms and conditions set forth in the Plan, the Restructuring Support Agreement, and the Equity Investment Commitment Agreement, through which Reorganized Quorum shall issue, and the Equity Commitment Parties shall purchase, shares of New Common Stock equal in number to the Equity Commitment Aggregate Amount divided by the Equity Investment Price Per Share.

Subject to, and in accordance with the Equity Investment Commitment Agreement, as consideration for their respective Equity Commitments, the Equity Commitment Parties shall receive, on the Effective Date, the Equity Investment Commitment Premium, which shall be payable in New Common Stock at the Equity Investment Premium Price Per Share or in Cash if the New Common Equity Raise is not consummated, and which shall have been fully accrued as of the Agreement Effective Date.

3.	QHC Litigation Trust

By the Effective Date, the Debtors shall (a) execute and deliver the QHC Litigation Trust Agreement to the trustee(s) for the QHC Litigation Trust, (b) establish the QHC Litigation Trust, and (c) contribute the QHC Litigation Trust Assets to the QHC Litigation Trust, including by facilitating the assignment of the Contributed Claims.

Following the Effective Date, any proceeds from the QHC Litigation Trust’s litigation, arbitration, or settlement of any QHC Litigation Trust Cause of Action shall be distributed ratably to holders of QHC Litigation Trust Interests pursuant to and in accordance with the Plan and the QHC Litigation Trust Agreement. Additionally, prior to September 30, 2021, the QHC Litigation Trust’s commencement of any QHC Litigation Trust Cause of Action shall be subject to the consent of (i) the Reorganized Debtors, and (ii) the Required Consenting QHC Litigation Trust Beneficiaries; provided that, following September 30, 2021, the QHC Litigation Trust’s commencement of any QHC Litigation Trust Cause of Action shall be subject to the QHC Litigation Trust’s sole and exclusive discretion, consistent with the provisions of the QHC Litigation Trust Agreement.

4.	Exit ABL Facility

The Plan contemplates the payment in full in Cash of all Allowed ABL Claims. Such payment shall be accomplished through a refinancing of such ABL Claims by the Exit ABL Facility which may, among other potential third parties, be provided by any Holder of Allowed ABL Claims, which agrees to provide the Exit ABL Facility.

5.	Cash on Hand

The Debtors or Reorganized Debtors, as applicable, shall use Cash on hand to fund distributions to certain Holders of Allowed Claims, consistent with the terms of the Plan.

D.	New Shareholders Agreement

On the Effective Date, Reorganized Quorum shall enter into and deliver the New Shareholders Agreement, in substantially the form included in the Plan Supplement, to each Holder of New Common Stock and such parties shall be bound thereby, in each case without the need for execution by any party thereto other than Reorganized Quorum.

E.	Exemption from Registration Requirements

All shares of New Common Stock, issued and distributed pursuant to the Plan, will be issued and distributed without registration under the Securities Act or any similar federal, state, or local law in reliance upon (1) section 1145 of the Bankruptcy Code; (2) section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder; or (3) such other exemption as may be available from any applicable registration requirements.

All shares of New Common Stock issued to Holders of Allowed Senior Notes Claims on account of such Claims will be issued without registration under the Securities Act or any similar federal, state, or local law in reliance on Section 1145(a) of the Bankruptcy Code. The offering, issuance, and distribution of all shares of New Common Stock pursuant to the Plan in reliance upon section 1145 of the Bankruptcy Code is exempt from, among other things, the registration requirements of Section 5 of the Securities Act and any other applicable U.S. state or local law requiring registration prior to the offering, issuance, distribution, or sale of securities. Such shares of New Common Stock to be issued under the Plan (a) are not “restricted securities” as defined in Rule 144(a)(3) under the Securities Act, and (b) subject to the terms of the New Shareholders Agreement, are freely tradable and transferable by any initial recipient thereof that (i) is not an “affiliate” of the Debtors as defined in Rule 144(a)(1) under the Securities Act, (ii) has not been such an “affiliate” within 90 days of such transfer, and (iii) is not an entity that is an “underwriter” as defined in subsection (b) of Section 1145 of the Bankruptcy Code.

All shares of New Common Stock issued pursuant to the New Common Equity Raise or in respect of the Equity Investment Commitment Premium will be issued without registration under the Securities Act or any similar federal, state, or local law in reliance on section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder, or such other exemption as may be available from any applicable registration requirements. All shares of New Common Stock issued pursuant to the exemption from registration set forth in section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder will be considered “restricted securities” and may not be transferred except pursuant to an effective registration statement under the Securities Act or an available exemption therefrom. The New Common Stock underlying the MIP will be issued pursuant to a registration statement or an available exemption from registration under the Securities Act and other applicable law.

The availability of the exemption under section 1145 of the Bankruptcy Code or any other applicable securities laws shall not be a condition to the occurrence of the Effective Date.

Should the Reorganized Debtors elect, on or after the Effective Date, to reflect all or any portion of the ownership of Reorganized Quorum’s New Common Stock through the facilities of DTC, the Reorganized Debtors shall not be required to provide any further evidence other than the Plan or Final Order with respect to the treatment of such applicable portion of Reorganized Quorum’s New Common Stock, and such Plan or Final Order shall be deemed to be legal and binding obligations of the Reorganized Debtors in all respects.

DTC shall be required to accept and conclusively rely upon the Plan and Final Order in lieu of a legal opinion regarding whether Reorganized Quorum’s New Common Stock is exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services.

Notwithstanding anything to the contrary in the Plan, no entity (including, for the avoidance of doubt, DTC) may require a legal opinion regarding the validity of any transaction contemplated by the Plan, including, for the avoidance of doubt, whether Reorganized Quorum’s New Common Stock is exempt from registration.

F.	Exit ABL Facility & Exit Facility

On the Effective Date, the Reorganized Debtors will enter into the Exit ABL Facility Agreement and the Exit Facility Credit Agreement.

G.	Corporate Existence

Except as otherwise provided in the Plan or the Plan Supplement, each Debtor shall continue to exist after the Effective Date as a separate corporate entity, limited liability company, partnership, or other form, as the case may be, with all the powers of a corporation, limited liability company, partnership, or other form, as the case may be, pursuant to the applicable law in the jurisdiction in which each applicable Debtor is incorporated or formed and pursuant to the respective certificate of incorporation and bylaws (or other formation documents) in effect prior to the Effective Date, except to the extent such certificate of incorporation and bylaws (or other formation documents) are amended under the Plan, the New Quorum Constituent Documents, or otherwise, and to the extent such documents are amended, such documents are deemed to be amended pursuant to the Plan and require no further action or approval (other than any requisite filings required under applicable state, provincial, or federal law).

H.	Corporate Action

On or before the Effective Date, as applicable, all actions contemplated under the Plan or the Plan Supplement shall be deemed authorized and approved in all respects, including: (1) adoption or assumption, as applicable, of the agreements with existing management; (2) selection of the directors, managers, and officers for the Reorganized Debtors; (3) implementation of the Restructuring Transactions; and (4) all other actions contemplated under the Plan (whether to occur before, on, or after the Effective Date), including, without limitation, any sale, wind-down or other disposition of Galesburg by Quorum or Reorganized Quorum, as applicable. All matters provided for in the Plan involving the corporate structure of the Debtors or the Reorganized Debtors, as applicable, and any corporate action required by the Debtors or the Reorganized Debtors in connection with the Plan shall be deemed to have occurred and shall be in effect, without any requirement of further action by the security holders, directors, managers, or officers of the Debtors or the Reorganized Debtors, as applicable. On or (as applicable) prior to the Effective Date, the appropriate officers of the Debtors or the Reorganized Debtors, as applicable, shall be authorized to issue, execute, and deliver the agreements, documents, securities, and instruments contemplated under the Plan (or necessary or desirable to effect the transactions contemplated under the Plan) in the name of and on behalf of the Reorganized Debtors, including the Equity Investment Commitment Agreement, the New Shareholders Agreement, the QHC Litigation Trust Agreement, and any and all other agreements, documents, securities, and instruments relating to the foregoing. The authorizations and approvals contemplated by this Article IV.H shall be effective notwithstanding any requirements under non-bankruptcy law.

I.	Vesting of Assets in the Reorganized Debtors

Except as otherwise provided in the Plan or the Plan Supplement, or in any agreement, instrument, or other document incorporated in the Plan, on the Effective Date, all property in each Debtor’s Estate, all Causes of Action that are not QHC Litigation Trust Assets, and any property acquired by any of the Debtors under the Plan shall vest in each respective Reorganized Debtor, free and clear of all Liens, Claims, charges, or other encumbrances (except for Liens securing obligations on account of Other Secured Claims that are Reinstated pursuant to the Plan, if any). On and after the Effective Date, except as otherwise provided in the Plan, each Reorganized Debtor may operate its business and may use, acquire, or dispose of property and compromise or settle any Claims, Interests, or Causes of Action that are not QHC Litigation Trust Causes of Action without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules.

J.	Cancellation of Facilities, Notes, Instruments, Certificates, and Other Documents

On the Effective Date, except to the extent otherwise provided in the Plan, all facilities, notes, instruments, certificates, shares, and other documents evidencing Claims or Interests shall be cancelled, and the obligations of the Debtors or the Reorganized Debtors thereunder or in any way related thereto shall be discharged and deemed satisfied in full, and the ABL Facility Agent, the First Lien Agent, DIP Agent, and Indenture Trustee shall be released from all duties and obligations thereunder; provided, however, that notwithstanding Confirmation or the occurrence of the Effective Date, any credit document or agreement that governs the rights of the Holder of a Claim or Interest and any debt issued thereunder shall continue in effect solely for purposes of (a) allowing Holders of Allowed Claims to receive distributions under the Plan, (b) allowing and preserving the rights of the ABL Facility Agent, the First Lien Agent, DIP Agent, and Indenture Trustee to make distributions pursuant to the Plan, (c) preserving the ABL Facility Agent’s, the First Lien Agent’s, the DIP Agent’s, and the Indenture Trustee’s rights to compensation and indemnification as against any money or property distributable to the Holders of ABL Claims, Holders of First Lien Loan Claims, Holders of Senior Notes Claims, or Holders of DIP Claims, including permitting the ABL Facility Agent, the First Lien Agent, the DIP Agent, and the Indenture Trustee to maintain, enforce, and exercise their charging liens, if any, against such distributions, (d) preserving all rights, including rights of enforcement, of the ABL Facility Agent, the First Lien Agent, the DIP Agent, and the Indenture Trustee against any person other than a Released Party (including the Debtors), including with respect to indemnification or contribution from the Holders of ABL Claims, Holders of First Lien Loan Claims, Holders of Senior Notes Claims, and Holders of DIP Claims, pursuant and subject to the terms of the ABL Credit Agreement, the First Lien Credit Agreement, the Senior Notes Indenture, and the DIP Credit Agreement, respectively, as in effect on the Effective Date, (e) permitting the ABL Facility Agent, the First Lien Agent, the Indenture Trustee, and the DIP Agent to enforce any obligation (if any) owed to the First Lien Agent, the Indenture Trustee, or DIP Agent, respectively, under the Plan, (f) permitting the ABL Facility Agent, the First Lien Agent, the Indenture Trustee, and the DIP Agent to appear in the Chapter 11 Cases or in any proceeding in the Bankruptcy Court or any other court, (g) permitting the ABL Facility Agent, the First Lien Agent, the Indenture Trustee, and the DIP Agent to perform any functions that are necessary to effectuate the foregoing, and (h) for the Senior Noteholders, Indenture Trustee under the Senior Notes Indenture, or QHC Litigation Trust to assert or prosecute Causes of Action relating to the Senior Notes and the debt evidenced thereunder; provided, further, however, that (i) the preceding proviso shall not affect the discharge of Claims or Interests pursuant to the Bankruptcy Code, the Confirmation Order, or the Plan, or result in any expense or liability to the Debtors or Reorganized Debtors, as applicable, except as expressly provided for in the Plan and (ii) except as otherwise provided in the Plan, the terms and provisions of the Plan shall not modify any existing contract or agreement that would in any way be inconsistent with distributions under the Plan. The ABl Facility Agent, the First Lien Agent, the Indenture Trustee, and the DIP Agent shall be discharged and shall have no further obligation or liability except as provided in the Plan and Confirmation Order, and after the performance by the ABL Facility Agent, the First Lien Agent, the Indenture Trustee, and the DIP Agent and their representatives and professionals of any obligations and duties required under or related to the Plan or Confirmation Order, the ABL Facility Agent, the First Lien Agent, the Indenture Trustee, and the DIP Agent shall be relieved of and released from any obligations and duties arising hereunder or thereunder. The fees, expenses, and costs of the ABL Facility Agent, the First Lien Agent, the Indenture Trustee, and the DIP Agent, including fees, expenses, and costs of its professionals incurred after the Effective Date in connection with the ABL Credit Agreement, the First Lien Credit Agreement, the Senior Notes Indenture, and the DIP Credit Agreement, as applicable, and reasonable and documented costs and expenses associated with effectuating distributions pursuant to the Plan will be paid by the Reorganized Debtors in the ordinary course.

K.	Effectuating Documents; Further Transactions

On and after the Effective Date, the Reorganized Debtors, and the officers and members of the boards of directors and managers thereof, are authorized to and may issue, execute, deliver, file, or record such contracts, Securities, instruments, releases, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement, and further evidence the terms and conditions of the Plan, the New Shareholders Agreement, the New Quorum Constituent Documents, and the Securities issued pursuant to the Plan in the name of and on behalf of the Reorganized Debtors, without the need for any approvals, authorizations, or consents except for those expressly required under the Plan.

L.	Exemptions from Certain Taxes and Fees

To the fullest extent permitted by section 1146(a) of the Bankruptcy Code, any transfers (whether from a Debtor to a Reorganized Debtor or to any other Person) of property under the Plan or pursuant to: (a) the issuance, distribution, transfer, or exchange of any debt, equity security, or other interest in the Debtors or the Reorganized Debtors, including the New Common Stock; (b) the Restructuring Transactions; (c) the creation, modification, consolidation, termination, refinancing, and/or recording of any mortgage, deed of trust, or other security interest, or the securing of additional indebtedness by such or other means; (d) the making, assignment, or recording of any lease or sublease; or (e) the making, delivery, or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including any deeds, bills of sale, assignments, or other instrument of transfer executed in connection with any transaction arising out of, contemplated by, or in any way related to the Plan, shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, real estate transfer tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, regulatory filing or recording fee, or other similar tax or governmental assessment, and upon entry of the Confirmation Order, the appropriate state or local governmental officials or agents shall forego the collection of any such tax or governmental assessment and accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax, recordation fee, or governmental assessment. All filing or recording officers (or any other Person with authority over any of the foregoing), wherever located and by whomever appointed, shall comply with the requirements of section 1146(c) of the Bankruptcy Code, shall forego the collection of any such tax or governmental assessment, and shall accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

M.	New Quorum Constituent Documents

The New Quorum Constituent Documents shall, among other things: (1) contain terms consistent with the documentation set forth in the Plan Supplement; (2) authorize the issuance, distribution, and reservation of the New Common Stock to the Entities entitled to receive such issuances, distributions and reservations under the Plan; and (3) pursuant to and only to the extent required by section 1123(a)(6) of the Bankruptcy Code, and limited as necessary to facilitate compliance with non-bankruptcy federal laws, prohibit the issuance of non-voting equity Securities.

On or immediately before the Effective Date, Quorum or Reorganized Quorum, as applicable, will file its New Quorum Constituent Documents with the applicable Secretary of State and/or other applicable authorities in its state of incorporation or formation in accordance with the applicable laws of its respective state of incorporation or formation, to the extent required for such New Quorum Constituent Documents to become effective. After the Effective Date, Reorganized Quorum may amend and restate its formation, organizational, and constituent documents as permitted by the laws of its jurisdiction of formation and the terms of such documents.

N.	Directors and Officers

On the Effective Date, the Reorganized Quorum Board shall be determined and selected consistent with the New Shareholders Agreement.

On the Effective Date, the terms of the current members of the Quorum board of directors shall expire, and the Reorganized Quorum Board will include those directors set forth in the list of directors of the Reorganized Debtors included in the Plan Supplement. On the Effective Date, the officers and overall management structure of Reorganized Quorum, and all officers and management decisions with respect to Reorganized Quorum (and/or any of its direct or indirect subsidiaries), compensation arrangements, and affiliate transactions shall only be subject to the approval of the Reorganized Quorum Board.

From and after the Effective Date, each director, officer, or manager of the Reorganized Debtors shall be appointed and serve pursuant to the terms of their respective charters and bylaws or other formation and constituent documents, the New Shareholders Agreement, and the New Quorum Constituent Documents, and applicable laws of the respective Reorganized Debtor’s jurisdiction of formation. To the extent that any such director or officer of the Reorganized Debtors is an “insider” pursuant to section 101(31) of the Bankruptcy Code, the Debtors will disclose the nature of any compensation to be paid to such director or officer.

O.	MIP

On or after the Effective Date, the Reorganized Quorum Board shall institute the MIP, enact and enter into related policies and agreements, and distribute New Common Stock to participants based on the terms and conditions (including, if applicable, anti-dilution protections) determined by the Reorganized Quorum Board.

P.	Galesburg

On or after the Confirmation Date, Quorum or Reorganized Quorum, as applicable, may, with the consent of the Required Equity Commitment Parties, (1) sell or otherwise dispose of Galesburg, including, without limitation, by abandonment pursuant to section 554 of the Bankruptcy Code; and (2) in connection with such sale or other disposition, transfer a portion of its Cash on hand to Galesburg, in an amount agreed by and between Quorum or Reorganized Quorum, as applicable, and the Required Equity Commitment Parties.

Q.	Preservation of Causes of Action

In accordance with section 1123(b) of the Bankruptcy Code, the Reorganized Debtors shall retain and may enforce all rights to commence and pursue any and all Causes of Action, whether arising before or after the Petition Date, including any actions specifically enumerated in the Plan Supplement, and the Reorganized Debtors’ rights to commence, prosecute, or settle such Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date, other than (i) Causes of Action that are QHC Litigation Trust Assets, and (ii) the Causes of Action released by the Debtors pursuant to the releases and exculpations contained in the Plan, including in Article VIII of the Plan, which shall be deemed released and waived by the Debtors and Reorganized Debtors as of the Effective Date.

The Reorganized Debtors may pursue such Causes of Action, as appropriate, in accordance with the best interests of the Reorganized Debtors. No Entity may rely on the absence of a specific reference in the Plan, the Plan Supplement, or the Disclosure Statement to any Cause of Action against it as any indication that the Debtors or the Reorganized Debtors will not pursue any and all available Causes of Action against it. The Debtors and the Reorganized Debtors expressly reserve all rights to prosecute any and all Causes of Action against any Entity. Unless any Cause of Action against an Entity is expressly waived, relinquished, exculpated, released, compromised, or settled in the Plan or a Final Order of the Bankruptcy Court, the Reorganized Debtors expressly reserve all Causes of Action, for later adjudication, and, therefore no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable, or otherwise), or laches, shall apply to such Causes of Action upon, after, or as a consequence of the Confirmation or Consummation.

ARTICLE V.

TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

A.	Assumption of Executory Contracts and Unexpired Leases

On the Effective Date, except as otherwise provided in the Plan or in any contract, instrument, release, indenture, or other agreement or document entered into in connection with the Plan, all Executory Contracts and Unexpired Leases shall be deemed assumed, including the Restructuring Support Agreement, without the need for any further notice to or action, order, or approval of the Bankruptcy Court, as of the Effective Date under section 365 of the Bankruptcy Code, unless such Executory Contract and Unexpired Lease: (1) was assumed or rejected previously by the Debtors; (2) previously expired or terminated pursuant to its own terms; (3) is the subject of a motion to reject filed on or before the Effective Date; or (4) is identified on the Rejected Executory Contract and Unexpired Lease List.

Entry of the Confirmation Order shall constitute a Bankruptcy Court order approving the assumptions or assumption and assignment, as applicable, of such Executory Contracts or Unexpired Leases as provided for in the Plan, pursuant to sections 365(a) and 1123 of the Bankruptcy Code effective as of the Effective Date. Each Executory Contract or Unexpired Lease assumed pursuant to the Plan or by Bankruptcy Court order but not assigned to a third party before the Effective Date shall re-vest in and be fully enforceable by the applicable contracting Reorganized Debtor in accordance with its terms, except as such terms may have been modified by the provisions of the Plan or any order of the Bankruptcy Court authorizing and providing for its assumption under applicable federal law. Any motions to assume Executory Contracts or Unexpired Leases pending on the Effective Date shall be subject to approval by the Bankruptcy Court on or after the Effective Date by a Final Order.

To the maximum extent permitted by law, to the extent that any provision in any Executory Contract or Unexpired Lease assumed or assumed and assigned pursuant to the Plan restricts or prevents, or purports to restrict or prevent, or is breached or deemed breached by, the assumption or assumption and assignment of such Executory Contract or Unexpired Lease (including any “change of control” provision), then such provision shall be deemed modified such that the transactions contemplated by the Plan shall not entitle the non-Debtor party thereto to terminate such Executory Contract or Unexpired Lease or to exercise any other default-related rights with respect thereto.

B.	Claims Based on Rejection of Executory Contracts or Unexpired Leases

Entry of the Confirmation Order shall constitute a Bankruptcy Court order approving the rejections, if any, of any Executory Contracts or Unexpired Leases as provided for in the Plan or the Rejected Executory Contract and Unexpired Leases List, as applicable. Unless otherwise provided by a Final Order of the Bankruptcy Court, all Proofs of Claim with respect to Claims arising from the rejection of Executory Contracts or Unexpired Leases, pursuant to the Plan or the Confirmation Order, if any, must be filed with the Solicitation Agent and served on the Reorganized Debtors no later than thirty days after the effective date of such rejection.

Any Claims arising from the rejection of an Executory Contract or Unexpired Lease not filed with the Solicitation Agent within such time will be automatically disallowed, forever barred from assertion, and shall not be enforceable against the Debtors, the Reorganized Debtors, the Estates, or their property, without the need for any objection by the Debtors or Reorganized Debtors, or further notice to, action, order, or approval of the Bankruptcy Court or any other Entity, and any Claim arising out of the rejection of the Executory Contract or Unexpired Lease shall be deemed fully satisfied, released, and discharged, and be subject to the permanent injunction set forth in Article VIII.G of the Plan, notwithstanding anything in a Proof of Claim to the contrary.

All Claims arising from the rejection by any Debtor of any Executory Contract or Unexpired Lease pursuant to section 365 of the Bankruptcy Code shall be treated as a General Unsecured Claim pursuant to Article III.B of the Plan and may be objected to in accordance with the provisions of Article VII of the Plan and the applicable provisions of the Bankruptcy Code and Bankruptcy Rules.

Notwithstanding anything to the contrary in the Plan, the Debtors, or the Reorganized Debtors, as applicable, reserve the right to alter, amend, modify, or supplement the Rejected Executory Contract and Unexpired Lease List at any time through and including thirty days after the Effective Date.

C.	Cure of Defaults and Objections to Cure and Assumption

Any monetary defaults under each Executory Contract and Unexpired Lease to be assumed pursuant to the Plan shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, by payment of the default amount (if any) in Cash on the Effective Date or in the ordinary course of business or on such other terms as the parties to such Executory Contracts or Unexpired Leases may otherwise agree.

Unless otherwise agreed upon in writing by the parties to the applicable Executory Contract or Unexpired Lease, any objection by a counterparty to an Executory Contract or Unexpired Lease to a proposed assumption or related cure amount must be filed, served, and actually received by the counsel to the Debtors and the U.S. Trustee on the Confirmation Objection Deadline or other deadline that may be set by the Bankruptcy Court. Any counterparty to an Executory Contract or Unexpired Lease that fails to object timely to the proposed assumption or cure amount will be deemed to have assented to such assumption or cure amount.

The cure payments required by section 365(b)(1) of the Bankruptcy Code shall be made following the entry of a Final Order or orders resolving the dispute and approving the assumption in the event of a dispute regarding: (1) the amount of any payments to cure such a default; (2) the ability of the Reorganized Debtors or any assignee to provide adequate assurance of future performance under the Executory Contract or Unexpired Lease to be assumed; or (3) any other matter pertaining to assumption.

The Debtor or the Reorganized Debtor, as applicable, shall be authorized to reject any executory contract or unexpired lease to the extent the Debtor or the Reorganized Debtor, as applicable, in the exercise of its sound business judgment, concludes that the amount of the cure obligation as determined by Final Order or as otherwise finally resolved, renders assumption of such contract or lease unfavorable to the applicable Debtor’s Estate or the Reorganized Debtor. Such rejected contracts, if any, shall be deemed as listed on the Rejected Executory Contract and Unexpired Lease List, if any.

Assumption of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise shall result in the full release and satisfaction of any Claims or defaults, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any assumed Executory Contract or Unexpired Lease at any time prior to the effective date of assumption. Any Proof of Claim filed with respect to an Executory Contract or Unexpired Lease that has been assumed shall be deemed disallowed and expunged, without further notice to or action, order, or approval of the Bankruptcy Court.

D.	Insurance Policies

Each of the Debtors’ insurance policies and any agreements, documents, or instruments relating thereto, are treated as Executory Contracts under the Plan. On the Effective Date, the Debtors shall be deemed to have assumed all insurance policies and any agreements, documents, and instruments relating to coverage of all insured Claims. Except as set forth in Article V.F of the Plan, nothing in this Plan, the Plan Supplement, the Disclosure Statement, the Confirmation Order, or any other order of the Bankruptcy Court (including any other provision that purports to be preemptory or supervening), (1) alters, modifies, or otherwise amends the terms and conditions of (or the coverage provided by) any of such insurance policies or (2) alters or modifies the duty, if any, that the insurers or third party administrators pay claims covered by such insurance policies and their right to seek payment or reimbursement from the Debtors (or after the Effective Date, the Reorganized Debtors) or draw on any collateral or security therefor. For the avoidance of doubt, insurers and third party administrators shall not need to nor be required to file or serve a cure objection or a request, application, claim, Proof of Claim, or motion for payment and shall not be subject to any claims bar date or similar deadline governing cure amounts or Claims.

E.	Indemnification Provisions

On and as of the Effective Date, the Indemnification Provisions will be assumed and irrevocable and will survive the effectiveness of the Plan, and the Reorganized Debtors’ New Quorum Constituent Documents will provide for the indemnification, defense, reimbursement, exculpation, and/or limitation of liability of, and advancement of fees and expenses to the Debtors’ and the Reorganized Debtors’ current and former directors, officers, employees, equityholders, and agents to the fullest extent permitted by law and at least to the same extent as the organizational documents of each of the respective Debtors on the Petition Date, against any claims or Causes of Action whether direct or derivative, liquidated or unliquidated, fixed or contingent, disputed or undisputed, matured or unmatured, known or unknown, foreseen or unforeseen, asserted or unasserted. None of the Debtors, or the Reorganized Debtors, as applicable, will amend and/or restate their respective governance documents before or after the Effective Date to amend, augment, terminate, or adversely affect any of the Debtors’ or the Reorganized Debtors’ obligations to provide such indemnification rights or such directors’, officers’, employees’, equityholders’ or agents’ indemnification rights.

On and as of the Effective Date, any of the Debtors’ indemnification obligations with respect to any contract or agreement that is the subject of or related to any litigation against the Debtors or Reorganized Debtors, as applicable, shall be assumed by the Reorganized Debtors and otherwise remain unaffected by the Chapter 11 Cases.

F.	Director, Officer, Manager, and Employee Liability Insurance

On the Effective Date, pursuant to section 365(a) of the Bankruptcy Code, the Debtors shall be deemed to have assumed all of the D&O Liability Insurance Policies (including, if applicable, any “tail policy”) and any agreements, documents, or instruments relating thereto. Entry of the Confirmation Order will constitute the Bankruptcy Court’s approval of the Reorganized Debtors’ assumption of all such policies (including, if applicable, any “tail policy”).

After the Effective Date, none of the Debtors or the Reorganized Debtors shall terminate or otherwise reduce the coverage under any such policies (including, if applicable, any “tail policy”) with respect to conduct occurring as of the Effective Date, and all officers, directors, managers, and employees of the Debtors who served in such capacity at any time before the Effective Date shall be entitled to the full benefits of any such policies regardless of whether such officers, directors, managers, or employees remain in such positions after the Effective Date.

On and after the Effective Date, each of the Reorganized Debtors shall be authorized to purchase a directors’ and officers’ liability insurance policy for the benefit of their respective directors, members, trustees, officers, and managers in the ordinary course of business.

G.	Employee and Retiree Benefits

Except as otherwise provided in the Plan, on and after the Effective Date, subject to any Final Order and, without limiting any authority provided to the Reorganized Quorum Board under the Debtors’ respective formation and constituent documents, the Reorganized Debtors shall: (1) honor in the ordinary course of business any assumed contracts, agreements, policies, programs, and plans, in accordance with their respective terms, for, among other things, compensation, including any incentive plans, retention plans, health care benefits, disability benefits, deferred compensation benefits, savings, severance benefits, retirement benefits, SERP benefits, welfare benefits, workers’ compensation insurance, and accidental death and dismemberment insurance for the directors, officers, and employees of any of the Debtors who served in such capacity from and after the Petition Date; and (2) honor, in the ordinary course of business, Claims of employees employed as of the Effective Date for accrued vacation time arising prior to the Petition Date and not otherwise paid pursuant to a Bankruptcy Court order. Notwithstanding the foregoing, pursuant to section 1129(a)(13) of the Bankruptcy Code, from and after the Effective Date, all retiree benefits (as such term is defined in section 1114 of the Bankruptcy Code), if any, shall continue to be paid in accordance with applicable law.

H.	Modifications, Amendments, Supplements, Restatements, or Other Agreements

Unless otherwise provided in the Plan, each Executory Contract or Unexpired Lease that is assumed shall include all modifications, amendments, supplements, restatements, or other agreements that in any manner affect such Executory Contract or Unexpired Lease, and Executory Contracts and Unexpired Leases related thereto, if any, including easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, and any other interests, unless any of the foregoing agreements has been previously rejected or repudiated or is rejected or repudiated under the Plan.

Modifications, amendments, supplements, and restatements to prepetition Executory Contracts and Unexpired Leases that have been executed by the Debtors during the Chapter 11 Cases shall not be deemed to alter the prepetition nature of the Executory Contract or Unexpired Lease, or the validity, priority, or amount of any Claims that may arise in connection therewith.

I.	Reservation of Rights

Neither the assumption of any Executory Contract or Unexpired Lease pursuant to the Plan nor exclusion nor inclusion of any Executory Contract or Unexpired Lease on the Rejected Executory Contract and Unexpired Lease List, if any, nor anything contained in the Plan or Plan Supplement, shall constitute an admission by the Debtors that any such contract or lease is in fact an Executory Contract or Unexpired Lease or that any Reorganized Debtor has any liability thereunder.

If there is a dispute regarding whether a contract or lease is or was executory or unexpired at the time of assumption, the Debtors or the Reorganized Debtors, as applicable, shall have thirty calendar days following entry of a Final Order resolving such dispute to alter their treatment of such contract or lease, including by rejecting such contract or lease nunc pro tunc to the Confirmation Date. The deemed assumption provided for herein shall not apply to any such contract or lease, and any such contract or lease shall be assumed or rejected only upon motion of the Debtor following the Bankruptcy Court’s determination that the contract is executory or the lease is unexpired.

J.	Nonoccurrence of Effective Date

In the event that the Effective Date does not occur, the Bankruptcy Court shall retain jurisdiction with respect to any request to extend the deadline for assuming or rejecting Unexpired Leases pursuant to section 365(d)(4) of the Bankruptcy Code, unless such deadline(s) have expired.

K.	Contracts and Leases Entered Into After the Petition Date

Contracts and leases entered into after the Petition Date by any Debtor and any Executory Contracts and Unexpired Leases assumed by any Debtor may be performed by the applicable Reorganized Debtor in the ordinary course of business.

ARTICLE VI.

PROVISIONS GOVERNING DISTRIBUTIONS

A.	Timing and Calculation of Amounts to Be Distributed

Unless otherwise provided in the Plan, on the Effective Date, or as soon as reasonably practicable thereafter (or if a Claim or Interest is not an Allowed Claim or Interest on the Effective Date, on the date that such Claim becomes an Allowed Claim or Interest), each Holder of an Allowed Claim and Interest shall receive the full amount of the distributions that the Plan provides for Allowed Claims and Interests in each applicable Class and in the manner provided in the Plan. If any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date. If and to the extent that there are Disputed Claims or Interests, distributions on account of any such Disputed Claims or Interests shall be made pursuant to the provisions set forth in Article VII Except as otherwise provided in the Plan, Holders of Claims and Interests shall not be entitled to interest, dividends, or accruals on the distributions provided for in the Plan, regardless of whether such distributions are delivered on or at any time after the Effective Date. The Debtors shall have no obligation to recognize any transfer of Claims or Interests occurring on or after the Distribution Record Date.

B.	Distributions on Account of Obligations of Multiple Debtors

For all purposes associated with distributions under the Plan, all guarantees by any Debtor of the obligations of any other Debtor, as well as any joint and several liability of any Debtor with respect to any other Debtor, shall be deemed eliminated so that any obligation that could otherwise be asserted against more than one Debtor shall result in a single distribution under the Plan; provided that Claims held by a single Entity at different Debtors that are not based on guarantees or joint and several liability shall be entitled to the applicable distribution for such Claim at each applicable Debtor. Any such Claims shall be released and discharged pursuant to Article VIII of the Plan and shall be subject to all potential objections, defenses, and counterclaims, and to estimation pursuant to section 502(c) of the Bankruptcy Code. For the avoidance of doubt, this shall not affect the obligation of each and every Debtor to pay U.S. Trustee fees until such time as a particular case is closed, dismissed, or converted.

C.	Distribution Agent

Except as otherwise provided in the Plan, all distributions under the Plan shall be made by the Distribution Agent on the Effective Date or as soon as reasonably practicable thereafter. The Distribution Agent shall not be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court.

D.	Rights and Powers of Distribution Agent

1.	Powers of the Distribution Agent

The Distribution Agent shall be empowered to: (a) effect all actions and execute all agreements, instruments, and other documents necessary to perform its duties under the Plan; (b) make all distributions contemplated hereby; (c) employ professionals to represent it with respect to its responsibilities; and (d) exercise such other powers as may be vested in the Distribution Agent by order of the Bankruptcy Court, pursuant to the Plan, or as deemed by the Distribution Agent to be necessary and proper to implement the provisions hereof.

2.	Expenses Incurred On or After the Effective Date

Except as otherwise ordered by the Bankruptcy Court, the amount of any reasonable fees and out-of-pocket expenses incurred by the Distribution Agent on or after the Effective Date (including taxes) and any reasonable compensation and out-of-pocket expense reimbursement claims (including reasonable, actual, and documented attorney and/or other professional fees and expenses) made by the Distribution Agent shall be paid in Cash by the Reorganized Debtors.

E.	Delivery of Distributions

1.	Delivery of Distributions in General

Except as otherwise provided in the Plan, distributions to Holders of Allowed Claims shall be made to Holders of record as of the Distribution Record Date by the Reorganized Debtors or the Distribution Agent, as appropriate: (a) to the signatory set forth on any Proof of Claim or Proof of Interest filed by such Holder or other representative identified therein (or at the last known addresses of such Holder if no Proof of Claim or Proof of Interest is filed or if the Debtors have not been notified in writing of a change of address); (b) at the addresses set forth in any written notices of address changes delivered to the Reorganized Debtors or the applicable Distribution Agent, as appropriate, after the date of any related Proof of Claim or Proof of Interest; or (c) on any counsel that has appeared in the Chapter 11 Cases on the Holder’s behalf. Subject to this Article VI distributions under the Plan on account of Allowed Claims shall not be subject to levy, garnishment, attachment, or like legal process, so that each Holder of an Allowed Claim shall have and receive the benefit of the distributions in the manner set forth in the Plan. The Debtors, the Reorganized Debtors, and the Distribution Agent, as applicable, shall not incur any liability whatsoever on account of any distributions under the Plan except for fraud, gross negligence, or willful misconduct.

2.	Undeliverable Distributions and Unclaimed Property

In the event that any distribution to any Holder is returned as undeliverable, no distribution to such Holder shall be made unless and until the Distribution Agent has determined the then-current address of such Holder, at which time such distribution shall be made to such Holder without interest; provided, however, that such distributions shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code at the expiration of six months from the later of (a) the Effective Date and (b) the date of the distribution. After such date, all unclaimed property or interests in property shall revert to the Reorganized Debtors automatically and without need for a further order by the Bankruptcy Court (notwithstanding any applicable federal, provincial, or state escheat, abandoned, or unclaimed property laws to the contrary), and the Claim of any Holder to such property or interest in property shall be discharged of and forever barred.

3.	No Fractional Distributions

No fractional notes or shares, as applicable, of the New Common Stock shall be distributed, and no Cash shall be distributed in lieu of such fractional amounts. When any distribution pursuant to the Plan on account of an applicable Allowed Claim would otherwise result in the issuance of a number of notes or shares, as applicable, of the New Common Stock that is not a whole number, the actual distribution of notes or shares, as applicable, of the New Common Stock shall be rounded as follows: (a) fractions of one-half (1⁄2) or greater shall be rounded to the next higher whole number and (b) fractions of less than one-half (1⁄2) shall be rounded to the next lower whole number with no further payment therefor. The total number of authorized notes and shares, as applicable, of the New Common Stock shall be adjusted as necessary to account for the foregoing rounding.

4.	Minimum Distributions

Holders of Allowed Claims entitled to distributions of $50 or less shall not receive distributions, and each Claim to which this limitation applies shall be discharged pursuant to Article VIII of this Plan and its Holder shall be forever barred pursuant to Article VII of this Plan from asserting that Claim against the Reorganized Debtors or their property.

F.	Manner of Payment

At the option of the Distribution Agent, any Cash payment to be made under the Plan may be made by check or wire transfer or as otherwise required or provided in applicable agreements.

G.	Compliance Matters

In connection with the Plan, to the extent applicable, the Reorganized Debtors and the Distribution Agent shall comply with all tax withholding and reporting requirements imposed on them by any Governmental Unit, and all distributions pursuant to the Plan shall be subject to such withholding and reporting requirements. Notwithstanding any provision in the Plan to the contrary, the Reorganized Debtors and the Distribution Agent shall be authorized to take all actions necessary or appropriate to comply with such withholding and reporting requirements, including liquidating a portion of the distribution to be made under the Plan to generate sufficient funds to pay applicable withholding taxes, withholding distributions pending receipt of information necessary to facilitate such distributions, or establishing any other mechanisms they believe are reasonable and appropriate. The Reorganized Debtors reserve the right to allocate all distributions made under the Plan in compliance with all applicable wage garnishments, alimony, child support, and other spousal awards, liens, and encumbrances.

H.	No Postpetition or Default Interest on Claims

Unless otherwise specifically provided for in the Plan, the DIP Orders, or the Confirmation Order, and notwithstanding any documents that govern the Debtors’ prepetition indebtedness to the contrary, (1) postpetition and/or default interest shall not accrue or be paid on any Claims and (2) no Holder of a Claim shall be entitled to: (a) interest accruing on or after the Petition Date on any such Claim; or (b) interest at the contract default rate, as applicable.

I.	Allocation Between Principal and Accrued Interest

Except as otherwise provided in the Plan, the aggregate consideration paid to Holders with respect to their Allowed Claims shall be treated pursuant to the Plan as allocated first to the principal amount of such Allowed Claims (to the extent thereof) and, thereafter, to the interest, if any, on such Allowed Claim accrued through the Petition Date.

J.	Setoffs and Recoupment

Unless otherwise provided in the Plan or the Confirmation Order, each Debtor and each Reorganized Debtor, pursuant to the Bankruptcy Code (including section 553 of the Bankruptcy Code), applicable non-bankruptcy law, or as may be agreed to by the Holder of a Claim, may set off against or recoup any Allowed Claim and the distributions to be made pursuant to the Plan on account of such Allowed Claim (before any distribution is made on account of such Allowed Claim), any claims, rights, and Causes of Action of any nature that such Debtor or Reorganized Debtor, as applicable, may hold against the Holder of such Allowed Claim, to the extent such claims, rights, or Causes of Action against such Holder have not been otherwise compromised or settled as of the Effective Date (whether pursuant to the Plan or otherwise); provided, however, that neither the failure to effect such a setoff or recoupment nor the allowance of any Claim pursuant to the Plan shall constitute a waiver or release by such Debtor or Reorganized Debtor of any such claims, rights, and Causes of Action that such Reorganized Debtor may possess against such Holder. In no event shall any Holder of Claims be entitled to set off or recoup any such Claim against any claim, right, or Cause of Action of the Debtor or Reorganized Debtor (as applicable), unless such Holder has filed a motion with the Bankruptcy Court requesting the authority to perform such setoff or recoupment on or before the Confirmation Date, and notwithstanding any indication in any Proof of Claim or otherwise that such Holder asserts, has, or intends to preserve any right of setoff or recoupment pursuant to section 553 of the Bankruptcy Code or otherwise.

K.	Claims Paid or Payable by Third Parties

1.	Claims Paid by Third Parties

A Claim shall be reduced in full, and such Claim shall be disallowed without an objection to such Claim having to be filed and without any further notice to or action, order, or approval of the Bankruptcy Court, to the extent that the Holder of such Claim receives payment in full on account of such Claim from a party that is not a Debtor or Reorganized Debtor. To the extent that a Holder of a Claim receives a distribution on account of such Claim and receives payment from a party that is not a Debtor or a Reorganized Debtor on account of such Claim, such Holder shall repay, return, or deliver any distribution held by or transferred to the Holder to the applicable Reorganized Debtor to the extent the Holder’s total recovery on account of such Claim from the third party and under the Plan exceeds the amount of such Claim as of the date of any such distribution under the Plan.

2.	Claims Payable by Third Parties

The availability, if any, of insurance policy proceeds for the satisfaction of an Allowed Claim shall be determined by the terms of the insurance policies of the Debtors or Reorganized Debtors, as applicable. To the extent that one or more of the Debtors’ insurers agrees to satisfy in full a Claim (if and to the extent adjudicated by a court of competent jurisdiction), then immediately upon such insurers’ agreement, such Claim may be expunged to the extent of any agreed upon satisfaction on the Claims Register by the Solicitation Agent without a Claim objection having to be filed and without any further notice to or action, order, or approval of the Bankruptcy Court.

3.	Applicability of Insurance Policies

Except as otherwise provided in the Plan, distributions to Holders of Allowed Claims shall be in accordance with the provisions of an applicable insurance policy. Nothing contained in the Plan shall constitute or be deemed a waiver of any Cause of Action that the Debtors or any Entity may hold against any other Entity, including insurers under any policies of insurance, nor shall anything contained in the Plan constitute or be deemed a waiver by such insurers of any defenses, including coverage defenses, held by such insurers.

ARTICLE VII.

PROCEDURES FOR RESOLVING DISPUTED CLAIMS AND INTERESTS

A.	Disputed Claims Process

Holders of Claims and Interests need not file a Proof of Claim or Proof of Interest, as applicable, with the Bankruptcy Court and shall be subject to the Bankruptcy Court process only to the extent provided in the Plan, except to the extent a Claim arises on account of rejection of an Executory Contract or Unexpired Lease in accordance with Article V.B hereof. On and after the Effective Date, except as otherwise provided in the Plan, all Allowed Claims shall be paid pursuant to the Plan in the ordinary course of business of the Reorganized Debtors and shall survive the Effective Date as if the Chapter 11 Cases had not been commenced. Other than Claims arising from the rejection of an Executory Contract or Unexpired Lease, if the Debtors or the Reorganized Debtors dispute any Claim or Interest, such dispute shall be determined, resolved, or adjudicated, as the case may be, in a manner as if the Chapter 11 Cases had not been commenced and shall survive the Effective Date as if the Chapter 11 Cases had not been commenced. Solely to the extent that an Entity is required to file a Proof of Claim and the Debtors or the Reorganized Debtors, as applicable, do not determine, and without the need for notice to or action, order, or approval of the Bankruptcy Court, that the Claim subject to such Proof of Claim is Allowed, such Claim shall be Disputed unless Allowed or disallowed by a Final Order or as otherwise set forth in this Article

VII of the Plan. For the avoidance of doubt, there is no requirement to file a Proof of Claim or Proof of Interest (or move the Bankruptcy Court for allowance) to be an Allowed Claim or Allowed Interest, as applicable, under the Plan. Notwithstanding the foregoing, Entities must file cure objections as set forth in Article V.C hereof to the extent such Entity disputes the amount of the cure proposed to be paid by the Debtors or the Reorganized Debtors, as applicable. All Proofs of Claim required to be filed by the Plan that are filed after the date that they are required to be filed pursuant to the Plan shall be disallowed and forever barred, estopped, and enjoined from assertion, and shall not be enforceable against any Reorganized Debtor, without the need for any objection by the Reorganized Debtors or any further notice to or action, order, or approval of the Bankruptcy Court.

B. Claims Administration Responsibilities.

Except as otherwise specifically provided in the Plan, after the Effective Date, the Reorganized Debtors shall have the sole authority to: (1) file, withdraw, or litigate to judgment, objections to Claims or Interests; (2) settle or compromise any Disputed Claim or Interest without any further notice to or action, order, or approval by the Bankruptcy Court; and (3) administer and adjust the Claims Register to reflect any such settlements or compromises without any further notice to or action, order, or approval by the Bankruptcy Court. For the avoidance of doubt, except as otherwise provided in the Plan, from and after the Effective Date, each Reorganized Debtor shall have and retain any and all rights and defenses such Debtor had immediately prior to the Effective Date with respect to any Disputed Claim or Interest, including the Causes of Action retained pursuant to Article IV.Q of the Plan.

C. Estimation of Claims and Interests

Before or after the Effective Date, the Debtors or the Reorganized Debtors, as applicable, may (but are not required to) at any time request that the Bankruptcy Court estimate any Disputed Claim or Interest that is contingent or unliquidated pursuant to section 502(c) of the Bankruptcy Code for any reason, regardless of whether any party in interest previously has objected to such Claim or Interest or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court shall retain jurisdiction to estimate any such Claim or Interest, including during the litigation of any objection to any Claim or Interest or during the appeal relating to such objection. Notwithstanding any provision otherwise in the Plan, a Claim that has been expunged from the Claims Register, but that either is subject to appeal or has not been the subject of a Final Order, shall be deemed to be estimated at zero dollars, unless otherwise ordered by the Bankruptcy Court. In the event that the Bankruptcy Court estimates any contingent or unliquidated Claim or Interest, that estimated amount shall constitute a maximum limitation on such Claim or Interest for all purposes under the Plan (including for purposes of distributions), and the relevant Reorganized Debtor may elect to pursue any supplemental proceedings to object to any ultimate distribution on such Claim or Interest.

D. Adjustment to Claims Without Objection

Any duplicate Claim or Interest or any Claim or Interest that has been paid, satisfied, amended, or superseded may be adjusted or expunged on the Claims Register by the Reorganized Debtors without the Reorganized Debtors having to file an application, motion, complaint, objection, or any other legal proceeding seeking to object to such Claim or Interest and without any further notice to or action, order, or approval of the Bankruptcy Court.

E. No Distributions Pending Allowance

Notwithstanding any other provision hereof, if any portion of a Claim or Interest is a Disputed Claim or Interest, as applicable, no payment or distribution provided hereunder shall be made on account of such Claim or Interest unless and until such Disputed Claim or Interest becomes an Allowed Claim or Interest.

F. Distributions After Allowance

To the extent that a Disputed Claim or Interest ultimately becomes an Allowed Claim or Interest, distributions (if any) shall be made to the Holder of such Allowed Claim or Interest in accordance with the provisions of the Plan. As soon as reasonably practicable after the date that the order or judgment of the Bankruptcy Court allowing any Disputed Claim or Interest becomes a Final Order, the Distribution Agent shall provide to the Holder of such Claim or Interest the distribution (if any) to which such Holder is entitled under the Plan as of the Effective Date, without any interest to be paid on account of such Claim or Interest.

G. No Interest

Interest shall not accrue or be paid on any Disputed Claim with respect to the period from the Effective Date to the date a final distribution is made on account of such Disputed Claim, if and when such Disputed Claim becomes an Allowed Claim.

ARTICLE VIII.

SETTLEMENT, RELEASE, INJUNCTION, AND RELATED PROVISIONS

A. Compromise and Settlement of Claims, Interests, and Controversies

Pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019 and in consideration for the distributions and other benefits provided pursuant to the Plan, the provisions of the Plan shall constitute a good-faith compromise and settlement of all Claims, Interests, and controversies relating to the contractual, legal, and subordination rights that a Holder of a Claim or Interest may have with respect to any Allowed Claim or Interest, or any distribution to be made on account of such Allowed Claim or Interest. The entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the compromise or settlement of all such Claims, Interests, and controversies, as well as a finding by the Bankruptcy Court that such compromise or settlement is in the best interests of the Debtors, their Estates, and Holders of Claims and Interests and is fair, equitable, and reasonable. In accordance with the provisions of the Plan, pursuant to Bankruptcy Rule 9019, without any further notice to or action, order, or approval of the Bankruptcy Court, after the Effective Date, the Reorganized Debtors may compromise and settle Claims against, and Interests in, the Debtors and their Estates and Causes of Action against other Entities.

B. Discharge of Claims

Pursuant to section 1141(d) of the Bankruptcy Code, and except as otherwise specifically provided in the Plan, or in any contract, instrument, or other agreement or document created pursuant to the Plan, the distributions, rights, and treatment that are provided in the Plan shall be in complete satisfaction, discharge, and release, effective as of the Effective Date, of Claims (including any Debtor Intercompany Claims or Non-Debtor Intercompany Claims resolved or compromised after the Effective Date by the Reorganized Debtors), Interests, and Causes of Action of any nature whatsoever, including any interest accrued on Claims or Interests from and after the Petition Date, whether known or unknown, against, liabilities of, Liens on, obligations of, rights against, and Interests in, the Debtors or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims and Interests, including demands, liabilities, and Causes of Action that arose before the Effective Date, any liability (including withdrawal liability) to the extent such Claims or Interests relate to services performed by employees of the Debtors prior to the Effective Date and that arise from a termination of employment, any contingent or non-contingent liability on account of representations or warranties issued on or before the Effective Date, and all debts of the kind specified in sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, in each case whether or not: (1) a Proof of Claim based upon such debt or right is filed or deemed filed pursuant to section 501 of the Bankruptcy Code; (2) a Claim or Interest based upon such debt, right, or Interest is Allowed pursuant to section 502 of the Bankruptcy Code; or (3) the Holder of such a Claim or Interest has accepted the Plan or voted to reject the Plan. The Confirmation Order shall be a judicial determination of the discharge of all Claims and Interests subject to the occurrence of the Effective Date, except as otherwise specifically provided in the Plan.

C. Release of Liens

Except (1) with respect to the Liens securing Other Secured Claims that are Reinstated pursuant to the Plan, or (2) as otherwise provided in the Plan or in any contract, instrument, release, or other agreement or document created pursuant to the Plan, on the Effective Date, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates and, subject to the consummation of the applicable distributions contemplated in the Plan, shall be fully released and discharged, at the sole cost of and expense of the Reorganized Debtors, and the Holders of such mortgages, deeds of trust, Liens, pledges, or other security interests shall execute such documents as may be reasonably requested by the Debtors or the Reorganized Debtors, as applicable, to reflect or effectuate such releases, and all of the right, title, and interest of any Holders of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to the applicable Reorganized Debtor and its successors and assigns.

D. Debtor Release

Effective as of the Effective Date, pursuant to section 1123(b) of the Bankruptcy Code, for good and valuable consideration, the adequacy of which is hereby confirmed, on and after the Effective Date, each Released Party is deemed released and discharged by each and all of the Debtors, the Reorganized Debtors, and their Estates, in each case on behalf of themselves and their respective successors, assigns, and representatives, and any and all other entities who may purport to assert any Cause of Action, directly or derivatively, by, through, for, or because of the foregoing entities, from any and all Causes of Action, whether known or unknown, including any derivative claims, asserted or assertable on behalf of any of the Debtors, that the Debtors, the Reorganized Debtors, or their Estates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the Holder of any Claim against, or Interest in, a Debtor or other Entity, based on or relating to, or in any manner arising from, in whole or in part, the Debtors (including the management, ownership, or operation thereof), the purchase, sale, or rescission of any security of the Debtors or the Reorganized Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any Released Party, the Debtors’ in- or out-of-court restructuring efforts, intercompany transactions, the DIP Facility, the DIP Orders, the ABL Credit Facility, the First Lien Credit Facilities, the Senior Notes, the Chapter 11 Cases, the Restructuring Support Agreement, the formulation, preparation, dissemination, negotiation, entry into, or filing of, as applicable, the Restructuring Support Agreement and related prepetition transactions, the Disclosure Statement, the New Quorum Constituent Documents, the Plan, the Equity Investment Commitment Agreement, or any Restructuring Transaction, contract, instrument, release, or other agreement or document created or entered into in connection with the Restructuring Support Agreement, Disclosure Statement, the New Quorum Constituent Documents, the New Shareholders Agreement, the New Common Equity Raise, or the Plan, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance or distribution of Securities pursuant to the Plan, or the distribution of property under the Plan or any other related agreement, or upon any other act, or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date other than in respect of the Claims or liabilities arising out of or relating to any action taken or omitted to be taken by the Released Parties that is determined by the final, non-appealable judgment of a court of competent jurisdiction to have constituted gross negligence or willful misconduct. Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release (1) any post-Effective Date obligations of any party or Entity under the Plan, any Restructuring Transaction, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan, including the assumption of the Indemnification Provisions as set forth in the Plan; (2) any retained Causes of Action; or (3) any Cause of Action that is a QHC Litigation Trust Asset.

E. Third-Party Release

Effective as of the Effective Date, each Releasing Party, in each case on behalf of itself and its respective successors, assigns, and representatives, and any and all other entities who may purport to assert any Cause of Action, directly or derivatively, by, through, for, or because of the foregoing entities, is deemed to have released and discharged each Debtor, Reorganized Debtor, and Released Party from any and all Causes of Action, whether known or unknown, including any derivative claims, asserted or assertable on behalf of any of the Debtors, that such Entity would have been legally entitled to assert (whether individually or collectively), based on or relating to, or in any manner arising from, in whole or in part, the Debtors (including the management, ownership or operation thereof), the purchase, sale, or rescission of any security of the Debtors or the Reorganized Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any Released Party, the Debtors’ in- or out-of-court restructuring efforts, intercompany transactions, the DIP Facility, the DIP Orders, the ABL Credit Facility, the First Lien Credit Facilities, the Senior Notes, the Chapter 11 Cases, the Restructuring Support Agreement, the formulation, preparation, dissemination, negotiation, entry into, or filing of, as applicable, the Restructuring Support Agreement and related prepetition transactions, the Disclosure Statement, the New Quorum Constituent Documents, the Plan, the Equity Investment Commitment Agreement, or any Restructuring Transaction, contract, instrument, release, or other agreement or document created or entered into in connection with the Restructuring Support Agreement, the Disclosure Statement, the New Quorum Constituent Documents, the New Shareholders Agreement, the Plan, the New Common Equity Raise (including, for the avoidance of doubt, providing any legal opinion requested by any Entity regarding any transaction, contract, instrument, document, or other agreement contemplated by the Plan or the reliance by any Released Party on the Plan or the Confirmation Order in lieu of such legal opinion), the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance or distribution of Securities pursuant to the Plan, or the distribution of property under the Plan or any other related agreement, or upon any other related act, or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date other than in respect to Claims or liabilities arising out of or relating to any action taken or omitted to be taken by a Released Party that is determined by the final, non-appealable judgment of a court of competent jurisdiction to have constituted gross negligence or willful misconduct. Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release any post-Effective Date obligations of any party or Entity under the Plan, any Restructuring Transaction, any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan, including the assumption of the Indemnification Provisions as set forth in the Plan, or any Cause of Action that is a QHC Litigation Trust Asset.

F. Exculpation

Effective as of the Effective Date, to the fullest extent permissible under applicable law and without affecting or limiting either the Debtor Release or the Third-Party Release, and except as otherwise specifically provided in the Plan, no Exculpated Party shall have or incur, and each Exculpated Party is released and exculpated from any Cause of Action for any claim related to any act or omission in connection with, relating to, or arising out of, the formulation, preparation, dissemination, negotiation, entry into, or filing of, as applicable, the Restructuring Support Agreement and related prepetition transactions, the Chapter 11 Cases, the Disclosure Statement, the Plan, the Equity Investment Commitment Agreement, or any Restructuring Transaction, contract, instrument, release, or other agreement or document created or entered into in connection with the Disclosure Statement or the Plan, the New Common Equity Raise, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance of Securities pursuant to the Plan, or the distribution of property under the Plan or any other related agreement (including, for the avoidance of doubt, providing any legal opinion requested by any Entity regarding any transaction, contract, instrument, document, or other agreement contemplated by the Plan or the reliance by any Exculpated Party on the Plan or the Confirmation Order in lieu of such legal opinion), except for claims related to any act or omission that is determined in a Final Order of a court of competent jurisdiction to have constituted actual fraud, willful misconduct, or gross negligence, but in all respects such Entities shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to the Plan. The Exculpated Parties have, and upon completion of the Plan shall be deemed to have, participated in good faith and in compliance with the applicable laws with regard to the solicitation of votes and distribution of consideration pursuant to the Plan and, therefore, are not, and on account of such distributions shall not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or such distributions made pursuant to the Plan.

G. Injunction

Effective as of the Effective Date, pursuant to section 524(a) of the Bankruptcy Code, to the fullest extent permissible under applicable law, and except as otherwise expressly provided in the Plan or for obligations issued or required to be paid pursuant to the Plan or the Confirmation Order, all Entities that have held, hold, or may hold Claims or Interests that have been released, discharged, or are subject to exculpation are permanently enjoined, from and after the Effective Date, from taking any of the following actions against, as applicable, the Debtors, the Reorganized Debtors, the Exculpated Parties, or the Released Parties: (1) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such claims or interests; (2) enforcing, attaching, collecting, or recovering by any manner or means any judgment, award, decree, or order against such Entities on account of or in connection with or with respect to any such claims or interests; (3) creating, perfecting, or enforcing any encumbrance of any kind against such Entities or the property or the estates of such Entities on account of or in connection with or with respect to any such claims or interests; (4) asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due from such Entities or against the property of such Entities on account of or in connection with or with respect to any such Claims or Interests unless such Holder has filed a motion requesting the right to perform such setoff on or before the Effective Date, and notwithstanding an indication of a claim or interest or otherwise that such Holder asserts, has, or intends to preserve any right of setoff pursuant to applicable law or otherwise; and (5) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims or Interests released or settled pursuant to the Plan.

H. Protection Against Discriminatory Treatment

In accordance with section 525 of the Bankruptcy Code, and consistent with paragraph 2 of Article VI of the United States Constitution, no Governmental Unit shall discriminate against any Reorganized Debtor, or any Entity with which a Reorganized Debtor has been or is associated, or deny, revoke, suspend, or refuse to renew a license, permit, charter, franchise, or other similar grant to, condition such a grant to, discriminate with respect to such a grant against, the

Reorganized Debtors, or another Entity with whom the Reorganized Debtors have been associated, solely because such Reorganized Debtor was a Debtor under chapter 11, may have been insolvent before the commencement of the Chapter 11 Cases (or during the Chapter 11 Cases but before such Debtor was granted or denied a discharge), or has not paid a debt that is dischargeable in the Chapter 11 Cases.

I. Recoupment

In no event shall any Holder of Claims or Interests be entitled to recoup any Claim or Interest against any claim, right, or Cause of Action of the Debtors or the Reorganized Debtors, as applicable, unless such Holder actually has performed such recoupment and provided notice thereof in writing to the Debtors on or before the Confirmation Date, notwithstanding any indication in any Proof of Claim or Interest or otherwise that such Holder asserts, has, or intends to preserve any right of recoupment.

J. Reimbursement or Contribution

If the Bankruptcy Court disallows a Claim for reimbursement or contribution of an Entity pursuant to section 502(e)(1)(B) of the Bankruptcy Code, then to the extent that such Claim is contingent as of the Effective Date, such Claim shall be forever disallowed notwithstanding section 502(j) of the Bankruptcy Code, unless prior to the Effective Date (1) such Claim has been adjudicated as noncontingent, or (2) the relevant Holder of a Claim has filed a noncontingent Proof of Claim on account of such Claim and a Final Order has been entered determining such Claim as no longer contingent.

K. Term of Injunctions or Stays

Unless otherwise provided in the Plan or in the Confirmation Order, all injunctions or stays in effect in the Chapter 11 Cases (pursuant to sections 105 or 362 of the Bankruptcy Code or any order of the Bankruptcy Court) and existing on the Confirmation Date (excluding any injunctions or stays contained in the Plan or the Confirmation Order) shall remain in full force and effect until the Effective Date. All injunctions or stays contained in the Plan or the Confirmation Order shall remain in full force and effect in accordance with their terms.

L. Document Retention

On and after the Effective Date, the Reorganized Debtors may maintain documents in accordance with their standard document retention policy, as may be altered, amended, modified, or supplemented by the Reorganized Debtors.

ARTICLE IX.

CONDITIONS TO CONFIRMATION OF THE PLAN AND THE EFFECTIVE DATE

A. Conditions Precedent to Confirmation

The following are conditions to the entry of the Confirmation Order unless such conditions, or any of them, have been satisfied or waived pursuant to Article IX.C:

1. neither the Equity Investment Commitment Agreement nor the Restructuring Support Agreement shall have been terminated; and

2. the Plan Supplement and all of the schedules, documents, and exhibits contained therein, and all other schedules, documents, supplements and exhibits to the Plan, shall have been filed, and shall be in form and substance consistent with the DIP Documents and the Equity Investment Commitment Agreement.

B. Conditions Precedent to the Effective Date

It shall be a condition to the Effective Date that the following conditions shall have been satisfied or waived pursuant to Article IX.C:

1. the Bankruptcy Court shall have entered the Confirmation Order in form and substance reasonably acceptable to the Debtors and the Required Consenting Stakeholders;

2. the Confirmation Order shall have become a Final Order;

3. the Debtors shall have obtained all authorizations, consents, regulatory approvals, rulings, or documents that are necessary to implement and effectuate the Plan;

4. all Definitive Restructuring Documents shall, where applicable, have been executed and remain in full force and effect in form and substance;

5. the Restructuring Support Agreement shall not have been terminated;

6. the final version of the Plan Supplement and all of the schedules, documents, and exhibits contained therein, and all other schedules, documents, supplements and exhibits to the Plan, shall have been filed;

7. the Plan shall not have been materially amended, altered or modified from the Plan as confirmed by the Confirmation Order, unless such material amendment, alteration or modification has been made in accordance with Article X.A of the Plan;

8. all fees and expenses provided for in the Restructuring Support Agreement, including pursuant to section 8(a)(v) and 8(a)(vi) of the Restructuring Support Agreement, shall have been paid in full by the Debtors;

9. the New Quorum Constituent Documents and the New Shareholders Agreement shall be in full force and effect (with all conditions precedent thereto having been satisfied or waived), subject to any applicable post-closing execution and delivery requirements;

10. to the extent not already paid and/or provided for in Article IX.B.8 hereof, the payment in Cash of all Restructuring Expenses; and

11. all Professional Fee Claims and expenses of retained professionals required to be approved by the Bankruptcy Court shall have been paid in full or amounts sufficient to pay such fees and expenses after the Effective Date have been placed in the Professional Fee Escrow Account pending approval by the Bankruptcy Court.

C. Waiver of Conditions to Confirmation or the Effective Date

1. Except as set forth in Article IX.C.2, and subject to Stakeholder Approval Rights, each condition to Confirmation set forth in Article IX.A and each condition to the Effective Date set forth in Article IX.B may be waived in whole or in part at any time by the Debtors without an order of the Bankruptcy Court.

2. The conditions to the Effective Date set forth in Article IX.B.8 and Article IX.B.10, respectively, may not be waived without the prior written consent of each Consenting Noteholder.

D. Substantial Consummation

“Substantial Consummation” of the Plan, as defined in section 1101(2) of the Bankruptcy Code, with respect to any of the Debtors, shall be deemed to occur on the Effective Date with respect to such Debtor.

E. Effect of Non-Occurrence of Conditions to Consummation

If the Effective Date does not occur with respect to any of the Debtors, the Plan shall be null and void in all respects with respect to such Debtor, and nothing contained in the Plan or the Disclosure Statement shall: (1) constitute a waiver or release of any Claims by or Claims against or Interests in such Debtors; (2) prejudice in any manner the rights of such Debtors, any Holders of a Claim or Interest, or any other Entity; or (3) constitute an admission, acknowledgment, offer, or undertaking by such Debtors, any Holders, or any other Entity in any respect.

ARTICLE X.

MODIFICATION, REVOCATION, OR WITHDRAWAL OF THE PLAN

A. Modification of Plan

Subject to Stakeholder Approval Rights, the Debtors reserve the right to modify the Plan prior to Confirmation and seek Confirmation consistent with the Bankruptcy Code and, as appropriate, not resolicit votes on such modified Plan. Subject to certain restrictions and requirements set forth in section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019 and those restrictions on modifications set forth in the Plan, the Debtors expressly reserve their rights to alter, amend, or modify materially the Plan, one or more times, after Confirmation, and, to the extent necessary, may initiate proceedings in the Bankruptcy Court to so alter, amend, or modify the Plan, or remedy any defect or omission, or reconcile any inconsistencies in the Plan, the Disclosure Statement, or the Confirmation Order, in such matters as may be necessary to carry out the purposes and intent of the Plan.

B. Effect of Confirmation on Modifications

Entry of the Confirmation Order shall constitute approval of all modifications to the Plan occurring after the solicitation thereof pursuant to section 1127(a) of the Bankruptcy Code and a finding that such modifications to the Plan do not require additional disclosure or resolicitation under Bankruptcy Rule 3019.

C. Revocation or Withdrawal of Plan

The Debtors reserve the right, subject to the terms of the Restructuring Support Agreement, to revoke or withdraw the Plan before the Confirmation Date and to file subsequent chapter 11 plans. If the Debtors revoke or withdraw the Plan, or if the Confirmation Date or the Effective Date does not occur, then: (1) the Plan will be null and void in all respects; (2) any settlement or compromise embodied in the Plan, assumption of Executory Contracts or Unexpired Leases effected by the Plan, and any document or agreement executed pursuant hereto will be null and void in all respects; and (3) nothing contained in the Plan shall (a) constitute a waiver or release of any Claims, Interests, or Causes of Action, (b) prejudice in any manner the rights of any Debtor or any other Entity, or (c) constitute an admission, acknowledgement, offer, or undertaking of any sort by any Debtor or any other Entity.

ARTICLE XI.

RETENTION OF JURISDICTION

Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall retain exclusive jurisdiction over all matters arising out of, or related to, the Chapter 11 Cases and the Plan pursuant to sections 105(a) and 1142 of the Bankruptcy Code, including jurisdiction to:

1. allow, disallow, determine, liquidate, classify, estimate, or establish the priority, secured or unsecured status, or amount of any Claim or Interest, including the resolution of any request for payment of any Claim or Interest and the resolution of any and all objections to the secured or unsecured status, priority, amount, or allowance of Claims or Interests;

2. decide and resolve all matters related to the granting and denying, in whole or in part, any applications for allowance of compensation or reimbursement of expenses to Professionals authorized pursuant to the Bankruptcy Code or the Plan;

3. resolve any matters related to Executory Contracts or Unexpired Leases, including: (a) the assumption, assumption and assignment, or rejection of any Executory Contract or Unexpired Lease to which a Debtor is party or with respect to which a Debtor may be liable and to hear, determine, and, if necessary, liquidate, any Cure Claims arising therefrom, including pursuant to section 365 of the Bankruptcy Code; (b) any potential contractual obligation under any Executory Contract or Unexpired Lease that is assumed; and (c) any dispute regarding whether a contract or lease is or was executory or expired;

4. ensure that distributions to Holders of Allowed Claims and Interests (as applicable) are accomplished pursuant to the provisions of the Plan and adjudicate any and all disputes arising from or relating to distributions under the Plan;

5. adjudicate, decide, or resolve any motions, adversary proceedings, contested or litigated matters, and any other matters, and grant or deny any applications involving a Debtor that may be pending on the Effective Date;

6. enter and implement such orders as may be necessary or appropriate to execute, implement, or consummate the provisions of (a) contracts, instruments, releases, indentures, and other agreements or documents approved by Final Order in the Chapter 11 Cases and (b) the Plan, the Confirmation Order, and contracts, instruments, releases, indentures, and other agreements or documents created in connection with the Plan;

7. enforce any order for the sale of property pursuant to sections 363, 1123, or 1146(a) of the Bankruptcy Code;

8. grant any consensual request to extend the deadline for assuming or rejecting Unexpired Leases pursuant to section 365(d)(4) of the Bankruptcy Code;

9. adjudicate, decide, or resolve any and all matters related to the Restructuring Transactions;

10. issue injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any Entity with Consummation or enforcement of the Plan;

11. resolve any cases, controversies, suits, disputes, Causes of Action, or any other matters that may arise in connection with the Consummation, interpretation, or enforcement of the Plan, the Disclosure Statement, the Confirmation Order, or the Restructuring Transactions, or any Entity’s obligations incurred in connection with the foregoing, including disputes arising under agreements, documents, or instruments executed in connection with the Plan, the Disclosure Statement, the Confirmation Order, or the Restructuring Transactions;

12. hear, determine, and resolve any cases, matters, controversies, suits, disputes, or Causes of Action in connection with or in any way related to the Chapter 11 Cases, including: (a) with respect to the repayment or return of distributions and the recovery of additional amounts owed by the Holder of a Claim or an Interest for amounts not timely repaid pursuant to Article VI.K.1 of the Plan; (b) with respect to the releases, injunctions, and other provisions contained in Article VIII of the Plan, including entry of such orders as may be necessary or appropriate to implement such releases, injunctions, and other provisions; (c) that may arise in connection with the Consummation, interpretation, implementation, or enforcement of the Plan, the Confirmation Order, and, subject to any applicable forum selection clauses, contracts, instruments, releases, indentures, and other agreements or documents created in connection with the Plan; or (d) related to section 1141 of the Bankruptcy Code;

13. enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked, or vacated;

14. consider any modifications to the Plan before or after the Effective Date pursuant to section 1127 of the Bankruptcy Code, the Disclosure Statement, the Confirmation Order or any contract, instrument, release or other agreement or document entered into or delivered in connection with the Plan, the Disclosure Statement or the Confirmation Order; or remedy any defect or omission or reconcile or clarify any inconsistency in any Bankruptcy Court order, the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release or other agreement or document entered into, delivered or created in connection with the Plan, the Disclosure Statement or the Confirmation Order, in such manner as may be necessary or appropriate to consummate the Plan;

15. hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;

16. enter an order or Final Decree concluding or closing the Chapter 11 Cases;

17. enforce all orders previously entered by the Bankruptcy Court; and

18. hear any other matter not inconsistent with the Bankruptcy Code;

Provided, however, that the Bankruptcy Court shall not retain jurisdiction over disputes concerning documents contained in the Plan Supplement that have a jurisdictional, forum selection or dispute resolution clause that refers disputes to a different court, and any disputes concerning documents contained in the Plan Supplement that contain such clauses shall be governed in accordance with the provisions of such documents.

To the extent that it is legally impermissible for the Bankruptcy Court to have exclusive jurisdiction over any of the foregoing matters, the Bankruptcy Court will have non-exclusive jurisdiction over such matters to the extent legally permissible. The Plan shall not modify the jurisdictional provisions of Equity Investment Commitment Agreement. Notwithstanding anything herein to the contrary, on and after the Effective Date, the Bankruptcy Court’s retention of jurisdiction pursuant to the Plan shall not govern the enforcement or adjudication of any rights or remedies with respect to or as provided in any Equity Investment Commitment Agreement, and the jurisdictional provisions of such documents shall control.

If the Bankruptcy Court abstains from exercising, or declines to exercise, jurisdiction or is otherwise without jurisdiction over any matter, including the matters set forth in this Article XI, the provisions of this Article XI shall have no effect upon and shall not control, prohibit or limit the exercise of jurisdiction by any other court having jurisdiction with respect to such matter.

ARTICLE XII.

MISCELLANEOUS PROVISIONS

A. Immediate Binding Effect

Subject to Article IX.A hereof and notwithstanding Bankruptcy Rules 3020(e), 6004(h), or 7062 or otherwise, upon the occurrence of the Effective Date, the terms of the Plan and the Plan Supplement shall be immediately effective and enforceable and deemed binding upon the Debtors, the Reorganized Debtors, and any and all Holders of Claims or Interests (irrespective of whether such Claims or Interests are deemed to have accepted the Plan), all Entities that are parties to or are subject to the settlements, compromises, releases, discharges, and injunctions described in the Plan, each Entity acquiring property under the Plan, and any and all non-Debtor parties to Executory Contracts and Unexpired Leases with the Debtors.

B. Additional Documents

Subject to and in accordance with the Debtors’ obligations under the Restructuring Support Agreement, on or before the Effective Date, the Debtors may file with the Bankruptcy Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. Subject to their respective obligations under the Restructuring Support Agreement as a party thereto, the Debtors or the Reorganized Debtors, as applicable, and all Holders of Claims and Interests receiving distributions pursuant to the Plan and all other parties in interest shall, from time to time, prepare, execute, and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of the Plan.

C. Statutory Fees

All fees payable pursuant to section 1930(a) of the Judicial Code, including fees and expenses payable to the U.S. Trustee, as determined by the Bankruptcy Court at a hearing pursuant to section 1128 of the Bankruptcy Code, will be paid by each of the applicable Reorganized Debtors for each quarter (including any fraction thereof) until the applicable Chapter 11 Case of such Reorganized Debtor is converted, dismissed, or closed, whichever occurs first.

D. Payment of Certain Fees and Expenses

Without any further notice to or action, order, or approval of the Bankruptcy Court, the Debtors or Reorganized Debtors, as applicable, shall pay on the Effective Date all then-outstanding reasonable and documented unpaid fees and expenses incurred on or before the Effective Date by all of the attorneys, advisors, and other professionals payable under the Plan and the Restructuring Support Agreement. In addition, the Debtors or Reorganized Debtors, as applicable, shall pay on the Effective Date: (i) all then-outstanding reasonable and documented unpaid fees and expenses as set forth in Shearman & Sterling LLP’s January 30, 2020 invoice for services rendered as counsel to the First Lien Lenders and (ii) all then outstanding reasonable and documented unpaid fees and expenses incurred on before or before the Effective Date by Cravath, Swaine & Moore LLP as counsel to the First Lien Agent. Any such costs and expenses that are attorneys’ fees and expenses shall be submitted to the Debtors or the Reorganized Debtors in the form of summary invoices of the relevant law firms.

E. Reservation of Rights

Except as expressly set forth in the Plan, the Plan shall have no force or effect unless the Bankruptcy Court has entered the Confirmation Order. None of the filing of the Plan, any statement or provision contained in the Plan, or the taking of any action by any Debtor with respect to the Plan, the Disclosure Statement, or the Plan Supplement shall be or shall be deemed to be an admission or waiver of any rights of any Debtor with respect to the Holders of Claims or Interests prior to the Effective Date.

F. Successors and Assigns

The rights, benefits, and obligations of any Entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor or assign, Affiliate, officer, director, agent, representative, attorney, beneficiary, or guardian, if any, of each Entity.

G. Service of Documents

All notices, requests, and demands to or upon the Debtors to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided in the Plan, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

If to the Debtors:

Hal McCard

Senior Vice President, General Counsel, and Secretary

Quorum Health Corporation

1573 Mallory Lane Suite 100

Brentwood, TN 37027

Email: hal_mccard@quorumhealth.com

With copies to:

McDermott Will & Emery LLP

444 West Lake Street, Suite 4000,

Chicago, IL 60606,

Attention: Felicia Gerber Perlman

                 Bradley Thomas Giordano

                 Megan Preusker

E-mail: fperlman@mwe.com

             bgiordano@mwe.com

             mpreusker@mwe.com

and

McDermott Will & Emery LLP

1007 North Orange Street, 4th Floor

Wilmington, DE 19801

Telephone: (302) 485-3930

Facsimile: (302) 691-4573

Attention: David R. Hurst

E-mail: dhurst@mwe.com

If to the First Lien Lenders:

Milbank LLP

55 Hudson Yards

New York, NY 10001

Attention: Dennis F. Dunne

                 Tyson Lomazow

Email: ddunne@milbank.com

            tlomazow@milbank.com

If to the Senior Noteholders represented by the Senior Notes Representatives:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

Attention: Nicole Greenblatt, P.C.

                 Steven N. Serajeddini, P.C.

Email: nicole.greenblatt@kirkland.com

            steven.serajeddini@kirkland.com

After the Effective Date, the Reorganized Debtors shall have the authority to send a notice to Entities that continue to receive documents pursuant to Bankruptcy Rule 2002 requiring such Entity to file a renewed request to receive documents pursuant to Bankruptcy Rule 2002. After the Effective Date, the Reorganized Debtors are authorized to limit the list of Entities receiving documents pursuant to Bankruptcy Rule 2002 to those Entities who have filed such renewed requests.

H. Entire Agreement

Except as otherwise indicated, and without limiting the effectiveness of the Restructuring Support Agreement, the Plan (including, for the avoidance of doubt, the Plan Supplement) supersedes all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, and representations on such subjects, all of which have become merged and integrated into the Plan.

I. Plan Supplement Exhibits

All exhibits and documents included in the Plan Supplement are incorporated into and are a part of the Plan as if set forth in full in the Plan. After the exhibits and documents are filed, copies of such exhibits and documents shall be made available upon written request to the Debtors’ counsel at the address above or by downloading such exhibits and documents from https://dm.epiq11.com/Quorum or the Bankruptcy Court’s website at www.del.uscourts.gov/bankruptcy. Unless otherwise ordered by the Bankruptcy Court, to the extent any exhibit or document in the Plan Supplement is inconsistent with the terms of any part of the Plan that does not constitute the Plan Supplement, the Plan Supplement shall control. The documents considered in the Plan Supplement are an integral part of the Plan and shall be deemed approved by the Bankruptcy Court pursuant to the Confirmation Order.

J. Non-Severability

Except as set forth in Article VIII of the Plan, the provisions of the Plan, including its release, injunction, exculpation and compromise provisions, and the Definitive Documents, are mutually dependent and non-severable. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan and the Definitive Documents are: (1) valid and enforceable pursuant to their terms; (2) integral to the Plan and may not be deleted or modified without the consent of the Debtors; and (3) non-severable and mutually dependent.

K. Votes Solicited in Good Faith

Upon entry of the Confirmation Order, the Debtors will be deemed to have solicited votes on the Plan in good faith and in compliance with the Bankruptcy Code, and pursuant to section 1125(e) of the Bankruptcy Code, the Debtors and each of their respective Affiliates, agents, representatives, members, principals, shareholders, officers, directors, employees, advisors, and attorneys will be deemed to have participated in good faith and in compliance with the Bankruptcy Code in the offer, issuance, sale, and purchase of Securities offered and sold under the Plan and any previous plan, and, therefore, no such parties, individuals, or the Reorganized Debtors will have any liability for the violation of any applicable law, rule, or regulation governing the solicitation of votes on the Plan or the offer, issuance, sale, or purchase of the Securities offered and sold under the Plan and any previous plan.

L. Waiver or Estoppel

Each Holder of a Claim or an Interest shall be deemed to have waived any right to assert any argument, including the right to argue that its Claim or Interest should be Allowed in a certain amount, in a certain priority, Secured or not subordinated by virtue of an agreement made with the Debtors or their counsel, or any other Entity, if such agreement was not disclosed in the Plan, the Disclosure Statement, or papers filed with the Bankruptcy Court prior to the Confirmation Date.

M. Closing of Chapter 11 Cases

The Reorganized Debtors shall, promptly after the full administration of the Chapter 11 Cases, file with the Bankruptcy Court all documents required by Bankruptcy Rule 3022 and any applicable order of the Bankruptcy Court to close the Chapter 11 Cases; provided that any order of the Bankruptcy Court closing the Chapter 11 Cases shall provide that the Chapter 11 Case of Quorum Health Corporation shall remain open through the pendency of any litigation commenced by the QHC Litigation Trust or an earlier date determined by the QHC Litigation Trust, and that for purposes of sections 546 and 550 of the Bankruptcy Code, the QHC Litigation Trust may proceed in the Quorum Health Corporation, Inc. case as if the other cases had not been closed; and provided further that the automatic stay imposed by section 362 of the Bankruptcy Code shall remain in full force and effect in each of the Chapter 11 Cases until thirty days after September 30, 2021; and provided further that the QHC Litigation Trust shall bear the cost of the Chapter 11 Case of Quorum Health Corporation following the entry of an order of the Bankruptcy Court closing the Chapter 11 Cases of the other Debtors.

Dated: April 6, 2020	Respectfully submitted,
By:
Name: Alfred Lumsdaine
Title: Executive Vice President and Chief Financial Officer QUORUM HEALTH CORPORATION, on behalf of itself and all other Debtors

Prepared by: David R. Hurst (I.D. No. 3743)
MCDERMOTT WILL & EMERY LLP
The Nemours Building 1007 North Orange Street, 4th Floor
Wilmington, Delaware 19801
Telephone: (302) 485-3900
Facsimile: (302) 351-8711 Email: dhurst@mwe.com - and -

Felicia Gerber Perlman (pro hac vice admission pending) Bradley Thomas Giordano (pro hac vice admission pending) Megan Preusker (pro hac vice admission pending)
MCDERMOTT WILL & EMERY LLP
444 West Lake Street
Chicago, Illinois 60606-0029
Telephone: (312) 372-2000
Facsimile: (312) 984-7700
Email: fperlman@mwe.com bgiordano@mwe.com mpreusker@mwe.com

EXHIBIT B

Transfer Agreement

TRANSFER AGREEMENT

The undersigned (“Transferee”) hereby acknowledges that it has read and understands the Restructuring Support Agreement, dated as of April 6, 2020 (together with all annexes, exhibits and schedules attached thereto, in each case, as may be amended, modified or supplemented from time to time only in accordance with Section 26 thereof, the “Agreement”), by and among (x) Quorum Health Corporation, a Delaware corporation, and each of its subsidiaries party thereto, (y) [TRANSFEROR’S NAME] (“Transferor”) and (z) certain other Consenting Stakeholders (as defined in the Agreement) party thereto, and (i) agrees to be bound by the terms and conditions of the Agreement to the extent Transferor was thereby bound, (ii) hereby makes as of the date hereof all representations and warranties made therein by all other Consenting Stakeholders, and (iii) shall be deemed a Consenting Stakeholder under the terms of the Agreement, in each case, solely with respect to the Transferred Claims. The Transferee is acquiring Senior Notes Claims, Term Loan Claims and/or Revolver Claims, as the case may be, from Transferor in the amounts set forth on Schedule 1 hereof (the “Transferred Claims”). All notices and other communications given or made pursuant to the Agreement shall be sent to the Transferee at the address set forth below in the Transferee’s signature below.

Date Executed:

[TRANSFEREE]

By:
Name:
Title:

SCHEDULE 1 TO TRANSFER AGREEMENT

Transferor	Transferee	Term Loan Claims	Revolving Loan Claims	Senior Notes Claims

EXHIBIT C

DIP Facility Term Sheet

The following is intended to summarize certain basic terms of the proposed DIP Facility and related accommodations. It is not intended as a definitive list of all our requirements or conditions in connection with the proposed arrangements.

TERM SHEET

SUPERPRIORITY DEBTOR-IN-POSSESSION CREDIT FACILITY

Upon Quorum Health Corporation (“QHC”) and certain of its direct and indirect U.S. subsidiaries filing a petition for relief under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) for the purpose of effectuating the Restructuring contemplated by the Restructuring Support Agreement to which this term sheet is attached (the “RSA”), the Initial DIP Lenders intend to provide, subject to the terms and conditions set forth herein and in the RSA, a debtor-in-possession financing to be used to fund QHC’s working capital during the pendency of the Chapter 11 cases (collectively, the “Cases”) under title 11 of the United States Code in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) until the Termination Date (as defined below).1

Borrower:	QHC (the “Borrower”), to become a debtor and a debtor-in-possession in the Cases.

Guarantors:	All subsidiaries of the Borrower that have provided guarantees under the Prepetition CF Credit Agreement (as defined below) (collectively, the “Loan Guarantors” and, together with the Borrower, the “Loan Parties”), in each case to the extent a debtor and a debtor-in-possession in any Cases (the “Debtors”).

Administrative Agent and Collateral Agent:	GLAS USA LLC shall act as the administrative agent for the DIP Facility and GLAS Americas LLC, shall act as collateral agent for the DIP Facility (collectively, the “DIP Agent”).

Lenders:	Initially, certain of the Consenting Noteholders (as defined in the RSA) identified to the Borrower (collectively, the “Initial DIP Lenders”, and the Initial DIP Lenders together with any permitted assignees and successors, each a “DIP Lender”, and collectively the “DIP Lenders”).

Existing Cash Flow Facility:	That certain Credit Agreement dated as of April 29, 2016 (as amended, restated, modified, supplemented or replaced from time to time, the “Prepetition CF Credit Agreement”) by and among the Borrower, the lenders party thereto from time to time and Credit Suisse AG, as the administrative agent and collateral agent.

Existing ABL Facility:	That certain ABL Credit Agreement dated as of April 29, 2016 (as amended, restated, modified, supplemented or replaced from time to time, the “Prepetition ABL Credit Agreement” and, together with the Prepetition CF Credit Agreement, the “Prepetition Credit Agreements”) by and among the Borrower, the lenders party thereto from time to time and UBS AG, Stamford Branch, as the administrative agent and collateral agent.

[1]	Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the RSA.

Adequate Protection:

The agent under the Prepetition CF Credit Agreement (the “Prepetition CF Agent”) for the benefit of itself, the lenders thereunder (the “Prepetition CF Lenders”) and the holders of all other secured obligations thereunder (the “Prepetition CF Obligations”), shall be granted the following protection, pursuant to sections 361, 507, 363(e) and 364(d)(1) of the Bankruptcy Code or otherwise, of its pre-petition security interests for the diminution in the value (each such diminution, a “Diminution in Value”) of the pre-petition security interests of such party, whether or not such Diminution in Value results from the sale, lease or use by the Debtors of the collateral securing the Prepetition CF Obligations (including, without limitation, Cash Collateral), and for the stay of enforcement of any pre-petition security interest arising from section 362 of the Bankruptcy Code, or otherwise:

(i) Adequate Protection Lien. Effective and perfected as of the date of the Bankruptcy Court’s entry of the Interim Order and without the necessity of the execution of mortgages, security agreements, pledge agreements, financing statements or other agreements, a security interest on all assets of the Debtors (except as specified in the proviso below) (the “Adequate Protection Liens”), subject and subordinate, if applicable, only to (x) Liens on the DIP Priority Collateral securing the obligations under the DIP Facility, (y) the “Carve-Out” set forth in the DIP Orders and (z) with respect to the assets constituting “ABL Facility First Priority Collateral”, liens securing the obligations under the Prepetition ABL Credit Agreement; provided that the Adequate Protection Liens shall not encumber any claims and causes of action that may be brought under the Bankruptcy Code (nor any proceeds thereof).

(ii)  Super-Priority Claim. Entitled to joint and several superpriority claim status in the Cases (the “Adequate Protection Claim”).

(iii)  Fees and Expenses. Current cash payments payable under the Prepetition CF Credit Agreement shall be made to the Prepetition CF Agent (for the benefit of the Prepetition CF Lenders) of all professional fees and expenses payable to any agent under the Prepetition CF Credit Agreement, including, but not limited to, the prepetition and postpetition fees and disbursements of Milbank LLP, local Delaware counsel and Houlihan Lokey Capital, Inc., in each case, (a) in connection with professional services on behalf of certain Prepetition CF Lenders in connection with the Prepetition CF Credit Agreement and related loan documents and (b) promptly upon receipt of summary form invoices (where applicable) which may be redacted for privileged information.

(iv) Financial Reporting. The Loan Parties shall continue to provide the Prepetition CF Agent and Houlihan Lokey with financial and other reporting substantially in compliance with the Prepetition CF Credit Agreement and shall provide Houlihan Lokey with the Initial DIP Budget, the most recent Updated DIP Budget, the DIP Variance Report and the DIP Financial Reporting contemporaneously with delivery thereof to the DIP Agent (each, on a confidential basis).

2

As additional adequate protection, the Prepetition CF Agent, on behalf of itself and the Prepetition CF Lenders under the Prepetition CF Credit Agreement, will be entitled to current cash payment of all accrued but unpaid interest at the non-default contract rate applicable during the Cases, including on the dates such payments are due and payable under the Prepetition CF Credit Agreement, with the first such interest payment date being April 30, 2020, and thereafter, the last Business Day of every calendar month.

Carve Out:	The liens on and security interest in the Collateral (as defined below) and the superpriority administrative expense claims shall be subject to the Carve Out. For purposes hereof, “Carve Out” shall have the meaning assigned to such term in the Interim Order (as defined below).

Type and Amount of the DIP Facility:

Superpriority debtor-in-possession credit facility in the aggregate principal amount of $100,000,000 (the “DIP Facility”), of which:

(i) a maximum principal amount of $30.0 million shall be available upon entry of an order (in form and substance consistent with the RSA), entered by the Bankruptcy Court approving the DIP Facility on an interim basis (the “Interim Order”);

(ii) a maximum principal amount of $60.0 million, less the aggregate principal amount of any DIP Loans funded upon the entry of the Interim Order, shall be available following entry of an order (in form and substance consistent with the RSA), entered by the Bankruptcy Court approving the DIP Facility on a final basis (the “Final Order” and, together with the Interim Order, the “DIP Orders”); and

(iii) a maximum principal amount of $100.0 million, less the aggregate principal amount of any DIP Loans previously funded, shall be available upon conditions to be set forth in the DIP Credit Agreement.

Proceeds from borrowings under the DIP Facility shall be funded into a segregated account of the Borrower’s (the “Segregated DIP Account”). The use of the proceeds of the DIP Facility shall be consistent with the then Approved DIP Budget (as defined below), subject to the Budget Compliance Covenant (as defined below).

Closing Date:	The date of the initial funding of the DIP Facility after entry of the Interim Order (the “Closing Date”).

Maturity and Termination Date; Conversion:	Upon the earlier to occur of (i) six (6) months from the Closing Date, (ii) the acceleration of the loans (the “DIP Loans”) and commitments under the DIP Facility in accordance with the DIP Credit Agreement (as defined below) after an event of default thereunder and (iii) the Plan Effective Date (such date, the “Termination Date”), the outstanding obligations under the DIP Facility shall be repaid in full in cash and the commitments thereunder terminated.

Amortization:	None.

3

Fees and Interest Rates:	As set forth on Annex I attached hereto.

Mandatory Prepayments:	The DIP Credit Agreement will contain mandatory prepayment provisions that will require a prepayment of amounts outstanding under the DIP Facility substantially consistent with the mandatory prepayment provisions in the Prepetition CF Credit Agreement (other than for excess cash flow) and subject to exceptions and thresholds to be mutually agreed; provided that there shall be no mandatory prepayments of the DIP Loans required from the proceeds of realizations on Collateral until the Prepetition CF Credit Agreement, or any other debt for borrowed money with a senior lien on such Collateral is paid in full.

Voluntary Prepayments:	Permitted in whole or in part, with prior written notice to the DIP Agent but without premium or penalty, subject to limitations as to minimum amounts of prepayments.

Collateral and Priority:	The DIP Facility (and all guarantees of the DIP Facility by the Loan Guarantors) shall at all times, subject to the Carve Out, (a) be entitled to joint and several superpriority claim status in the Cases junior only to the Adequate Protection Claim, (b) be secured by a perfected court-ordered first priority lien on (x) the Segregated DIP Account and proceeds thereof and (y) liens on avoidance actions and proceeds of avoidance actions that are available to be brought under the Bankruptcy Code and that, in the case of this clause (y), are not collateral securing the Prepetition Credit Agreements or otherwise subject to valid, perfected and non-avoidable pre-petition liens (this clause (b), the “DIP Priority Collateral”); and (c) be secured by a perfected junior lien on all of the Collateral (as defined in the Prepetition Credit Agreements) to the extent such Collateral is subject to a valid, perfected and non-avoidable lien securing the Prepetition Credit Agreements (the assets described in clauses (b) and (c) above, the “Collateral”).

Guarantees:	Each Loan Guarantor shall unconditionally guarantee all of the indebtedness, obligations and liabilities of the Borrower arising under or in connection with the DIP Facility, subject to the priority of claims and liens as outlined herein.

Certain Milestones:	The Loan Parties shall achieve the following transaction milestones (the “Milestones”), each of which may be extended at any time with the written approval of the Initial DIP Lenders:

a)  no later than 3 Business Days after the Petition Date, the Bankruptcy Court shall have entered the Interim DIP Order;

b)  no later than 35 calendar days after the Petition Date, the Bankruptcy Court shall have entered the Final DIP Order;

c)  no later than 60 calendar days after the Petition Date, the Bankruptcy Court shall have approved the Disclosure Statement and entered the Confirmation Order; and

4

d)  no later than 75 calendar days after the Petition Date, the Plan Effective Date shall have occurred; provided, that if any Required Regulatory Approval has not been obtained or if the condition set forth in Section 7.01(f) of the Equity Investment Commitment Agreement has not been satisfied (or waived in accordance with its terms) on or prior to such 75th calendar date but all other conditions to the Plan Effective Date have been satisfied (other than those that by their nature are to be satisfied on the Plan Effective Date), such Milestone shall be extended automatically to 95 calendar days after the Petition Date

Documentation:	The DIP Facility (including the terms and conditions applicable thereto) will be documented pursuant to and evidenced by (a) a credit agreement, negotiated in good faith, in form and substance substantially similar to the Prepetition CF Credit Agreement, with such modifications as are (i) set forth herein, (ii) necessary to reflect the terms of the Interim Order or the Final Order, as applicable, (iii) usual and customary for debtor-in-possession financings of this kind and/or otherwise necessary or desirable to effectuate the financing contemplated hereby (including customary representations and warranties, covenants and events of default for debtor-in-possession financings of this kind, including a customary covenant to maintain cash proceeds from borrowings under the DIP Facility in the Segregated DIP Account pending use thereof in accordance with the DIP Credit Agreement) and/or (iv) mutually agreed among the Borrower and the Initial DIP Lenders (the “DIP Credit Agreement”), (b) the Interim Order, (c) the Final Order and (d) as applicable, the related notes, security agreements, collateral agreements, pledge agreements, control agreements, guarantees, mortgages and other legal documentation or instruments as are, in each case, usual and customary for debtor-in-possession financings of this type and/or reasonably necessary or desirable to effectuate the financing contemplated hereby, as determined by the DIP Lenders (collectively, the “DIP Loan Documents”). Notwithstanding the foregoing or any other provision hereof, thresholds, grace periods, cure periods, materiality qualifiers and definitions of “Material Adverse Effect” shall be removed or otherwise modified in the manner customary for debtor-in-possession facilities of this kind and reasonably acceptable to the Borrower and the Initial DIP Lenders. For the avoidance of doubt, there shall be legal opinions given with respect to the DIP Loan Documents.

Budget Compliance Covenant; Additional Reporting:	The Debtors will prepare and deliver a cash flow forecast, in form and substance acceptable to, and consented to by, the Initial DIP Lenders (the “Initial DIP Budget”), setting forth all line-item and cumulative receipts and operating disbursements on a weekly basis for the period beginning as of the week of the Closing Date through and including the thirteenth (13th) week after such week. Once so consented to by the DIP Lenders, the Initial DIP Budget shall be deemed the “Approved DIP Budget” for all purposes of the DIP Loan Documents until superseded by any Updated DIP Budget (as defined below) that subsequently is consented to by the DIP Lenders as set forth below.

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On or before 12:00 p.m. New York City time on the Wednesday of each fourth (4th) calendar week following the week in which the petition date occurs, the Debtors shall deliver a supplement to the Approved DIP Budget covering the subsequent 13-week period that commences with the beginning of such week in which the supplemental budget is delivered, consistent with the form and level of detail set forth in the Initial DIP Budget and otherwise in form and substance reasonably acceptable to, and consented to by, the Required DIP Lenders in their reasonable discretion (each such supplemental budget, an “Updated DIP Budget”). Upon (and subject to) the approval of any such Updated DIP Budget by the Required DIP Lenders in their reasonable discretion, such Updated DIP Budget shall constitute the then-approved Approved DIP Budget effective as of the beginning of the week in which it was delivered.

By no later than 12:00 p.m. New York City time on the Thursday of each calendar week following the first complete week after the petition date occurs, the Debtors shall deliver to the advisors to the Initial DIP Lenders a line-item by line-item report setting forth, in reasonable detail, the actual receipts and operating disbursements (including any professional fees) for each such line item for the prior week (or, in the case of the first such report, for the prior two weeks).

By no later than 12:00 p.m. New York City time on the Thursday of each fourth (4th) calendar week following the week in which the petition date occurs (each such Thursday, a “Variance Report Date”), the Debtors shall deliver to the DIP Agent and the DIP Lenders (and their advisors) a line-item by line-item variance report (each, a “DIP Variance Report”) setting forth, in reasonable detail, (x) any differences between actual receipts and operating disbursements (for the avoidance of doubt, excluding any professional fees) for each such line item for the Testing Period versus projected receipts and operating disbursements set forth in the Approved DIP Budget (as in effect at the beginning of such Test Period) for each such line item for such Testing Period and on a cumulative basis for the period from the beginning of the week in which the petition date occurs through the end of such Testing Period (such cumulative report to be prepared by aggregating the variances set forth in each DIP Variance Report) and (y) the computations necessary to determine compliance with the Budget Compliance Covenant, together with a statement from the Borrower’s chief financial officer certifying the information contained in the report. The DIP Variance Report shall also provide a reasonably detailed explanation for any variance in such DIP Variance Report in excess of 10.0% in receipts or operating disbursements for each such line item during the Testing Period as compared to projections for such Testing Period in the Approved DIP Budget (as in effect at the beginning of such Test Period). The term “Testing Period” means, as of any Variance Report Date, the four-week calendar period most recently ended.

The Debtors shall not permit, as of any Variance Report Date, (x) the actual aggregate operating disbursements (for the avoidance of doubt, excluding any professional fees) for the Testing Period to exceed 115% of the projected aggregate operating disbursements for such period set forth in the Approved DIP Budget (as in effect at the beginning of such Testing Period) or (y) the actual aggregate receipts for the Testing Period to be less than 85% of the projected aggregate receipts for such period set forth in the Approved DIP Budget (as in effect at the beginning of such Testing Period) (the “Budget Compliance Covenant”).

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On or before 12:00 p.m. New York City time on the Thursday of each second (2nd) calendar week following the week in which the petition date occurs, the Debtors shall deliver a report on (i) adjusted admissions (with a comparison to the prior year), (ii) surgeries (with a comparison to the prior year) and (iii) cash collections per day (with a comparison to the prior year and prior month) (the “Weekly Operating Reporting”).

Within 21 days after the end of each calendar month, the Debtors shall deliver to the DIP Agent and the DIP Lenders a report setting forth, for the most recently ended calendar month (commencing with the month ending March 31, 2020), (a) a computation of Same-Facility Adjusted EBITDA of the Debtors determined in a manner consistent with past practice, (b) a profit and loss statement and (c) key performance indicators relating to QHC’s revenue cycle management, and in the case of each of clauses (a), (b) and (c), in comparative form to the prior period (the “Monthly Reporting” and, together with the Weekly Operating Reporting, the “DIP Financial Reporting”).

The Debtors shall (i) require their financial advisors to have a weekly call with the financial advisors to the DIP Lenders, at a time to be mutually agreed and (ii) provide for a bi-weekly update call with senior management of the Debtors, with the DIP Lenders (and/or their respective advisors and attorneys) at a time to be mutually agreed, in each case of clauses (i) and (ii), to discuss the then Approved DIP Budget and the DIP Variance Report and any other matters reasonably requested by the advisors to the DIP Lenders.

Chief Restructuring Officer	At all times on and after the Closing Date, Borrower shall retain a chief restructuring officer (for the Borrower and its subsidiaries) that is reasonably satisfactory to the Required DIP Lenders (the “Chief Restructuring Officer”), and provide the Required DIP Lenders and their respective advisors, including their financial advisor, with reasonable access to the Chief Restructuring Officer; provided that, such Chief Restructuring Officer shall have requisite authority to monitor the operations and finances of the Borrower and its subsidiaries in compliance with the provisions of the DIP Loan Documents.

Expenses and Indemnification:	Usual and customary for facilities of this type, including all reasonable and documented fees and out-of-pocket expenses of any advisors and professionals engaged by the DIP Lenders.

Amendments:

Required DIP Lenders, except for amendments customarily requiring approval by affected DIP Lenders under such facility.

“Required DIP Lenders” shall mean DIP Lenders holding greater than 50% of the outstanding commitments and/or exposure under the DIP Facility.

Governing Law:	This Term Sheet is and the DIP Loan Documents will be governed by the Bankruptcy Code, and the laws of the State of New York.

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Annex I

Interest and Certain Fees

Interest Rate:	The loans comprising each borrowing shall bear interest at a rate per annum equal to the Adjusted LIBO Rate (as defined in the Prepetition CF Credit Agreement)[2] + 10.00%.

Interest Payment Dates:	Interest shall be payable in cash in arrears on the first day of each month, upon any prepayment due to acceleration and at final maturity.

Commitment Fee:	A non-refundable commitment fee equal to 3.00% of the aggregate commitments under the DIP Facility, earned, due and payable in cash in full on (and subject to the occurrence of) the Closing Date. Such commitment fee shall be shared ratably among the DIP Lenders based on their pro rata share of the commitments under the DIP Facility as of the Closing Date (and shall be netted from the proceeds of the Closing Date draw).

Agent Fees:	A fee per annum to be agreed payable to the DIP Agent, which shall be earned in full upon entry of the Interim Order and payable in advance on the Closing Date (without any pro-ration or rebate).

Default Rate:	After any event of default and (other than with respect to overdue amounts) delivery of notice by the DIP Agent, the applicable interest rate for all DIP Loans will be increased to, and overdue interest, fees and other amounts (other than overdue principal) shall bear interest at 2.00% per annum above the rate otherwise applicable to such obligations.

Rate and Fee Basis:	All per annum rates shall be calculated on the basis of a year of 360 days. All amounts payable under this Term Sheet will be made in Dollars and, in any case, shall not be subject to counterclaim or set-off for, or otherwise be affected by, any claim or dispute relating to any other matter.

*     *     *     *     *

[2]	But in any case, to have a floor of 1.00%.

EXHIBIT D

Exit Facility Term Sheet

Quorum Health Corporation

Take-Back First Lien Facility Term Sheet

This term sheet (and the annex attached hereto) summarizes the principal terms of the Take-Back First Lien Facility.1

Borrower	Reorganized Quorum (“Quorum” or the “Borrower”)

Administrative Agent and Collateral Agent	To be agreed

Take-Back First Lien Term Facility

A senior secured term loan facility in an aggregate principal amount of approximately $785 million (comprised of (a) approximately $738 million of term loan obligations outstanding under the Existing First Lien Facility (the “Existing Term Loans”) and (b) approximately $47 million of revolving loan obligations outstanding under the Existing First Lien Facility (the “Existing Revolving Loans”) minus the aggregate amount of the Paydown (the “Take-Back First Lien Facility” and the term loans thereunder, the “Take-Back First Lien Term Loans”). The aggregate amount applied on the Plan Effective Date to repay in cash the obligations outstanding under the Existing First Lien Facility shall be the sum of (i) with respect to the Existing Term Loans, an amount no less than $50 million and no more than $100 million and (ii) with respect to the Existing Revolving Loans, an amount of principal equal to the same proportion of principal of the Existing Term Loans that is repaid (such amounts repaid pursuant to the foregoing clauses (i) and (ii) together, the “Paydown”).

Take-Back First Lien Term Loans Maturity Date	April 29, 2025

Amortization	0.25% of the principal amount of the Take-Back First Lien Facility as of the Plan Effective Date (as defined below), and commencing with the first full fiscal quarter after the Plan Effective Date, payable as of the last day of each fiscal quarter of the Borrower, with the remainder payable at maturity.

Interest	[2]Interest on the Take-Back First Lien Term Loans will accrue at a rate per annum equal to the sum of (i) the London interbank offered rate (“LIBOR”);[3] and (ii) a margin. Prior to the Covenant Effective Date, the margin will be equal to the applicable rate set forth in pricing level 8 prior, and on and after the Covenant Effective Date, will be based on the Borrower’s Secured Net Leverage Ratio (as calculated on a consolidated basis, with its restricted subsidiaries, the “SNLR”), as set forth in the below chart and determined for the most recent fiscal quarter for which financial statements are available immediately prior to such date:

	SNLR	Applicable Margin ($100M Paydown)	Applicable Margin (at least $75M Paydown)	Applicable Margin (at least $50M Paydown)
1	≤ 4.25x	600 bps	625 bps	650 bps
2	> 4.25x and ≤ 4.50x	625 bps	650 bps	675 bps
3	> 4.50x and ≤ 4.75x	650 bps	675 bps	700 bps
4	> 4.75x and ≤ 5.00x	675 bps	700 bps	725 bps
5	> 5.00x and ≤ 5.25x	700 bps	725 bps	750 bps
6	> 5.25x and ≤ 5.50x	725 bps	750 bps	775 bps
7	> 5.50x and ≤ 5.75x	750 bps	775 bps	800 bps
8	> 5.75x	775 bps	800 bps	825 bps

[1]

Capitalized terms used but not defined herein shall have the meaning ascribed to them in applicable Existing First Lien Facility Document (as defined herein). As used in this term sheet, the following terms shall have the following meanings: “Existing First Lien Facility Documents” means, collectively, (i) that certain credit agreement, dated as of April 29, 2016, as amended, supplemented, or modified from time to time, by and among the Company Parties as borrowers or guarantors, the lenders party thereto, and the administrative agent and collateral agent thereunder; and (ii) any agreements or documents related thereto or entered into or executed in connection therewith, in each case as amended, supplemented, or modified from time to time (and the principal amounts outstanding thereunder, the “Existing First Lien Facility”). “Take-Back First Lien Facility Agreement” means the credit agreement providing for the Take-Back First Lien Facility.

[2]

Accrued but unpaid interest on the loans outstanding under the Existing First Lien Facility shall be payable at the non-default contract rate applicable during the Chapter 11 Cases including on the dates such payments are due and payable thereunder (the next such payment being on April 30, 2020).

[3]	LIBOR calculation method to be consistent with Existing First Lien Facility Documents, with a 1.00% floor.

The interest on the Take-Back First Lien Term Loans will be payable at the end of the relevant Interest Period on terms consistent with the Existing First Lien Facility Documents.

After any event of default, with respect to any accrued and unpaid amounts that are past due (including accrued and unpaid interest that is past due), the applicable interest rate plus 2.00% per annum, which shall be payable on demand.

Security	Substantially consistent with the Existing First Lien Facility Documents, but (a) with thresholds to be revised as set forth in Annex I, (b) the equity interests of Non-Significant Subsidiaries and Permitted Syndication Subsidiaries to be pledged (subject to any restrictions in the relevant governing documents, after giving effect to any applicable anti-assignment provisions of the UCC), (c) to have the further assurances requirements subject to a deadline of 60 days (or such later date as reasonably agreed by the Administrative Agent), and (d) with control agreements required (i) only to the extent required under the Exit ABL Facility or (ii) after the Exit ABL Facility is paid in full and commitments terminated, at all times, subject to the same exclusions.

Guarantees	Substantially consistent with the Existing First Lien Facility Documents, but with thresholds to be revised as set forth in Annex I

Priority/Ranking	Substantially consistent with the Existing First Lien Facility Documents

Fees	150 basis points, based on the aggregate principal amount of the term loans of consenting lenders under the Existing First Lien Facility (after giving effect to the Paydown), to be paid in cash to the consenting term lenders party to the Take-Back First Lien Facility Agreement on the effective date of the plan of reorganization (the “Plan Effective Date”).

Optional Prepayments	The Take Back First Lien Term Facility may be prepaid, without any premium or penalty, other than set forth under “Call Protection” below.

Call Protection

Payable only on optional prepayments and mandatory prepayments from debt that is not permitted (with a separate premium on asset sales set forth separately below):

•  3.5% for optional prepayments made prior to October 1, 2021

•  1.5% for optional prepayments made on and after October 1, 2021, but prior to October 1, 2022

•  1% for optional prepayments made on and after October 1, 2022, but prior to October 1, 2023

Par for all prepayments made on and after October 1, 2023. There will be no call protection applicable to mandatory prepayments nor any amortization, except as expressly set forth below with respect to mandatory prepayments from the net cash proceeds of asset sales.

2

Excess Cash Flow Sweep	75%, with step-downs to 50%, 25%, and 0% at SNLR levels set at 5.00x, 4.50x and 4.00x, respectively, with the excess cash flow sweep commencing with the first full fiscal year after the Plan Effective Date, five (5) business days after delivery of the compliance certificate for such year.

Asset Sale Sweep

100%, with reinvestment rights in assets useful to the business (including capital expenditures, permitted acquisitions and other investments) so long as (i) Borrower has a SNLR of no greater than 4.75x at the time of the applicable sale (calculated on a pro forma basis for any specified transactions, based on the most recent four fiscal quarter period for which financials are required to be delivered) and (ii) any reinvestment is made within 12 months of the sale, with an additional 120 days after such 12 month period to the extent a commitment for such reinvestment is made within such 12 month period

Mandatory prepayments for assets sales (other than the asset sales specified as “Galesburg Cottage Hospital”, “Fannin Regional Hospital” and “Henderson County Community Hospital” to the consenting lenders under the Existing First Lien Facility) shall be subject to a premium of 1.0% on the amount of the net cash proceeds so applied, to the extent so applied (and not declined or reinvested) prior to July 1, 2021.

Conditions Precedent	The extensions of credit under the Take-Back First Lien Facility on the Plan Effective Date will be limited to customary conditions for facilities and transactions of this type; provided, such conditions will not include any conditions tied to any financial metric.

Documentation Principles	The definitive documentation for the Take-Back First Lien Facility (the “Facilities Documentation”) shall (i) be consistent with this term sheet and shall contain only those payments, conditions to borrowing, mandatory prepayments, representations, warranties, covenants and events of default expressly set forth in this term sheet (or annex thereto) applicable to the Borrower and its restricted subsidiaries, and be usual and customary for facilities of such kind and shall be based on (and give due regard to) the Existing First Lien Facility Documents, (ii) reflect the operational and strategic requirements of the Borrower and its subsidiaries, (iii) be subject to materiality qualifications and other exceptions that give effect to and/or permit the Cases, the Plan and the transactions contemplated thereby (and the payment of related fees and expenses) and (iv) be negotiated in good faith to finalize the Facilities Documentation as promptly as reasonably practicable (collectively, the “Documentation Principles”). Standards, qualifications, thresholds, exceptions, “baskets” and grace and cure periods shall be consistent with the Documentation Principles; provided that, the definition of a “Material Adverse Effect” shall include a carve-out for any effects directly resulting from COVID-19. Counsel for the Borrower shall initially draft the Facilities Documentation consistent with the Documentation Principles.

Representations and Warranties	Substantially consistent with the representations and warranties in the Existing First Lien Facility Documents and drafted in a manner consistent with the Documentation Principles, and to be satisfactory to the Borrower and the Required Lenders (but with solvency to be tested as of the Plan Effective Date).

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Financial Definitions:

As used in this term sheet, “Same Facility Adjusted EBITDA” means EBITDA adjusted to exclude the effect on EBITDA of hospitals sold or closed by the Reorganized Company as of the last day of the period for which the Reorganized Company’s Same Facility Adjusted EBITDA is calculated (or to be calculated) and further adjusted for the following add-backs:

(a)(i) unusual or non-recurring and/or one-time costs, expenses or losses (it being agreed costs and expenses from transition of transition services agreements shall be deemed to constitute costs and expenses under this clause (i)), (ii) restructuring costs, business optimization costs, and costs from implementation of cost saving initiatives and (iii) run-rate cost savings and synergies from a Permitted Acquisition or significant Asset Sale that have been realized or are reasonably expected to be realized in the 18 months following such acquisition or asset sale, including run rate cost savings adjusted in accordance with Reg S-X; provided that the aggregate amount added to Same Facility Adjusted EBITDA pursuant to (i) through (iii) of this clause (a), shall not exceed an aggregate cap of 20% of Same Facility Adjusted EBITDA in any period (it being agreed that such cap shall not apply to non-cash expenses),

(b) any expenses or costs (i) directly resulting from COVID-19 (excluding, for the avoidance of doubt, any lost revenue or other pro-forma adjustments) and/or (ii) costs and expenses (including legal and professional costs) related to the transactions contemplated by the Plan and costs related to the Cases (solely to the extent accrued on or prior to Plan Effective Date),

(c) settlement costs, the impairment of long lived assets and goodwill, net gain (or loss) on sale of hospitals, net loss on closure of hospitals, change in actuarial estimates, severance costs for certain headcount reductions, and executive severance,

(d) business interruption insurance that is received or amounts subject to reimbursement or indemnification, in each case, that are actually received and without double counting of all or any portion of the insured, reimbursed or indemnified amount which has already been added back in current or prior periods, and

(e) any other non-cash charges, write-downs, expenses, losses or items (including, but not limited to, medical malpractice and workers compensation reserves and similar reserves) reducing Consolidated Net Income during such period including any impairment charges or the impact of purchase accounting and including, for avoidance of any doubt, all non-cash charges (including charges to write down accounts receivable to net realizable value) associated with hospitals that have been sold, closed or otherwise disposed of; provided that (1) if any non- cash charge or other item referred to in this clause (e) represents an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Same Facility Adjusted EBITDA in such future period to such extent paid and (2) such non- cash charges, write- downs, expenses, losses or items may only be added back pursuant to this clause (e) to the extent reflected as a cost or expense on the Borrower’s statements of income (loss), and minus, without duplication, any (i) non-recurring gains added to the Borrower’s statement of income (loss) during such period and (ii) all cash payments made during such period on account of reserves or other non-cash charges added back pursuant this clause (e) in any previous period.

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Covenants

Limited to negative and affirmative covenants under the Existing First Lien Facility Documents and drafted in a manner consistent with the Documentation Principles, and to be satisfactory to the Borrower and the Required Lenders, but which will include the following changes (and with exceptions for transactions with affiliates to be agreed):

Financial Reporting

•   To provide for (a) delivery of annual audited financial statements within 90 days after the end of each fiscal year (120 days for the first fiscal year ending after Plan Effective Date) without qualification as to “going concern” (but which may include a “going concern” explanatory paragraph or a “going concern” qualification resulting solely from (i) an actual or potential covenant breach and (ii) any current debt maturity, in each case, under the Take-Back Exit Facility), (b) delivery of quarterly financials for the first three fiscal quarters of a fiscal year within 60 days (or 75 days for the first three applicable fiscal quarters ending after the Plan Effective Date), and in each case, accompanied by a management discussion and analysis, and (c) quarterly lender calls.

Financial Covenants

•Limited to a SNLR covenant, which shall not be applicable until July 1, 2021 (the “Covenant Effective Date”). Commencing on September 30, 2021, the Borrower’s SNLR shall not exceed the applicable maximum level set forth in the below chart:

Applicable Period	Maximum SNLR
Q3 2021 and Q4 2021	6.50x
Q1 2022	6.25x
Q2 2022	6.00x
Q3 2022	5.75x
Q4 2022	5.50x
Q1 2023	5.25x
Q2 2023 and thereafter	5.00x

•   The Borrower’s SNLR shall be tested quarterly as of the last day of each fiscal quarter of the Borrower ending on or after the fiscal quarter in which the Covenant Effective Date occurs and determined at the time of delivery of the compliance certificate for the applicable fiscal quarter.

•   The financial covenant will be subject to a customary equity cure (which shall be in the form of a cash contribution to common equity or issuance of cash common equity), which may be made during such fiscal quarter or after such fiscal quarter ends, but no later than ten (10) business days after the date the compliance certificates are required to be delivered for such fiscal quarter. There shall be no more than 5 equity cures over the life of the Take Back First Lien Facility, and no more than two equity cures in any four fiscal quarter period (which may be consecutive), and with no mandatory prepayment required with the proceeds of such equity cure (with the amount of such cure not exceeding the amount necessary to cause the financial covenant to be in compliance). Credit will not be given to any prepayment of debt with cure proceeds for subsequent fiscal quarters after the fiscal quarter in which the cure was made.

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Debt Incurrence

•   Incremental Amount. Incremental Amount to include (i) a ratio prong to incur first lien indebtedness set at 4.50x SNLR plus (ii) on and after the Covenant Effective Date, a free-and-clear basket equal to the greater of (x) 25% of the Borrower’s consolidated Same-Facility Adjusted EBITDA for the four fiscal quarter period immediately preceding the date of determination, as determined on a pro forma basis and (y) 25% of the Borrower’s consolidated Same-Facility Adjusted EBITDA as of the Plan Effective Date. Incremental Amount capacity shall be limited to indebtedness that is pari passu the Take-Back First Lien Term Loans and shall be subject to a customary 50 bps “MFN” provision to be agreed, with OID and upfront fees determined based on a four (4) year average life to maturity.

•   General Debt Basket: Limited to junior lien and unsecured debt, in an aggregate amount not to exceed the sum of (x) an unlimited amount subject to compliance with the Borrower’s Total Net Leverage Ratio (as calculated on a consolidated basis, with its restricted subsidiaries, the “TNLR”) as of the Plan Effective Date and (y) an amount of up to $100.0 million; provided that (1) such indebtedness, if secured, shall only be secured by the Collateral and if guaranteed, shall only be guaranteed by the Guarantors, (2) the rate of cash interest on such indebtedness shall not exceed the cash interest rate on the Take-Back First Lien Facility at the time such indebtedness is incurred and (3) to the extent such indebtedness has terms (other than margin, pricing, call protection, maturity (which shall be at least 6 months outside the Take-Back First Lien Facility maturity), fees and other economics and prepayment and redemption terms) that are more restrictive than those set forth in the Take-Back First Lien Facility (as reasonably determined by the Borrower), then such covenants must be added for the benefit of the Take-Back First Lien Facility to the extent such indebtedness is outstanding (which covenants may be in the form of a supplement to the Take-Back First Lien Facility signed by the Borrower and delivered to the Administrative Agent, and will not require the consent of the Administrative Agent or any Lender);

•   HUD Loans. Loans from the U.S. Department of Housing and Urban Development (and Liens securing such loans) shall be permitted (such loans, the “HUD Loans”); provided that, (u) the borrower of such HUD Loans (the “HUD Loan Borrower”) shall not have or incur any other indebtedness for borrowed money (other than Government Loans and Ordinary Course Loans), (v) all proceeds of such HUD Loans shall be subject to a mandatory prepayment of the Take-Back First Lien Term Loans, (w) the Lenders agree to promptly release any liens on assets of, and guarantees (and other obligations) of, the HUD Loan Borrower, (x) any such loan shall be subject to a minimum LTV ratio of 67.5% utilizing the valuation methodology from the appraisal, in each case, actually utilized by HUD, to set the “value” for LTV calculation purposes, (y) the Borrower shall deliver such HUD utilized appraisal and such other information reasonably requested by the Lenders and (z) the equity interests of the HUD Loan Borrower shall continue to be pledged to the Take-Back First Lien Facility to the extent required to be pledged by the holder of such equity interests.

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•   Permitted Real Estate Indebtedness. Other single-asset real estate debt provided by non-affiliates, with incurrence (other than HUD Loans and Sale Leasebacks) subject to a minimum LTV ratio of 75% and an aggregate maximum cap of $50.0 million, each based on appraised property value; provided that, (w) all proceeds of such loans shall be subject to a mandatory prepayment of the Take-Back First Lien Term Loans, (x) the Lenders agree to promptly release any liens on such real estate asset, (y) the borrower of such loans shall not have or incur any other indebtedness for borrowed money (other than Government Loans and Ordinary Course Loans) and (z) the equity interests of such borrower shall continue to be pledged to the Take-Back First Lien Facility to the extent required to be pledged by the holder of such equity interests.

•   Government Loans. Indebtedness and liens in the form of government backed loans (including through government backed programs administered by third party lenders) specific to epidemics and pandemics (“Government Loans”); provided that, the proceeds thereof must be used solely for working capital purposes, including the payment of operating expenses (and the borrower thereof shall provide supporting financial information upon reasonable request, no more frequently than once per quarter).

•   ABL Facility. Indebtedness for any asset based facility in an aggregate amount not to exceed $162.5 million (plus over-advances or protective advances); provided that any use of the Permitted Receivables Transaction Basket set forth in Annex I shall reduce this ABL Facility basket on a dollar-for-dollar basis.

Ratings Covenant

•   With respect of the Borrower, use commercially reasonable efforts to maintain a public rating (but not a specific rating) in respect of the Take-Back First Lien Facility from each of S&P and Moody’s.[4]

Other

•   Other Baskets, in accordance with the Documentation Principles, but amended as set forth in Annex I

Performance Metric for Leverage Threshold Determinations	In each instance where the Existing First Lien Facility Documents refer to “Consolidated EBITDA,” the Take-Back First Lien Facility Documents shall refer to “Same-Facility Adjusted EBITDA.” Thresholds to remain unchanged, but “Same-Facility Adjusted EBITDA” to be calculated as set forth above.

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Events of Default	Limited to those in the Existing First Lien Facility Documents, but to include a cross-default (after giving effect to any applicable grace periods) to any existing ABL Facility (other than with respect to any financial covenant contained in such ABL Facility) and drafted in a manner consistent with the Documentation Principles, and to be satisfactory to the Borrower and the Required Lenders, with thresholds as specified in Annex I.

Amendment/Modification/Waiver Consent Thresholds	Based on (and giving due regard to) the Existing First Lien Facility Documents and drafted in a manner consistent with the Documentation Principles, and to be satisfactory to the Borrower and the Required Lenders.

Cost and Yield Protection	Based on (and giving due regard to) the Existing First Lien Facility Documents and drafted in a manner consistent with the Documentation Principles, and to be satisfactory to the Borrower and the Required Lenders.

Assignments and Participations; Buybacks	Based on (and giving due regard to) the Existing First Lien Facility Documents and drafted in a manner consistent with the Documentation Principles, and to be satisfactory to the Borrower and the Required Lenders, but in any case, to require the consent of the Borrower for any assignment prior to a payment or bankruptcy (of the Borrower) event of default (and with ten business day deemed assignment provisions), and the Take-Back First Lien Facility Documents to include Disqualified Institutions list provisions, and customary remedies for Disqualified Persons. There shall be no consent of the Borrower required for assignments to existing lenders, their affiliates or any approved funds thereof.

To allow for Dutch auctions (but not non-pro rata open market purchase), and customary affiliated lender / debt fund affiliate provisions. Debt fund affiliates will not be subject to a cap (other than a 49.9% cap when determining Required Lenders). There will be an aggregate cap to be agreed on Take-Back First Lien Term Loans that may be acquired by Affiliates of the Borrower (other than debt fund affiliates) from third-party lenders (exclusive of loans held by such Affiliates as of the Plan Effective Date).

Defaulting Lenders	Usual and customary for facilities and transactions of this type

Expenses and Indemnification	Usual and customary for facilities and transactions of this type

Governing Law and Forum	New York

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Annex I to Take Back First Lien Facility Term Sheet

Baskets and Thresholds

	Issue	Agreed Terms
	A. Definitions/Timing/ Mechanics/ Specific Provisions

1.	Tort Claim Threshold	$1,000,000

2.	Material Fee-Owned Real Property	$5,000,000

3.	Non-Significant Subsidiary Threshold	$10,000,000 for any Subsidiary Total assets of all Non-Significant Subsidiaries must not exceed 5.0% of the total assets of the Borrower and the Subsidiaries at any time

4.	Material Indebtedness Threshold (Change of Control, Cross-Default, Invalid Subordination, Pari Passu Debt with final maturity within 91 days and judgment/unperfected security interest EoD)	$27,500,000

5.	Available Amount

•   Available Amount building from first year for which Excess Cash Flow sweep applies (FY 21) (based on retained Excess Cash Flow);

•   SNLR governors set at 4.25x for dividends on, and repurchases of, the Borrower’s equity (“Restricted Payments”) and 4.75x for prepayment of junior lien or unsecured debt with required outside maturity dates (“Restricted Debt Payments”);

•   No leverage test for use of Available Amount for investments, but in the case of investments in non-Loan Parties, subject to the Non-Loan Party Conditions; and

•   Declined proceeds from asset sales only build Available Amount on and after Covenant Effective Date

6.	Pro Forma Calculations (§1.03)	$37,500,000

7.	Borrowing Minimum (§2.02(a))	$10,000,000/$1,000,000 for Incremental Term Loans

8.	Affirmative Covenants—Compliance Certificate (§5.04(c))

Provide reasonable detail with respect to any Permitted Acquisition consummated during the preceding quarter for total consideration in excess of $25,000,000

Provide identity and value of any Hospital acquired in fee during the preceding quarter if FMV is in excess of $5,000,000

9.	Affirmative Covenants—ERISA Event (§5.09)	Remove $10,000,000 threshold and add Material Adverse Effect qualifier for ERISA Events
	B. Debt (not otherwise specified in the term sheet)

10.	Debt to finance the improvement of fixed or capital assets and Capital Lease/Synthetic Lease Obligations (§6.01(d) and (e))	$37,500,000

11.	Foreign Subsidiary Debt (§6.01(k))	$20,000,000

12.	Letters of Credit (§6.01(p))	$15,000,000

	Issue	Agreed Terms
C. Liens

13.	General Basket (§6.02(x))	To match general debt basket

14.	Secure debt to finance Permitted Acquisitions (§6.02(aa))	To match proposed secured ratio debt baskets in the term sheet

D. Investments

15.	Non-Loan Parties	$25,000,000, but subject to the Non-Loan Party Conditions

16.	Permitted Acquisitions (§6.04(h))	Capacity to do permitted acquisitions uncapped; provided that (1) if consideration exceeds $50,000,000, requires compliance with the then applicable financial covenant and (2) consideration paid for foreign subsidiaries cannot exceed $10,000,000 and (3) but in the case of a Permitted Acquisition of non-Loan Parties, subject to the Non-Loan Party Conditions

17.	Permitted Joint Ventures (§6.04(i) and definition of “Permitted Joint Venture”)	(i) currently existing Permitted Joint Ventures and (ii) $100,000,000 for Permitted Joint Ventures after the Plan Effective Date, provided that any Investment in a Permitted Joint Venture in excess of $30,000,000 shall be subject to compliance with SNLR of 6.50:1.00.

18.	Captive Insurance Subsidiaries (§6.04(q))	Retain

19.	Ratio-based basket for Investments	Subject to achieving a SNLR of 4.00x, but in the case of investments in non-Loan Parties, subject to the Non-Loan Party Conditions

20.	General Basket (§6.04(z))	$37,500,000, but in the case of investments in non-Loan Parties, subject to the Non-Loan Party Conditions

21.	Non-Loan Party Conditions

Following the Plan Effective Date, the following conditions (the “Non-Loan Party Conditions”) shall also apply to a Permitted Joint Venture Subsidiary, Permitted Syndication Subsidiary and any Investment in, or Disposition involving, non-Loan Parties in each case, by Loan Parties) including a Permitted Syndication Transaction or Permitted Interest Transfer and/or an investment in a Permitted Joint Venture Subsidiary or Permitted Syndication Subsidiary:

•   No Permitted Joint Venture (to the extent the Borrower maintains control thereof) or Permitted Syndication Subsidiary shall be permitted to incur debt for borrowed money (other than (i) ordinary course working capital facilities or local lines up to $10,000,000 per entity (“Ordinary Course Loans”) and (ii) subject to the restrictions set forth in this term sheet, Real Estate Indebtedness, HUD Loans and Government Loans)

•   No Investment shall be permitted unless made for legitimate purposes and each Permitted Joint Venture must be a bona fide joint venture with a non-Affiliate

•   The aggregate amount of investments made by Loan Parties in non-Loan Parties (other than investments made in the ordinary course for cash management purposes) pursuant to each of the Non-Loan Parties Basket, the general investments basket and the ratio-based basket for investments, and investments using the Available Amount, together with an acquisition by Loan Parties of Acquired Entities that do not become Loan Parties, shall not at any time exceed $25,000,000.

Notwithstanding anything to the contrary in the foregoing, Dispositions to a non-Loan Party pursuant to the general asset sales basket shall be permitted.

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	Issue	Agreed Terms
	E. Asset Sales

22.	General Basket (§6.05(b)(i))

•   Provides for Asset Sale basket (including unlimited sale-lease backs with non-affiliates and other non-ordinary course dispositions), (x) with 100% of such proceeds (including from sale-lease backs) subject to the mandatory prepayment provisions and (y) requiring at least 75% cash or cash equivalent consideration (which shall be deemed to include any debt obligations of the borrower and its restricted subsidiaries that are cancelled, released or forgiven)

•   Borrower only retains and builds Available Amount from declined asset sale mandatory prepayments after the Covenant Effective Date; otherwise, declined proceeds to be retained by the Borrower

•   The carve-outs for non-cash consideration from the Existing First Lien Facility Documents shall be retained in the Take-Back First Lien Facility but with Designated Non-Cash Consideration reduced as set forth below

23.	Other Baskets:	“Asset Sales” to retain carve-outs for receivables facilities, Permitted Interest Transfers, donations to Governmental Authorities or charities and the de-minimis basket subject to such caps listed in lines 29-31 below.

24.	Permitted Receivables Transaction (§6.05(b)(ii))	To match basket for ABL Facility

25.	Permitted Syndication Transaction (§6.05(b)(iii))	$30,000,000

26.	Permitted Interest Transfer (§6.05(b)(iv) and definition of “Permitted Interest Transfer”)	$75,000,000

27.	Dispositions in connection with Hospital closures (§6.05(x))	$10,000,000 in any fiscal year

28.	Donations (clause (ii) of definition of “Asset Sale”)	$7,500,000

29.	Receivables (clause (iv) of definition of “Asset Sale”)	$25,000,000

30.	De Minimis Amount (clause (xii) of definition of “Asset Sale”)	$15,000,000

31.	Designated Non-Cash Consideration (§6.05 last paragraph, clause (v))	$20,000,000

32.	Sale Leasebacks	Permitted and uncapped so long as with non-affiliates and the proceeds are applied to prepay the loans.

	F. Restricted Payments

33.	Restricted Payment Leverage Requirement	Any discretionary Restricted Payments (but not reimbursement of expenses, ordinary course tax or general expense reimbursement related distributions and indemnification payments) shall be subject to achieving a SNLR of 4.50x

34.	Repurchase of Equity (§6.06(a)(iii))	$10,000,000

35.	Ratio-based basket for Restricted Payments	Subject to achieving a SNLR of 3.00x

	G. Payments of Subordinated Debt

36.	General Basket (§6.09(b)(i))	$15,000,000

37.	Ratio-based basket for Restricted Debt Payments	Subject to achieving a SNLR of 3.50x

	H. Other

38.	Practice Guarantees (§6.10)	$37,500,000

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EXHIBIT E

QHC Litigation Trust Term Sheet

The following is intended to summarize certain basic terms of the proposed QHC Litigation Trust Agreement. The terms set forth herein are subject in all respects to the negotiation, execution, and delivery by all necessary parties of legally binding definitive documentation.

TERM SHEET

QHC LITIGATION TRUST

On the Effective Date, a litigation trust (the “QHC Litigation Trust” or “Trust”) will be established for the benefit of Holders of Senior Notes Claims (the “Noteholders”) in connection with the Debtors’ Joint Prepackaged Chapter 11 Plan of Reorganization (the “Plan”).1 The Trust will be governed by a litigation trust agreement (the “QHC Litigation Trust Agreement”). The following term sheet (“Term Sheet”) contains the proposed, material terms relating to the QHC Litigation Trust Agreement. This Term Sheet is not legally binding, is not a complete list of all terms and conditions relating to the QHC Litigation Trust Agreement and is subject to change.

Trust Purpose	The primary purpose of the Trust is to maximize the QHC Litigation Trust Assets to the greatest extent possible for the benefit of the Trust beneficiaries.

Financing

All funding for the trust shall be borne by Contributing Noteholders. There shall be no funding provided by the Debtors or Reorganized Debtors.

The initial trust funding amount (the “Initial Funding”) shall be determined by the Trust Board (as defined herein).

Each Noteholder shall have the opportunity to fund its pro rata portion of the Initial Funding (the “Initial Pro Rata Allocation”).

If any Noteholder declines to fund its Initial Pro Rata Allocation, the other Noteholders shall be entitled to fund the unfunded portion on terms to be determined by the Trust in an amount equal to their pro rata interest in the unfunded amount, which shall be calculated based only on the holdings of the Noteholders that fund their Initial Pro Rata Allocation and elect to fund the unfunded amount.

The amounts funded by the Initial Pro Rata Allocations shall be paid back in full by the Trust before any other Trust distributions may be made to Noteholders; provided that the Initial Funding shall be entitled to preferred return on terms approved by the Trust Board and noticed to all Noteholders in connection with the Initial Funding requests.

The Trust Board Members (as defined herein) shall be authorized to seek supplemental or alternative funding for the Trust in the event that the Noteholders do not fund their respective Initial Pro Rata Allocation, or if the Trust Board Members determine at any time that additional funding is necessary.

The Initial Funding shall occur no later than September 30, 2020, at which time the Trust shall begin its investigation of, and prepare to pursue, if determined by the Trust Board to be appropriate, the QHC Litigation Trust Causes of Action; provided that the Trust shall not commence any litigation with respect to such investigation until on or after September 30, 2021.

[1]	Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Plan.

Governance

The Trust shall be governed by a board of directors (or other applicable governing body) (the “Trust Board”) consisting of: (i) one board member appointed by KKR Credit Advisors (US) LLC (“KKR”), (ii) one board member appointed by Davidson Kempner Capital Management LP (“DK”), and (iii) one board member jointly appointed by a majority of GoldenTree Asset Management LP (“GoldenTree”), York Capital Management Global Advisors, LLC (“York”), Oakhill Advisors LP (“Oakhill”), and the Goldman Sachs Group Inc. (“Goldman”) (collectively, the “Trust Board Members”).

In the event that KKR or DK no longer hold at least 25 percent of the aggregate beneficial interests in the Trust, then KKR or DK (as applicable) shall resign from the Trust Board, and any party that holds at least 25 percent of the aggregate interests in the Trust shall be permitted to appoint a Trust Board Member to the Trust Board; provided that the same restriction shall apply to any Trust Board Member appointed pursuant to this provision; provided, further, that if the resignation or appointment of any such Trust Board Member pursuant to this provision results in an even number of Trust Board Members on the Trust Board, then the remaining Trust Board Members shall jointly appoint another Trust Board Member.

Decisions by the Trust Board shall not require approval by the Bankruptcy Court; provided that the Bankruptcy Court shall retain jurisdiction to resolve any disputes concerning governance of the Trust or liquidation of the QHC Litigation Trust Assets.

All decisions by the Trust Board shall be made by a simple majority vote.

The Trust Board shall appoint a trustee (the “Trustee”) to manage the day-to-day activities of the Trust, subject to the oversight of the Trust Board.

Liability of Board Members

The Trust Board Members shall be exculpated and indemnified by the Trust to the fullest extent permitted under applicable law.

The Trust Board shall be authorized to purchase any insurance policies for the protection of the Trust Board Members, the Trustees, or any professionals employed by the Trust that the Trust Board deems necessary or advisable.

Contribution of Creditor Claims

All Consenting Noteholders (as defined in the Restructuring Support Agreement) shall assign to the Trust any prepetition Cause of Action relating to their respective Senior Notes and arising under or based on state, federal, or common law (including but not limited to fraudulent transfer, fraudulent conveyance, voidable transaction law, any statute limiting or prohibiting transfers to shareholders, and alter ego) to the fullest extent permitted by applicable law (each, a “Contributed Claim”).

The Trust shall notify the Consenting Noteholders of the Contributed Claims, if any, that it intends to pursue no later than August 30, 2021. Such information shall be subject to a common interest privilege, and the Consenting Noteholders shall be obligated to keep the information confidential until the Trust commences litigation.

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Following August 30, 2021, a Consenting Noteholder may request that the Trust assign a Contributed Claim identified by such Consenting Noteholder that the Trust has determined not to pursue back to the Consenting Noteholder, and the Trust shall effectuate such assignment no later than ten (10) calendar days after the request is made.

Distributions	The Trust shall distribute any proceeds from the liquidation of the QHC Litigation Trust Assets to Noteholders as expeditiously as practicable; provided that (i) the amounts funded by the Initial Pro Rata Allocation shall be repaid in full by the Trust before any other distributions may be made to Noteholders and shall be entitled to a preferred return determined by the Trust Board, and (ii) for so long as material QHC Litigation Trust Assets are held by the Trust, the Trust shall at all times maintain a reserve to fund Trust expenses in an amount to be determined (the “Trust Reserve”), or such other amount as may be agreed upon by the Trust Board.

Privilege	As of the Effective Date, all work product, attorney-client, or other privilege (collectively, the “Privileges”) held by the Debtors (including by the Debtors’ board of directors or any committee appointed by the Debtors’ board of directors) and applies to any information relating to a QHC Litigation Trust Asset shall transfer to and be held exclusively by the Trust, and the decision to waive any such Privilege shall belong exclusively to the Trust.

Transfer of Information and Cooperation

The Debtors and Reorganized Debtors shall preserve all information relating to QHC Litigation Trust Assets in their possession, custody, or control.

Following the Effective Date, the Trust shall be entitled to copies of any information relating to QHC Litigation Trust Assets in the possession, custody, or control of the Reorganized Debtors, and the Reorganized Debtors shall cooperate with the Trust to ensure that the Trust is provided with full access to such information, including by arranging for the Trust to have access to and be permitted to interview Reorganized Debtor employees who have such information.

Sale/Assignment Restrictions	Absent unanimous consent of the Trust Board, no trust beneficiary may sell or assign (including via participation or TRS) its beneficial interest to an entity or individual (including such entity’s or person’s affiliates) in the same industry as the Debtors, that owns a 10 percent or greater interest in an entity in the same industry as the Debtors, or is likely to be a defendant in any action commenced by the Trust.

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